EXECUTION COPY



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                                CREDIT AGREEMENT



                             Dated as of May 4, 2000


                                      among


                         WVF-I LLC, as Initial Borrower,


                     Any Additional Borrowers Party Hereto,


                          WINSTAR COMMUNICATIONS, INC.,


                            The Lenders Party Hereto,


                              THE BANK OF NEW YORK,
                              as Collateral Agent,


                                       and

                            LUCENT TECHNOLOGIES INC.,
                             as Administrative Agent



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                            [Reference No. 7725-064]
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                                TABLE OF CONTENTS


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                                                                                           Page

                                                ARTICLE I

                                               Definitions

SECTION 1.01.  Defined Terms................................................................1
SECTION 1.02.  Classification of Loans and Borrowings......................................41
SECTION 1.03.  Terms Generally.............................................................41
SECTION 1.04.  Accounting Terms............................................................42


ARTICLE II

         The Loans

SECTION 2.01.  Commitments.................................................................42
SECTION 2.02.  Loans and Borrowings........................................................42
SECTION 2.03.  Requests for Borrowings.....................................................43
SECTION 2.04.  Funding of Borrowings.......................................................45
SECTION 2.05.  Interest Elections..........................................................46
SECTION 2.06.  Termination and Reduction of Commitments....................................48
SECTION 2.07.  Repayment of Loans; Evidence of Debt........................................49
SECTION 2.08.  Amortization of Loans.......................................................50
SECTION 2.09.  Prepayment of Loans.........................................................50
SECTION 2.10.  Fees........................................................................51
SECTION 2.11.  Interest....................................................................52
SECTION 2.12.  Alternate Rate of Interest..................................................53
SECTION 2.13.  Increased Costs.............................................................53
SECTION 2.14.  Break Funding Payments......................................................54
SECTION 2.15.  Taxes.......................................................................55
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.................58
SECTION 2.17.  Mitigation Obligations; Replacement of Lenders..............................60
SECTION 2.18.  Refinancing Requirement.....................................................61
SECTION 2.19.  Conversion Notes............................................................63
SECTION 2.20.  Replacement Borrowers.......................................................64
SECTION 2.21.  Borrower Payment Allocations................................................66
SECTION 2.22.  Mandatory Assignment of Loans...............................................67


ARTICLE III

         Representations and Warranties

SECTION 3.01.  Corporate Organization and Power............................................69
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                                        i
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
SECTION 3.02.  Subsidiaries................................................................69
SECTION 3.03.  Corporate Authority.........................................................69
SECTION 3.04.  Binding Obligation..........................................................70
SECTION 3.05.  Litigation; Labor Controversies.............................................70
SECTION 3.06.  Governmental Approvals; No Conflicts........................................70
SECTION 3.07   Financial Condition.........................................................71
SECTION 3.08.  Taxes.......................................................................71
SECTION 3.09.  Margin Regulations; Margin Stock............................................72
SECTION 3.10.  Compliance with ERISA.......................................................72
SECTION 3.11.  Investment Company and Holding Company Status...............................73
SECTION 3.12.  Properties and Licenses.....................................................73
SECTION 3.13.  Telecommunications Business and Telecommunications Licenses.................73
SECTION 3.14.  Investments.................................................................74
SECTION 3.15.  Compliance with Laws and Charter Documents..................................74
SECTION 3.16.  Environmental Protection....................................................75
SECTION 3.17.  Insurance...................................................................76
SECTION 3.18.  Compliance with Agreements..................................................76
SECTION 3.19.  Full Disclosure.............................................................76
SECTION 3.20.  Supply Agreement............................................................76
SECTION 3.21.  Security Documents..........................................................77


                                                ARTICLE IV

                                                Conditions

SECTION 4.01.  Effective Date..............................................................77
SECTION 4.02.  First Borrowing.............................................................79
SECTION 4.03.  Each Borrowing..............................................................81
SECTION 4.04.  Replacement Borrower........................................................81
SECTION 4.05.  Released Borrower...........................................................84


                                                ARTICLE V

                                          Affirmative Covenants

SECTION 5.01.  Financial Statements; Compliance Certificates...............................84
SECTION 5.02.  Corporate Existence.........................................................86
SECTION 5.03.  Conduct of Business.........................................................86
SECTION 5.04.  Taxes.......................................................................86
SECTION 5.05.  Insurance...................................................................87
SECTION 5.06.  Inspection..................................................................87
SECTION 5.07.  Maintenance of Records......................................................87
SECTION 5.08.  Maintenance of Property.....................................................88
SECTION 5.09   ERISA.......................................................................88
SECTION 5.10.  Notice of Adverse Developments..............................................89
SECTION 5.11.  Environmental Matters.......................................................90
SECTION 5.12.  Interest Rate Protection....................................................90
SECTION 5.13.  Measurement Date............................................................90
SECTION 5.14.  Information Regarding Collateral............................................91
SECTION 5.15.  Casualty and Condemnation...................................................92


                                       ii
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
SECTION 5.16.  Temporary Restricted Subsidiaries...........................................93
SECTION 5.17.  Leasing of Collateral.......................................................93


                                                ARTICLE VI

                                            Negative Covenants

SECTION 6.01.  Limitation on Indebtedness..................................................93
SECTION 6.02.  Limitations on Mergers, Consolidations and Sales of Assets..................98
SECTION 6.03.  Limitations on Liens........................................................99
SECTION 6.04.  Investments, Acquisitions, Loans, Advances and Guaranties..................102
SECTION 6.05.  Dividends, Purchase of Stock...............................................108
SECTION 6.06.  Use of Proceeds............................................................110
SECTION 6.07.  Phase 1 Financial Covenants................................................110
SECTION 6.08.  Phase 2 Financial Covenants................................................113
SECTION 6.09.  Consolidated Senior Debt to Consolidated Annualized EBITDA.................115
SECTION 6.10.  EBITDA to Consolidated Debt Service........................................116
SECTION 6.11.  Certain Prepayments of Indebtedness........................................116
SECTION 6.12.  Amount of Bank Facilities..................................................116
SECTION 6.13.  Use of Collateral..........................................................117
SECTION 6.14.  Activities of Borrower.....................................................120


                                               ARTICLE VII

                                            Events of Default


                                               ARTICLE VIII

                                                The Agents


                                                ARTICLE IX

                                              Miscellaneous

SECTION 9.01.  Notices....................................................................126
SECTION 9.02.  Waivers; Amendments........................................................127
SECTION 9.03.  Expenses; Indemnity; Damage Waiver.........................................128
SECTION 9.04.  Successors and Assigns.....................................................130
SECTION 9.05.  Survival...................................................................133
SECTION 9.06.  Counterparts; Integration; Effectiveness...................................134
SECTION 9.07.  Severability...............................................................134
SECTION 9.08.  Right of Setoff............................................................134
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.................135
SECTION 9.10.  WAIVER OF JURY TRIAL.......................................................136
SECTION 9.11.  Headings...................................................................136
SECTION 9.12.  Confidentiality............................................................136
SECTION 9.13.  Interest Rate Limitation...................................................137
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                                       iii
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                                                ARTICLE X

                                               Subsidiaries
SECTION 10.01.  Restricted Subsidiaries...................................................137
SECTION 10.02.  Principal Subsidiaries....................................................140
SECTION 10.03.  Designated Foreign Subsidiaries...........................................141
SECTION 10.04.  Temporary Restricted Subsidiaries.........................................142
SECTION 10.05.  Administrative Agent Duties...............................................142
SECTION 10.06.  Additional Subsidiaries...................................................142
SECTION 10.07.  Designation of Subsidiaries Under Bank Credit Agreement...................142
SECTION 10.08.  Conversions Upon Prepayment...............................................142
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EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Conversion Agreement
Exhibit C -- Form of Conversion Indenture
Exhibit D -- Form of Equipment Owner Agreement
Exhibit E -- Form of Equipment User Agreement
Exhibit F -- Form of Guarantee Agreement
Exhibit G -- Form of Perfection Certificate
Exhibit H -- Form of Pledge Agreement
Exhibit I -- Form of U.S. Security Agreement
Exhibit J -- Form of Compliance Certificate


                                   SCHEDULES:

Schedule 2.01       -    Commitments
Schedule 3.02       -    Subsidiaries
Schedule 3.05A      -    Litigation
Schedule 3.05B      -    Labor Controversies
Schedule 3.07       -    Material Adverse Changes
Schedule 3.13A      -    Telecommunications Licenses
Schedule 3.13B      -    Adverse Events Affecting Licenses
Schedule 3.14       -    Investments
Schedule 4.01       -    Post-Restructuring Parent Subsidiaries
Schedule 6.01       -    Existing Indebtedness
Schedule 6.03       -    Existing Liens
Schedule 6.13       -    Customer Premises Collateral


                                       iv

                                    CREDIT AGREEMENT dated as of May 4, 2000,
                           among WVF-I LLC, a Delaware limited liability company, as Initial Borrower, any additional Borrowers party hereto, WINSTAR COMMUNICATIONS, INC., a Delaware corporation, the LENDERS party hereto, THE BANK OF NEW YORK, as Collateral Agent, and LUCENT TECHNOLOGIES INC., as Administrative Agent.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquired Indebtedness" means Indebtedness of any Person outstanding on the date on which such Person is acquired, by merger or otherwise (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person was acquired).

                  "Adjusted Gross PP&E" means gross property, plant and equipment of the Consolidated Group on a consolidated basis less (i) the Loans then outstanding, (ii) Non- Fiber Capital Lease Obligations for the Consolidated Group on a consolidated basis and (iii) the gross property, plant and equipment of the Principal Subsidiaries and Designated Foreign Subsidiaries on a consolidated basis to the extent that such gross property, plant and equipment exceeds 10% of the gross property, plant and equipment of the Consolidated Group on a consolidated basis.

                  "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means Lucent, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" of any specified Person means:

                  (i) any other Person, directly or indirectly, controlling or controlled by; or

                  (ii) under direct or indirect common control with

such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have the meaning correlative to the foregoing.

                  "Affiliated Equipment User" means any Equipment User that is an Affiliate of the Parent (including any Restricted Subsidiary) or with which the Parent or a Restricted Subsidiary has entered into an agreement to provide management or operating services.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Margin" means, for any day, (a) with respect to any ABR Loan, a rate per annum equal to 3.75% prior to October 1, 2000, or 2.75% on and after October 1, 2000, or (b) with respect to any LIBOR Loan, a rate per annum equal to 4.75% prior to October 1, 2000, or 3.75% on and after October 1, 2000; provided that the "Applicable Margin" will be increased during any Refinancing Period in accordance with Section 2.18.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of the Borrowers and Administrative Agent if required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Availability Termination Date and the date of termination of the Commitments.

                  "Availability Termination Date" means December 31, 2004.

                  "Available Commitment" means, with respect to each Lender, its Commitment; provided that the aggregate "Available Commitments" of the Lucent Lenders shall not at any time exceed the excess, if any, of $1,000,000,000 over the aggregate principal amount of outstanding Lucent Loans and Lucent Conversion Notes at such time. At any time when there is more than one Lucent Lender with a Commitment and the "Available Commitments" of the Lucent Lenders are limited as a result of the foregoing proviso, the aggregate "Available Commitments" of the Lucent Lenders may be allocated between the Lucent Lenders as agreed between such Lucent Lenders. For purposes of this definition, if a Lender that is not a Lucent Lender has a Commitment that, when funded, would result in a Lucent Loan, then such Lender shall be deemed to be a Lucent Lender solely for purposes of determining the extent to which such Commitment is an Available Commitment.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                  (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

                  (ii) the sum of all such payments.

                  "Bank Agent" means The Bank of New York in its capacity as administrative agent under the Bank Credit Agreement.

                  "Bank Borrower" means WCI Capital Corp., a Delaware corporation.

                  "Bank Collateral" means any and all "Collateral", as defined in the Bank Credit Agreement.

                  "Bank Credit Agreement" means the Revolving Credit and Term Loan Agreement dated as of May 4, 2000, among the Parent, the Bank Borrower, the Bank Lenders, the Bank Agent and Bank L/C Issuer, the guarantors party thereto, Citicorp North America, Inc., as syndication agent, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents thereunder.

                  "Bank Credit Documents" means the Bank Credit Agreement and the other "Credit Documents", as defined in the Bank Credit Agreement.

                  "Bank L/C Issuer" means any bank that is an issuer of letters of credit under the Bank Credit Agreement.

                  "Bank Lenders" means, collectively, the "Lenders", as defined in the Bank Credit Agreement.

                  "Bank Loan Parties" means the Parent, the Bank Borrower and the Restricted Subsidiaries.

                  "Bank Loans" means any loans made pursuant to the Bank Credit Agreement.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Board of Directors" of any Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Bond Notes" means notes issued pursuant to the Bond Notes Offering.

                  "Bond Notes Offering" means the issuance of notes on April 10, 2000, by the Parent.

                  "Borrowers" means the Initial Borrower and any Replacement Borrowers, but excluding any Released Borrowers.

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                  "Borrowing" means a Loan or group of Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Designated Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Cash Capital Expenditures" means capital expenditures of the Consolidated Group on a consolidated basis including, without duplication, the acquisition of licenses for radio spectrum for cash (less additions to Capital Lease Obligations from Fiber Capital Lease Obligations) plus cash payments made with respect to Fiber Capital Lease Obligations, excluding (i) expenditures of Net Available Cash reinvested in Telecommunications Assets as provided in
Section 2.06(c)(iii) of the Bank Credit Agreement, (ii) expenditures of net proceeds from casualty and condemnation reinvested in Telecommunications Assets as provided in Section 2.06(c)(ii) of the Bank Credit Agreement, and (iii) capital expenditures resulting from the swap or exchange of existing Telecommunications Assets for other Telecommunications Assets.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause
         (i) any such person shall be deemed to have "beneficial ownership" of all shares that any person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Parent; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Parent than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Parent (for the purposes of this clause (i), such other person shall be deemed beneficially to own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

                  (ii) individuals who on the Effective Date constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of 66-2/3% of the directors of the Parent then still in office who were either directors on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

                  (iii) the adoption of a plan relating to the liquidation or dissolution of the Parent; or

                  (iv) the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent, or the sale of all or substantially all the assets of the Parent (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in the Security Agreements.

                  "Collateral Agent" means The Bank of New York in its capacity as collateral agent for the Secured Parties (as defined in the Security Documents) under the Security Documents.

                  "Collateral Cost" means, with respect to any property or asset, the Purchase Price attributable to such property or asset, determined by reference to Lucent's invoice therefor, disregarding amounts attributable to installation and related services, other intangibles and sales taxes.

                  "Collateral Prepayment Amount" means, with respect to any Collateral Trigger Event an amount equal to the product of (a) the sum of the aggregate principal amount of the Loans outstanding at the time, multiplied by
(b) a fraction, the numerator of which shall be the total Collateral Cost of the properties or assets that are the subject of the applicable Collateral Trigger Event, and the denominator of which shall be the total

Collateral Cost of all properties and assets constituting Collateral immediately prior to such Collateral Trigger Event; provided that if a Collateral Trigger Event described in clause (b) of the definition of "Collateral Trigger Event" occurs and if the applicable Borrower has replaced the affected property or asset as contemplated by the proviso to the definition of "Collateral Trigger Event", but the replacement property or assets do not have a value equivalent to or greater than the property or asset that was the subject of such Collateral Trigger Event (determined immediately prior to giving effect to the applicable event), then the "Collateral Prepayment Amount" in respect of such Collateral Trigger Event shall be reduced by an amount equal to the Collateral Cost of the replacement property or assets.

                  "Collateral Trigger Event" means:

                  (a) any direct or indirect sale or transfer (including pursuant to a sale and leaseback transaction) of any property or asset constituting Collateral, except any such sale or transfer to a Foreign Subsidiary permitted pursuant to Section 6.13 (but any such sale or transfer by a Foreign Subsidiary Equipment Owner of Collateral acquired by it shall constitute a Collateral Trigger Event); or

                  (b) any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset constituting Collateral;

and the aggregate Collateral Cost of all properties and assets affected by any such events described in clause (a) or (b) above (other than those events as to which a prepayment has been made pursuant to Section 2.09(c) or, in the case of events described in clause (b) above, as to which the affected properties or assets have been repaired, restored or replaced in accordance with the requirements set forth below) exceeds the Collateral Trigger Threshold at the time; provided that an event referred to in clause (b) above shall not constitute a "Collateral Trigger Event" if (i) the applicable Borrower elects, by notice to the Administrative Agent, to repair, restore or replace the affected property or asset, as promptly as practicable, but in any event within 180 days (or, if it is not reasonably practicable to do so within 180 days, then 360 days), after the Collateral Trigger Threshold is reached in accordance with the requirements of this proviso, (ii) all Net Proceeds from such event are deposited with the Collateral Agent to be held as cash collateral pursuant to the applicable Security Agreement, subject to release to pay the costs of such repair, restoration, replacement or purchase as and when due, (iii) the applicable Borrower promptly commences and diligently pursues such repair, restoration or replacement and (iv) in the case of a replacement, each property or asset acquired pursuant to such replacement (A) is acquired by the applicable Borrower pursuant to the Supply Agreement (if the Supply Agreement is in effect at the time and the property or asset that was the subject of the applicable event was Lucent Product), (B) has a value equivalent to or greater than the property or asset that was the subject of the applicable event (determined immediately prior to giving effect to the applicable event), (C) becomes Collateral effective upon such replacement, free and clear of all Liens (other than the Lien of the applicable Security Agreement), and (D) is not financed with any Borrowings hereunder (unless the applicable Borrower is the Designated Borrower, and then only to the extent the purchase price thereof exceeds the greater of (i) the Collateral Cost of the property or asset subject to such event and (ii) the Net Proceeds of such event); provided further that, if at the expiration of the 180-day (or, if applicable, 360-day) period commencing on any date that the Collateral Trigger Threshold is reached the applicable Borrower has not substantially completed the repair, restoration or replacement of the affected property or asset in accordance with all the requirements of the foregoing proviso, then a "Collateral Trigger Event" shall be deemed to have occurred at the expiration of such 180-day (or, if applicable 360-day) period. If an event referred to in clause (b) above occurs with respect to any Collateral owned by a Foreign

Subsidiary Equipment Owner, then the applicable Borrower may satisfy the requirements of the foregoing proviso by causing the applicable Foreign Subsidiary Equipment Owner to repair, restore or replace the affected property or asset as provided above, but any such replacement shall not be financed with any Borrowings hereunder.

                  "Collateral Trigger Threshold" means, at any time, an amount equal to the greater of $10,000,000 or 5.0% of the total Collateral Cost of all properties and assets constituting Collateral at the time.

                  "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder during the Availability Period, expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $2,000,000,000.

                  "Communications Act" means the Communications Act of 1934, as amended.

                  "Consolidated Annualized EBITDA" means with respect to any determination date the product of EBITDA for the most recent full fiscal quarter ending on or prior to such date multiplied by four (4); provided that, for purposes of determining compliance with conditions to any Consolidated Group Member's ability to Incur Indebtedness on any day, Consolidated Annualized EBITDA shall be calculated for any period based on the product of EBITDA for the period ending on the most recent fiscal quarter end prior to such day for which financial statements have been delivered pursuant to Section 5.01 multiplied by four (4).

                  "Consolidated Debt Service" means, for any period, Consolidated Interest Expense for such period plus regularly scheduled principal payments on Indebtedness (excluding any such payments on Fiber Capital Lease Obligations) of the Consolidated Group on a consolidated basis for such period.

                  "Consolidated Group" means the Bank Loan Parties, Principal Subsidiaries, the Borrowers and their Subsidiaries, Vendor Financing Obligors and Designated Foreign Subsidiaries.

                  "Consolidated Group Member" means any Person included in the Consolidated Group.

                  "Consolidated Interest Expense" means, for any period, the interest expense of the Consolidated Group on a consolidated basis for such period whether paid or accrued, with respect to all outstanding Indebtedness other than Fiber Capital Lease Obligations, including all discounts and other fees and charges owed with respect to letter of credit and bankers' acceptance financing and net costs and amounts payable to or payable by a Consolidated Group Member under Hedging Obligations less any interest expense for such period not required to be paid in cash.

                  "Consolidated Net Income" means the net income (or loss) of the Consolidated Group on a consolidated basis for the relevant period for which financial statements have most recently been delivered; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any gain (or loss) realized upon the sale or other disposition of any assets of a Consolidated Group Member or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; or

                  (ii) extraordinary gains or losses.

                  For the purposes of this definition, Consolidated Net Income
(i) includes the net income (or loss) of any Person acquired by a Consolidated Group Member beginning as of the first day of the fiscal quarter during which such Person is acquired and (ii) excludes the net income (or loss) of any Person divested by a Consolidated Group Member beginning as of the first day of the fiscal quarter during which such Person is divested.

                  "Consolidated Revenue" means, for any period, the revenue of the Consolidated Group on a consolidated basis for such period; provided, however, that there shall not be included in such Consolidated Revenue the revenue of the Principal Subsidiaries and Designated Foreign Subsidiaries on a consolidated basis (after eliminating intercompany transactions among the Consolidated Group Members) to the extent that such revenue exceeds 10% of the revenue of the Consolidated Group on a consolidated basis.

                  "Consolidated Senior Debt" means, as of any date of determination, Indebtedness (excluding Hedging Obligations and Fiber Capital Lease Obligations) of the Consolidated Subsidiary Group on a consolidated basis less aggregate cash balances (to the extent that such cash balances are pledged to the Bank Lenders and Bank L/C Issuer under the Bank Credit Documents) held by the Consolidated Group in excess of $50,000,000, in each case as of such date. On any Measurement Date, Consolidated Senior Debt shall be calculated including the amount stated in the Borrowing Request, if applicable.

                  "Consolidated Senior Secured Debt" means, as of any date of determination, Indebtedness (excluding Hedging Obligations) under the Bank Credit Agreement of the Consolidated Group less aggregate cash balances (to the extent that such cash balances are pledged to the Bank Lenders and Bank L/C Issuer under the Bank Credit Documents) held by the Consolidated Group in excess of $50,000,000, in each case as of such date.

                  "Consolidated Subsidiary Group" means the Bank Borrower, Restricted Subsidiaries, Principal Subsidiaries, the Vendor Financing Obligors, the Borrowers and their Subsidiaries and Designated Foreign Subsidiaries.

                  "Consolidated Subsidiary Group Member" means any Person included in the Consolidated Subsidiary Group.

                  "Consolidated Total Capitalization" means, as of any date of determination, the sum of (i) Consolidated Total Debt and (ii) total equity (including Preferred Stock which includes, without duplication, the Series D Preferred Stock, but excluding Disqualified Stock) and excluding cumulative losses and negative retained earnings of the Consolidated Group on a consolidated basis.

                  "Consolidated Total Debt" means, as of any date of determination, Indebtedness (excluding Hedging Obligations and Fiber Capital Lease Obligations) of the Consolidated Group on a consolidated basis less aggregate cash balances (to the extent that such cash balances are pledged to the Bank Lenders and Bank L/C Issuer under the Bank Credit Documents) held by the Consolidated Group in excess of $50,000,000, in each case as of such date. On any Measurement Date, Consolidated Total Debt shall be calculated including the amount stated in the Borrowing Request, if applicable.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Conversion Agreement" means the Conversion Agreement between the Parent and Lucent substantially in the form of Exhibit B.

                  "Conversion Certificate" has the meaning assigned to such term in the Conversion Indenture.

                  "Conversion Indenture" means an indenture between the Parent, as issuer, and the Conversion Trustee, substantially in the form of Exhibit C.

                  "Conversion Notes" means senior notes issued or to be issued by the Parent pursuant to the Conversion Indenture upon the conversion of any Lucent Loans in accordance with Section 2.19 and the Conversion Indenture.

                  "Conversion Trustee" means United States Trust Company of New York, as trustee under the Conversion Indenture.

                  "Converting Restricted Subsidiary" has the meaning assigned to such term in Section 10.01.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Data Center Equipment Financing" means Purchase Money Indebtedness provided by an Equipment Vendor Lender and Incurred for the purpose of financing not more than 100% of the Vendor Equipment Price of telecommunications, data transmission or computer equipment, provided that, such equipment is (1) manufactured by such Equipment Vendor Lender or another single Equipment Vendor, (2) used to provide data transmission, data storage or hosting services, or services directly related to any such services and (3) installed in a central office or data center facility owned or operated by a Consolidated Subsidiary Group Member.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designated Borrower" means, at any time, the Borrower hereunder at such time that is entitled to borrow Loans under Section 2.01. At any time, there shall be only one Designated Borrower hereunder. Initially, the Designated Borrower shall be the Initial Borrower. Upon any Replacement Borrower becoming a Borrower hereunder, such Replacement Borrower shall become the Designated Borrower hereunder, and shall replace the previous Designated Borrower in such capacity, as provided in Section 2.20.

                  "Designated Foreign Subsidiaries" means the Subsidiaries of the Bank Borrower listed as Designated Foreign Subsidiaries on Schedule 3.02 as of the Effective Date plus Subsidiaries of the Bank Borrower designated as Designated Foreign Subsidiaries pursuant to Section 10.03(b) but excluding Subsidiaries removed as Designated Foreign Subsidiaries pursuant to Sections 10.03(c) and (d).

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock other than Series D Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (i) matures or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (ii) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (iii) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary after the latest Stated Maturity of the Loans and the Bank Loans; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary after the latest Stated Maturity of the Loans and the Bank Loans shall not constitute Disqualified Stock if:

                  (A) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than one of the following: (1) the "asset sale" terms applicable to the Bank Loans and described in Section 2.06(c)(iii) of the Bank Credit Agreement, (2) the "change of control" terms applicable to the Loans and described herein or (3) the then prevailing market terms for comparable Capital Stock generally and reasonably acceptable to the Administrative Agent, such acceptance not to be unreasonably withheld or delayed; and

                  (B) any such provision only becomes operative after prepayment of all outstanding Loans and termination of the Commitments.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" for any period means for the Consolidated Group on a consolidated basis (x) Consolidated Net Income, minus (y) interest income and gains from discontinued operations, to the extent included in calculating such Consolidated Net Income, plus (z) the following to the extent deducted in calculating such Consolidated Net Income:

                  (i) all income tax expense;

                  (ii) interest expense of the Consolidated Group on a consolidated basis whether paid or accrued, with respect to all outstanding Indebtedness, including all discounts and other fees and charges owed with respect to letter of credit and bankers' acceptance financing and net costs and amounts payable to or payable by a Consolidated Group Member under Hedging Obligations;

                  (iii) depreciation and amortization expense (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

                  (iv) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

                  (v) Preferred Stock dividends; and

                  (vi) losses from discontinued operations;

         provided, however, that there shall not be included in EBITDA the EBITDA attributable to the Principal Subsidiaries and Designated Foreign Subsidiaries on a consolidated basis (after eliminating intercompany transactions among Consolidated Group Members) to the extent that such EBITDA exceeds 10% of the EBITDA of the Consolidated Group on a consolidated basis.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                   "Eligible Assignee" means (a) any commercial bank or other financial institution (including any credit corporation, finance company or insurance company) that either (i) has total assets in excess of $1,000,000,000,
(ii) has combined capital and surplus and undivided profits in excess of $250,000,000, (iii) has long-term indebtedness rated A- or better by S&P or A3 or better by Moody's or commercial paper having one of the two highest credit ratings obtainable from S&P or Moody's, or (iv) has an Affiliate that satisfies any of the criteria described in the foregoing clause (i), (ii) and (iii) or (b) any fund (whether formed as a corporation, partnership, trust or other entity) that is regularly engaged in making, purchasing or investing in loans or securities (other than a fund that primarily purchases and invests in loans or securities of distressed borrowers and issuers, unless the fund manager thereof satisfies any of the criteria described in clause (a) above) and that has total assets (together with any other funds managed by the same fund manager) in excess of $1,000,000,000; provided that if the determination of whether a Person is an "Eligible Assignee" is being made in the context of an assignment of a Commitment, then, for purposes of clause (a)(iv) above, a Person shall be deemed not to be an "Affiliate" of another Person unless they are part of the same consolidated group.

                  "Eligible Equipment and Services" means equipment, other products and services purchased pursuant to the Supply Agreement.

                  "Environmental Claim" means any claim, demand, notice of violation, suit, administrative or judicial proceeding, regulatory action, investigation, information request or order, in each case in writing, involving any Hazardous Substance, Environmental Law, noise or odor pollution or any environmental injury or threat of environmental injury to human health, property or the environment.

                  "Environmental Law" means any federal, state, local or foreign statute or common law, regulation, order, decree, common law or agency requirement as now in effect or hereinafter adopted relating to (i) the handling, use, presence, disposal or release of any Hazardous Substance or (ii) the protection, preservation or restoration of the environment, natural resources or human health or safety as it relates to a Hazardous Substance.

                  "Equipment Owner Agreement" means an agreement among a Borrower, the Administrative Agent, the Collateral Agent and one or more Foreign Subsidiary Equipment Owners, substantially in the form of Exhibit D.

                  "Equipment User" has the meaning assigned to such term in
Section 6.13.

                  "Equipment User Agreement" means an agreement among a Borrower, the Administrative Agent, the Collateral Agent and one or more Equipment Users, substantially in the form of Exhibit E.

                  "Equipment Vendor" means a Person that manufactures equipment that is a Telecommunications Asset and any Affiliate of such Person.

                  "Equipment Vendor Lender" means an Equipment Vendor; provided that if an Equipment Vendor does not in the ordinary course of its business provide vendor financing to purchasers of its products and services, "Equipment Vendor Lender" shall mean a Person, not an Affiliate of such Equipment Vendor, that in the ordinary course of its business provides financing for equipment (including related items utilized in connection therewith) manufactured, utilized, sold or distributed by Equipment Vendors.

                  "Equity Clawback Prepayment" has the meaning assigned to such term in Section 6.05.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Group" means the Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code or are considered to be one employer under Section 4001 of ERISA.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Taxes" means, with respect to either Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) all taxes (including, without limitation, branch profits taxes) imposed on or measured by the net income or any franchise taxes, taxes on doing business or taxes measured by capital or net worth, in each case imposed as a result of a present, former or future connection between an Agent, a Lender or any other recipient, as the case may be, and the jurisdiction of the relevant authority imposing the tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent, such Lender or such other recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Loan Document); and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Sections 2.15(e) or (f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                  "Exempt Assignment" means an assignment to an Eligible Assignee that, pursuant to the terms of such assignment, restricts the rights of such assignee with respect to the approval of any amendment, modification or waiver of any provisions of the Loan Documents to rights that may be granted to a Participant in accordance with Section 9.04(e).

                  "Existing Credit Agreement" means the Credit Agreement dated as of October 21, 1988, as amended, among Winstar Network Expansion, LLC, the Parent, the lenders party thereto, State Street Bank and Trust Company, as collateral agent, and The Bank of New York (as successor to Lucent), as administrative agent thereunder.

                  "Fair Market Value" means (i) with respect to cash, the actual amount thereof, (ii) with respect to Marketable Securities, the closing price of such Marketable Securities as of the end of the trading day immediately preceding the date of determination on the exchange on which such Marketable Securities are principally traded and (iii) with respect to any Property other than cash or Marketable Securities, the price that could reasonably be expected to be negotiated in an arm's-length free market transaction for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified with respect to any Property (other than cash or Marketable Securities), (x) in the case of items with a Fair Market Value in excess of $1.0 million but less than or equal to $100.0 million, Fair Market Value shall be determined by the chief financial officer or treasurer of the Parent acting in good faith and, if such Fair Market Value is in excess of $5.0 million, shall be evidenced by an Officer's Certificate, and (y) in the case of items with a Fair Market Value in excess of $100.0 million, Fair Market Value shall be determined by the Board of Directors of the Parent acting in good faith and shall be evidenced by a resolution of the Board of Directors of the Parent.

                  "FCC" means the Federal Communications Commission (or any successor Governmental Authority).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fiber Capital Lease Obligations" means Capital Lease Obligations related to the indefeasible rights of use or similar arrangements for use of fiber optic cable or fiber optic cable transmission capacity.

                  "Financed Foreign Subsidiary Assets" means any assets acquired by a Foreign Subsidiary Equipment Owner as contemplated by Section 6.13(d) to the extent that such assets would constitute "Collateral" (as defined in the U.S. Security Agreement) if acquired directly by any Borrower.

                  "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                  "Foreign Subsidiary" means any Subsidiary of the Bank Borrower formed under the laws of any jurisdiction outside of the United States of America.

                  "Foreign Subsidiary Equipment Owner" means any Foreign Subsidiary that has purchased any Financed Foreign Subsidiary Assets or to which any Collateral has been sold or transferred, in each case in accordance with
Section 6.13.

                  "Foreign Subsidiary Security Agreement" means any security agreement, mortgage or other document between a Foreign Subsidiary Equipment Owner and the Collateral Agent (or any sub-agent of the Collateral Agent appointed by the Collateral Agent, with the approval of the Administrative Agent, to act on its behalf thereunder) pursuant to which such Foreign Subsidiary Equipment Owner shall grant a Lien on any Financed Foreign Subsidiary Assets acquired by it to secure the Obligations. Each Foreign Subsidiary Security Agreement shall include provisions substantially the same as those included in the U.S. Security Agreement (modified in a manner reasonably satisfactory to the Administrative Agent to reflect any requirements of applicable law in the jurisdiction where such Financed Foreign Subsidiary Assets are to be located or recommendations of any local counsel in such jurisdiction engaged by the Administrative Agent) and otherwise shall be reasonably satisfactory in form and substance to the Administrative Agent.

                  "Fronting Commitment" means a Commitment that is assigned by a Lucent Lender pursuant to an Assignment and Acceptance designating the assigned Commitment as a "Fronting Commitment".

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Effective Date, including those set forth in:

                  (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (ii) statements and pronouncements of the Financial Accounting Standards Board;

                  (iii) such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part)); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantee Agreement" means the Guarantee Agreement among the Guarantors and the Administrative Agent, substantially in the form of Exhibit F.

                  "Guarantors" means the Parent and the Bank Borrower.

                  "Hazardous Substance" means any substance, in any concentration or mixture, that is (i) listed, classified or regulated pursuant to any Environmental Law, (ii) petroleum product or by-product, asbestos containing material, polychlorinated biphenyls, radioactive material or radon or
(iii) any waste or other substance regulated in connection with any Environmental Law.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary (except in the case a Principal Subsidiary becomes a Restricted Subsidiary or a Designated Foreign Subsidiary or a Restricted Subsidiary becomes a Principal Subsidiary or a Designated Foreign Subsidiary or a Designated Foreign Subsidiary becomes a Restricted Subsidiary or a Principal Subsidiary). The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letters of credit, bankers' acceptances, Hedging Obligations or other similar instruments) other than indebtedness to trade creditors and service providers Incurred in the ordinary course of business and payable on usual and customary terms, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all payment obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the remedies available to the seller or lender under such agreement are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person, (v) all obligations of the types described in clauses (i), (ii), (iii) or (iv) above secured by (or for which the obligee has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property (including accounts, contract rights and other intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all Disqualified Stock, (vii) all Indebtedness of others Guaranteed by such Person and (viii) all Indebtedness of any partnership of which such Person is a general partner.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

                  "Initial Borrower" means WVF-I, LLC, a Delaware limited liability company.

                  "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of the Lenders participating in such Borrowing, nine or twelve months) thereafter, as the applicable Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investments" means any investments (whether through purchase of Capital Stock or Indebtedness) or subordination of any claim or demand a Person may have to the claim or demand of any other Person in any other Person, or, without duplication, Guarantee the Indebtedness of such Person or acquisitions of all or substantially all of the assets or business of any other Person or a division or operating business unit thereof (excluding any such acquisition classified as a capital expenditure under GAAP), or capital contribution to (by means of any transfer of cash or property to others or any payment for property or services for the account of others), or purchase or acquisition of Capital Stock, Indebtedness or similar instruments issued by such Person (other than Indebtedness permitted under Section 6.01).

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBOR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on the Bloomberg LIBOR page of the Bloomberg Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent (or, if the Administrative Agent at the time is not a commercial bank, any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided that such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Loan Documents" means this Agreement, the Guarantee Agreement, the Security Documents, the Conversion Agreement and any Equipment Owner Agreements.

                  "Loan Parties" means the Borrowers, the Guarantors, the Pledgor and any Foreign Subsidiary Equipment Owners.

                  "Loans" means the loans made or deemed made to the Borrowers pursuant to this Agreement.

                  "Lucent" means Lucent Technologies Inc.

                  "Lucent Conversion Note" means any Conversion Note that is held or Guaranteed by Lucent or any of its Affiliates or for which Lucent or any Affiliate thereof is otherwise directly or indirectly liable, pursuant to a make-whole arrangement or otherwise.

                  "Lucent Lender" means any Lender that is Lucent or an Affiliate of Lucent.

                  "Lucent Loan" means any Loan that is held by any Lucent Lender or that is Guaranteed by Lucent or any Affiliate thereof or for which Lucent or any Affiliate thereof is otherwise directly or indirectly liable, pursuant to a make-whole arrangement or otherwise. Solely for purposes of determining Available Commitments (a) if a Lucent Loan is held by a Lender that is not a Lucent Lender and if the amount that Lucent and its Affiliates may be required to pay in respect of such Loan is limited by the terms of the Guarantee or other agreement under which they are directly or indirectly liable therefor to an amount less than the outstanding principal amount of such Loan, then the amount of such Loan that is deemed to be a "Lucent Loan" shall be limited to the maximum aggregate amount that Lucent and its Affiliates may be required to pay pursuant to the terms of such Guarantee or other agreement and (b) a Loan shall be deemed not to be "held by" a Lucent Lender to the extent that such Lucent Lender has sold a participation in such Loan to a Person other than Lucent or an Affiliate of Lucent on terms that would result in such participation not constituting a "Lucent Loan" if such participation had been consummated as an assignment pursuant to Section 9.04(b).

                  "Lucent Products" means equipment that is manufactured by or on behalf of Lucent, licenses to use software developed by Lucent, and installation and engineering services related to the foregoing products.

                  "Margin Regulation" means, collectively, Regulations T, U and X of the Board.

                  "Marketable Securities" means, with respect to any asset disposition, any readily marketable equity securities of a corporation that are
(i) traded on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market (including small capitalization markets) and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided, however, that, other than for purposes of determination of Fair Market Value, the excess of (A) the aggregate amount of securities of any one such corporation held by the Bank Loan Parties on a consolidated basis over (B) 20 times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such asset disposition.

                  "Material Adverse Effect" means any material and adverse effect on (i) the consolidated business, properties, condition (financial or otherwise) or operations of the Consolidated Group on a consolidated basis, (ii) the ability of any Borrower or any other Loan Party timely to perform any of its material obligations, or of the Lenders to exercise any remedy, under any Loan Document or (iii) the legality, validity, binding nature or enforceability of any material provisions of any Loan Document.

                  "Maturity Date" means December 31, 2006.

                  "Measurement Date" has the meaning assigned to such term in
Section 5.13.

                  "MFN Fiber IRU Capital Lease Obligation" means the obligations of Winstar Wireless, Inc. under the Fiber Optic Network Agreements, dated as of July 22, 1999, September 30, 1999 and February 10, 2000, each between Winstar Wireless, Inc. and Metromedia Fiber Network Services, Inc. (as amended or restated from time to time).

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which any member of the ERISA Group is making or accruing an obligation to make contributions or has within the preceding five plan years made or accrued contributions.

                  "Net Available Cash" from an asset disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

                  (i) all reasonable legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such asset disposition;

                  (ii) all payments made on any Indebtedness which is secured by any assets subject to such asset disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such asset disposition, or by applicable law, be repaid out of the proceeds from such asset disposition;

                  (iii) all distributions and other payments out of such cash required to be made to minority interest holders in any Subsidiary of the Parent; and

                  (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such asset disposition and retained by a Bank Loan Party as a result of such asset disposition.

                  "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock or Indebtedness that is not Refinancing Indebtedness means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non- cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Parent and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent and the Restricted Subsidiaries, and the amount of any reserves established by the Parent and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent).

                  "Network Equipment Financing" means Purchase Money Indebtedness provided by an Equipment Vendor Lender and Incurred for the purpose of financing the Vendor Equipment Price of telecommunications, data transmission or computer equipment, provided that the primary equipment (the purchase price for which equipment is included in such Vendor Equipment Price) is (1) manufactured by such Equipment Vendor Lender or another single Equipment Vendor,
(2) used to provide Telecommunication Business services and (3) installed as part of a network owned or operated by a Consolidated Subsidiary Group Member.

                  "Non-Fiber Capital Lease Obligations" means Capital Lease Obligations less Fiber Capital Lease Obligations.

                  "Obligations" means (a) the obligations of the Borrowers to duly and punctually pay (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrowers under this Agreement, and (b) the obligations of the Borrowers to duly and punctually perform their other obligations under this Agreement and the other Loan Documents.

                  "office.com" means office.com Inc., its Subsidiaries and its successors.

                  "On-Network Buildings" means all buildings in which a Consolidated Group Member is capable of providing Telecommunications Business services which are linked directly or indirectly by assets owned or operated by a Consolidated Group Member to communications transmission equipment owned or operated by a Consolidated Group Member.

                  "On-Network Hubs" means all buildings used to aggregate Telecommunications Business transmissions from On-Network Buildings utilizing assets owned or operated by a Consolidated Group Member and linked directly or indirectly by assets owned or operated by a Consolidated Group Member to communications transmission equipment owned or operated by a Consolidated Group Member.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Outstanding Old Bond Debt" means any Indebtedness outstanding as of the date hereof of (i) Winstar Equipment Corp. in respect of its 12 1/2% Guaranteed Senior Secured Notes due 2007 and (ii) the Parent in respect of its
(A) 14% Senior Discount Notes due 2005, (B) 10% Senior Subordinated Notes due 2008 and (C) 11% Senior Subordinated Deferred Interest Notes due 2008.

                  "Parent" means Winstar Communications, Inc., a Delaware corporation.

                  "PBGC" means the Pension Benefit Guarantee Corporation (or any successor Governmental Authority).

                  "Pension Plan" means a Plan that (i) is an employee pension benefit plan, as defined in Section 3(3) of ERISA (other than a Multiemployer
Plan) and (ii) is subject to the provisions of Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

                  "Perfection Certificate" means a certificate in the form of Exhibit G or any other form approved by the Agents.

                  "Permitted Holders" means William J. Rouhana, Jr. (or, in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by William J. Rouhana, Jr. or his heirs.

                  "Permitted Investments" has the meaning assigned to such term in Section 6.04.

                  "Permitted Liens" has the meaning assigned to such term in
Section 6.03.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained or contributed to by the Bank Borrower or any member of the ERISA Group.

                  "Pledge Agreement" means the Pledge Agreement between the Pledgor and the Collateral Agent, substantially in the form of Exhibit H.

                  "Pledgor" means Winstar Wireless, Inc., a Delaware corporation.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Prepayment Event" means the issuance by the Parent after the Effective Date of any shares of its capital stock or other equity securities for cash consideration, other than Disqualified Stock and other stock options or warrants issued to officers or employees or stock issued upon the exercise of any such stock options or warrants.

                  "Prime Rate" means (a) at any time that The Bank of New York is the Bank Agent, the rate of interest from time to time publicly announced by The Bank of New York in The City of New York as its prime commercial lending rate, or (b) at any other time, the rate of interest per annum published from time to time in the "Money Rates" column (or any successor column) of The Wall Street Journal as the prime rate or, if such rate shall cease to be so published or is not available for any reason, the rate of interest publicly announced from time to time by any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000. Each change in the Prime Rate shall be effective from and including the opening of business on the date such change is announced or published, as the case may be.

                  "Principal Payment Date" means each March 31, June 30, September 30 and December 31, commencing on and including March 31, 2005, and ending on and including the Maturity Date.

                  "Principal Subsidiaries" means the Subsidiaries of the Parent listed as Principal Subsidiaries on Schedule 3.02 as of the Effective Date plus Subsidiaries of the Parent designated as Principal Subsidiaries pursuant to Sections 10.01(d) or (e) or Sections 10.02(b) or (c) but not including Subsidiaries removed as Principal Subsidiaries pursuant to Section 10.02(d) or
(e).

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

                  "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations, Acquired Indebtedness, mortgage financings and purchase money obligations) Incurred for the purpose of financing not more than 100% of the cost and directly related expenses including costs of design, construction, acquisition, lease, installation (including the cost of other equipment incidental to such installation), insurance, shipping, handling, storage, transportation, testing, development or improvement or any service agreement, maintenance agreement or warranty agreement with respect to the applicable Telecommunications Assets of a Consolidated Group Member.

                  "Purchase Price" means amounts paid or payable for Eligible Equipment and Services pursuant to invoices delivered pursuant to the Supply Agreement.

                  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange, conversion or replacement for, such Indebtedness. "Refinances," "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness of a Consolidated Group Member that Refinances any Indebtedness of a Consolidated Group Member existing on the Effective Date or Incurred in compliance with this Agreement, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

                  (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

                  (iv) such Refinancing Indebtedness is not secured by Liens beyond the Liens in place at the time of the Incurrence of the Indebtedness being Refinanced, except as otherwise permitted under this Agreement; and

                  (v) such Refinancing Indebtedness is issued on terms no more restrictive in any material respect than those contained in the Indebtedness being Refinanced or is on commercially reasonable terms approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (a) any Refinancing of Indebtedness referred to in Section 6.01(a)(v)(A) shall not be subject to this clause (v) so long as such Refinancing is on commercially reasonable terms at the time of such Refinancing and (b) any Refinancing Indebtedness shall not be subject to this clause (v) if
         (x) the Incurrence of such Indebtedness would not require any approval by the Administrative Agent if such Indebtedness were not Refinancing Indebtedness and (y) the terms of such Refinancing Indebtedness are commercially reasonable at the time of such Refinancing; provided further that Refinancing Indebtedness Incurred by the Parent to refinance Loans shall not be subject to this clause (v).

                  "Refinancing Notice" has the meaning assigned to such term in
Section 2.18.

                  "Refinancing Period" means any period commencing on the date of occurrence of a Refinancing Period Trigger Event and ending on the next day on which the Borrowers shall have prepaid an aggregate principal amount of Loans equal to the aggregate principal amount of Loans required to have been refinanced pursuant to the

Refinancing Notice that resulted in the occurrence of such Refinancing Period Trigger Event and any Refinancing Notices subsequently delivered with respect to which the Refinancing Trigger Date occurred during such period. It is understood that, if a Refinancing Notice requires that all outstanding Loans be refinanced, the Borrowers shall be deemed not to have satisfied such requirement until there are no Loans outstanding.

                  "Refinancing Trigger Date" means, with respect to any Refinancing Notice, the date that is 90 days (or, if necessary in order to complete a year-end audit, 105 days) after the date such Refinancing Notice is delivered to the Borrowers.

                  "Refinancing Trigger Event" means the failure of the Borrowers to prepay Loans in the amount required by a Refinancing Notice prior to the Refinancing Trigger Date with respect to such Refinancing Notice; provided that, if a Refinancing Trigger Date occurs during a Refinancing Period that commenced on a previous date and is continuing, no Refinancing Period Trigger Event shall be deemed to occur on such Refinancing Trigger Date. References herein to the date of occurrence of a Refinancing Period Trigger Event shall be deemed to refer to the Refinancing Trigger Date prior to which the Borrowers failed to prepay Loans resulting in the occurrence of such Refinancing Period Trigger Event.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Released Borrower" means any Initial Borrower or Replacement Borrower that has ceased to be a Borrower in accordance with Section 2.20 or 2.22.

                  "Replacement Borrower" means any corporation or limited liability company that becomes a "Borrower" hereunder in accordance with Sections 2.20 and 4.04.

                  "Replacement Trigger Event" means, with respect to any Borrower, that (a) at least $250,000,000 of Loans shall have been made to such Borrower (on a cumulative basis) and (b) at least $50,000,000 aggregate principal amount of Loans to such Borrower shall have been repaid or prepaid (on a cumulative basis) subsequent to the first date on which the condition described in clause (a) above was satisfied.

                  "Required Lenders" means, at any time, Lenders having outstanding Loans and Commitments representing more than 50% of the sum of the total outstanding Loans and Commitments at such time; provided that (i) at any time (on or after the first date on which Lenders (other than Lucent Lenders) hold Commitments and Loans aggregating $100,000,000 or more) that Lucent Lenders have outstanding Loans and Commitments representing more than 50% of the sum of all outstanding Loans and Commitments at such time, "Required Lenders" means each of (A) the Lucent Lenders at such time and (B) other Lenders holding more than 50% of the outstanding Loans and Commitments (excluding those held by Lucent Lenders) at such time and (ii) if at such time any Lender shall have become a Lender pursuant to an Exempt Assignment, the Loans and Commitments assigned to such Lender pursuant to such Exempt Assignment, and any Loans made pursuant to any Commitments assigned to such Lender pursuant to such Exempt Assignment, shall be disregarded for all purposes of this definition as though such Loans and Commitments did not exist; provided further that, if any Loans or Commitments referred to in clause (ii) above are subsequently assigned to a Lucent Lender, such Loans or Commitments shall cease to be disregarded as provided in such clause.

                  "Responsible Officer" means the chief executive officer, president, chief financial officer, principal accounting officer, secretary or assistant secretary or treasurer or assistant treasurer of the Parent.

                  "Restricted Subsidiaries" means the Subsidiaries of the Parent listed as Restricted Subsidiaries on Schedule 3.02 as of the Effective Date plus Subsidiaries of the Parent which are designated as or become Restricted Subsidiaries pursuant to Sections 10.01(b) and (c) but not including Subsidiaries removed as Restricted Subsidiaries pursuant to Sections 10.01(d) through (f).

                  "Sale/Leaseback Transaction" means the transfer by a Consolidated Group Member of property owned by it to a Person (other than a Consolidated Group Member) and the leasing by any Consolidated Group Member of such property from such Person.

                  "SEC" means the Securities and Exchange Commission (or any successor Governmental Authority).

                  "Second Borrower" has the meaning assigned to such term in
Section 2.20.

                  "Securities Act" means the Securities Act of 1933.

                  "Security Agreements" means the U.S. Security Agreements and any Foreign Subsidiary Security Agreements.

                  "Security Documents" means the Pledge Agreement and the Security Agreements.

                  "Series A Preferred Stock" means the Series A 6% Cumulative Convertible Preferred Stock of the Parent.

                  "Series C Preferred Stock" means the Series C 14 1/4% Senior Cumulative Exchangeable Preferred Stock due 2007 of the Parent, issued and outstanding on the Effective Date.

                  "Series C Stock Transaction" means (i) the exchange of the Series C Preferred Stock for exchange debentures ("Exchange Debentures") pursuant to the terms of the Series C Preferred Stock, (ii) the exchange by the Parent of Exchange Debentures for the Parent's 14 3/4% Senior Discount Notes due 2010 and the Parent's 12 3/4% Senior Notes due 2010, and (iii) the repurchase by the Parent for cash of shares of Series C Preferred Stock and/or Exchange Debentures which are not exchanged in connection with the foregoing transactions.

                  "Series D Preferred Stock" means the Series D 7% Cumulative Convertible Preferred Stock due 2010 of the Parent.

                  "Series G Preferred Stock" means the Series G Senior Cumulative Participating Convertible Preferred Stock of the Parent.

                  "Shelf Registration" means the registration under the Securities Act of the offering and sale of securities of the Parent, which will include the offering and sale of Conversion Notes, that is required to be maintained in effect in accordance with Section 2.19 and the Conversion Agreement.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). "Stated Maturity" has, with respect to a Capital Lease Obligation, the meaning set forth herein in the definition of Capital Lease Obligation. "Stated Maturity" means, with respect to Indebtedness and Refinancing Indebtedness, the date specified in the instrument evidencing such Indebtedness or Refinancing Indebtedness as the fixed date on which the final payment of principal of such Indebtedness or Refinancing Indebtedness is due and payable.

                  "Subsidiary" means, with respect to any Person, a corporation, association, partnership or other business entity of which (a) more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (i)  such Person;

                  (ii) such Person and one or more Subsidiaries of such Person;
         or

                  (iii) one or more Subsidiaries of such Person

or (b) 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person pursuant to (i),
(ii) or (iii) of clause (a) above and such Person has, directly or indirectly, the requisite control over such entity to prevent it from Incurring Indebtedness, or taking any other action at any time, in contravention of the provisions of this Agreement or any other credit agreement or indenture applicable to it.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which any commercial banks subject to regulation by the Board are subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Supply Agreement" means the Supply Agreement dated as of October 21, 1998, between Lucent and the Parent.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Telecommunications Assets" means (i) any Property (other than cash, Temporary Cash Investments and Marketable Securities) used in the Telecommunications Business or (ii) the Capital Stock of any Person engaged primarily in the Telecommunications Business.

                  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through transmission facilities, (ii) constructing, creating, developing or producing communications networks, related network transmission equipment, software, devices and content for use in a communications or content distribution business, (iii) data center management, computer and application outsourcing, computer systems integration, reengineering of computer software, information services and web hosting and any services related thereto or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i),
(ii) or (iii) above or in furtherance thereof, including, without limitation, any business conducted by any Consolidated Group Member on the Effective Date; provided, however, that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Parent.

                  "Telecommunications Licenses" has the meaning assigned to such term in Section 3.13.

                  "Temporary Cash Investments" means any of the following:

                  (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (ii) investments in time deposit accounts, certificates of deposit, money market deposits, bankers' acceptances and repurchase obligations maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

                  (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

                  (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group;

                  (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.;

                  (vi) auction rate preferred stocks of any corporation maturing within 90 days after the date of acquisition rated at least "A" by Standard and Poor's Ratings Group; and

                  (vii) any investment in a registered investment company investing exclusively in investments of the types described in clauses
         (i) through (vi).

                  "Temporary Restricted Subsidiaries" means those Restricted Subsidiaries listed as Temporary Restricted Subsidiaries on Schedule 3.02 but not including any Subsidiaries so listed that are removed as Restricted Subsidiaries pursuant to Sections 10.01(d) through (f).

                  "Third Party Products" means Eligible Equipment and Services other than Lucent Products.

                  "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents (and, in the case of the Parent, the Conversion Indenture) to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and, in the case of the Parent, the issuance of Conversion Notes.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unrestricted Proceeds" means, on any date of determination,
(a) the sum of the following amounts received by the Bank Borrower and Restricted Subsidiaries for the period from and after the Effective Date to such date of determination:

                  (i) the aggregate Net Cash Proceeds from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Parent (other than an issuance or sale to the Bank Borrower or a Restricted Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by a Bank Loan Party or Principal Subsidiary for the benefit of their employees);

                  (ii) Net Available Cash received from the sale of Investments made pursuant to clauses (ix), (xi), (xii), (xiv) and (xxi) of Section 6.04(b) and any cash dividends, interest and other distributions received from such Investments;

                  (iii) cash dividends, interest and other distributions received from Unrestricted Subsidiaries or from Investments in Unrestricted Subsidiaries;

                  (iv) Net Cash Proceeds or Net Available Cash from sales of Capital Stock of Unrestricted Subsidiaries; and

                  (v) upon the conversion of an Unrestricted Subsidiary to a Restricted Subsidiary, the aggregate cost of all Investments made by the Borrower or a Restricted Subsidiary in the Subsidiary being converted.

less (b) the sum of amounts deemed utilized as Unrestricted Proceeds under (1) clauses (i), (ix), (xix) and (xx) of Section 6.04(b), (2) Section 6.05, (3)
Section 6.07(c) and (4) Section 6.08(c).

                  "Unrestricted Subsidiaries" means all Subsidiaries of the Parent that are not Principal Subsidiaries, Restricted Subsidiaries or Designated Foreign Subsidiaries.

                  "U.S. Security Agreement" means a Security Agreement between a Borrower and the Collateral Agent, substantially in the form of Exhibit I.

                  "Vendor Equipment Price" means the purchase price of equipment manufactured by an Equipment Vendor and the costs associated therewith, including costs of shipping, handling, storage, transportation, testing, development or improvement, insurance, design, construction and installation, including the cost of other equipment or items incidental to such installation, and the cost of service or warranty agreements or maintenance agreements therefor.

                  "Vendor Financing" means (a) any financing or other credit or deferred payment arrangement except in the ordinary course of business on terms not to exceed 120 days provided by a supplier, manufacturer or lessor of Telecommunications Assets or any Affiliate thereof and (b) the financing represented by the Loans under this Agreement.

                  "Vendor Financing Obligor" means a Subsidiary of the Bank Borrower that is formed to Incur Purchase Money Indebtedness; provided that (a) substantially all the Property of such Subsidiary consists of Property the purchase price of which was financed with the proceeds of such Purchase Money Indebtedness, (b) such Subsidiary's Purchase Money Indebtedness is not secured by Liens on any Property other than such Subsidiary's Capital Stock, Property owned by such Subsidiary and Property owned by other Subsidiaries that constitute "Vendor Financing Obligors" within the meaning of this definition and
(c) such Subsidiary's Purchase Money Indebtedness is not Guaranteed by or otherwise recourse to any other Person, other than a Guarantor.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

                  "Wholly Owned" means, with respect to a Subsidiary, all the Capital Stock of such Subsidiary (other than directors' qualifying shares or a similar immaterial number of shares owned by third parties to comply with local shareholder residency requirements outside the United States) is owned by the Parent or one or more Wholly Owned Subsidiaries.

                  "Williams Fiber IRU Capital Lease Obligation" means the IRU Agreement, effective as of December 17, 1998, between Winstar Wireless, Inc. and Williams Communications, Inc. (as amended, modified, clarified, supplemented or restated from time to time).

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "LIBOR Loan"). Borrowings also may be classified and referred to by Type (e.g., a "LIBOR Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

                  SECTION 1.04. Accounting Terms. Except as otherwise expressly provided herein, the term "consolidated" and all other terms of an accounting nature shall be interpreted and construed in accordance with GAAP, as in effect on the date hereof; provided, however, that, for purposes of determining compliance with the provisions of this Agreement, the term "consolidated" as applied to the Parent, the Bank Borrower, Restricted Subsidiaries, Principal Subsidiaries, the Borrowers, Vendor Financing Obligors, Designated Foreign Subsidiaries, Consolidated Group, Consolidated Subsidiary Group and/or Loan Parties, as the case may be, shall mean only the consolidation of the Persons indicated, as applicable, and not other Persons that otherwise under GAAP would be included on a consolidated basis. If there shall occur a change in GAAP which would affect the computation used to determine compliance with any covenant set forth in Article V or VI, the Parent, the Borrowers and the Lenders agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as so changed while affording the Lenders and the Consolidated Group the rights and obligations intended to be afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms unless and until such amendment shall become effective).


                                   ARTICLE II

                                    The Loans

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender with an Available Commitment agrees to make Loans to the Designated Borrower at any time and from time to time during the Availability Period in an aggregate principal amount not exceeding its remaining Available Commitment at the time. Amounts repaid in respect of Loans may not be reborrowed.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Available Commitments; provided that if a Fronting Commitment is assigned by a Lucent Lender then, until such Fronting Commitment is fully drawn, (i) such Lucent Lender shall not be required to make any additional Loans and (ii) the amount of the Loan to be made by the assignee of such Fronting Commitment pursuant to each Borrowing shall equal the amount of the Loan that would have been made by such assignee pursuant to such Borrowing without giving effect to such assignment plus either
(A) the amount of the Loan that would have been made by such Lucent Lender pursuant to such Borrowing without giving effect to such assignment or, if less,
(B) the remaining amount of such Fronting Commitment. The foregoing proviso shall not be construed to require any Lender to make a Loan pursuant to a Commitment that is not an Available Commitment. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required; provided further that Lucent agrees that it shall be liable hereunder for the obligation of any of its Affiliates that is a Lender to make Loans hereunder as required.

                  (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans as the Designated Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $5,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than 20 LIBOR Borrowings outstanding at the same time.

                  (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing as a LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Designated Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or
(b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that
(i) only one request for a Borrowing may be made in any single calendar month (it being understood that all Borrowings made by the Designated Borrower on the same date shall be treated as a single request for a Borrowing for purposes of this limitation) and (ii) if any Lucent Lender has an Available Commitment at the time of such Borrowing and any portion of the proceeds of such Borrowing to be funded by such Lucent Lender would be required to be funded by such Lucent Lender other than as a credit against amounts owing to Lucent or an Affiliate of Lucent as provided in Section 2.04, then the applicable Borrowing Request shall be made not later than five Business Days before the date of the proposed Borrowing (in the case of a LIBOR Borrowing) or three Business Days before the date of the proposed Borrowing (in the case of an ABR Borrowing). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Designated Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of such Borrowing and a reasonably detailed description of the use of the proceeds therefrom (and each written Borrowing Request shall attach copies of all invoices to be paid with such proceeds) and indicating the portion, if any, of such Borrowing that is financing the Purchase Price of any Third Party Products;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a LIBOR Borrowing or an ABR Borrowing;

                  (iv) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the account or accounts to which funds (if any) are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Designated Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender with an Available Commitment of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Funding of Borrowings. (a) Each Lender with an Available Commitment shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Designated Borrower by promptly crediting the amounts so received, in like funds, to an account of the Designated Borrower maintained with the Administrative Agent in New York City and designated by the Designated Borrower in the applicable Borrowing Request. Notwithstanding the foregoing, if the proceeds of any Borrowing are to be used to make any payment to or for the account of Lucent or any Affiliate thereof (i) if any Lucent Lender has an Available Commitment, then such Lucent Lender may make its Loan by crediting the amount thereof against the payment obligations to Lucent or any such Affiliate and shall be deemed to have made a Loan in the amount of such credit and (ii) the Administrative Agent will make the Loans of the other Lenders available to the Designated Borrower by promptly crediting the amounts so received from such other Lenders, in immediately available funds, to an account of Lucent maintained with the Administrative Agent for such purpose, to the extent of the proceeds of such Loans designated to be used to make payments to Lucent or any of its Affiliates (after giving effect to any credits pursuant to clause (i) above) and the balance, if any, of such proceeds shall be made available to the Designated Borrower as provided in the preceding sentence.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Designated Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Designated Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Designated Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Designated Borrower, the interest rate applicable to ABR Loans of the same Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the

Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the applicable Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be a LIBOR Borrowing or an ABR Borrowing; and

                  (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing of such Borrower prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  (f) A Borrowing may not be converted to or continued as a LIBOR Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding LIBOR Borrowings with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings would be less than the aggregate principal amount of Loans required to be repaid on such scheduled repayment date.

                  SECTION 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Availability Termination Date.

                  (b) On the date of each Loan made by any Lender such Lender's Commitment shall be reduced by an amount equal to such Loan.

                  (c) In the event that a prepayment would be required pursuant to paragraph (b) or (c) of Section 2.09, all Commitments then in effect shall be reduced ratably by an aggregate amount equal to the excess, if any, of the amount of the required prepayment over the aggregate principal amount of Loans outstanding immediately prior to giving effect to such prepayment.

                  (d) The Designated Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments pursuant to this paragraph (d) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

                  (e) The Designated Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (d) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Designated Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments pursuant to paragraph (d) of this Section shall be made ratably among the Lenders in accordance with their respective Commitments; provided that the Designated Borrower may, in its discretion, reduce the Commitments of Lucent Lenders in excess of their Available Commitments pursuant to such paragraph (d) without reducing the Commitments of other Lenders.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower and held by such Lender as provided in Section 2.08.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Borrower thereof, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note of such Borrower. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender such a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08. Amortization of Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay Borrowings on each Principal Payment Date in an aggregate amount equal to $250,000,000.

                  (b) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date.

                  (c) Any prepayment of a Borrowing shall be applied to reduce ratably the subsequent scheduled repayments of the Borrowings to be made pursuant to this Section.

                  (d) Prior to any repayment of any Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that the Borrowers shall select Borrowings to be repaid in accordance with Section 2.21 and otherwise such that each Lender shall receive its pro rata share of such repayment as provided in
Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings shall be accompanied by the payment of accrued interest on the amount thereof.

                  SECTION 2.09. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part subject to the requirements of Section 2.21 and this Section.

                  (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Parent or any Restricted Subsidiary in respect of any single Prepayment Event, the Borrowers shall, within three Business Days after such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to 50% of the excess, if any, of such Net Proceeds over $350,000,000.

                  (c) In the event and on each occasion that any Collateral Trigger Event occurs, the applicable Borrower shall, within five Business Days after the date that such Collateral Trigger Event occurs, prepay Borrowings in an aggregate amount equal to the Collateral Prepayment Amount with respect to such Collateral Trigger Event.

                  (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower or Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section; provided that the Borrowers shall select Borrowings to be prepaid in accordance with
Section 2.21 and otherwise such that each Lender shall receive its pro rata share of such prepayment as provided in Section 2.16.

                  (e) The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that is an integral multiple of $100,000 and not less than $5,000,000, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments of Borrowings shall be accompanied by the payment of accrued interest on the amount prepaid.

                  SECTION 2.10. Fees. (a) The Designated Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 1.50% per annum on the average daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrowers agree to pay to Lucent, for its own account, fees in the amounts and at the times separately agreed.

                  (c) The Borrowers agree to pay to the Administrative Agent (if other than Lucent) and the Collateral Agent, for its own account, fees in the amounts and at the times separately agreed.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, (i) to the applicable Agent, (ii) to Lucent, in the case of fees payable to it, or (iii) to the Administrative Agent, in the case of commitment fees, for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

                  (b) The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) Notwithstanding the foregoing if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) All accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount of such Loan repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined in accordance with this Agreement by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by a majority in interest of the Lenders participating in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and
(ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) (excluding for purposes of this Section 2.13(a) any such increased costs resulting from (x) Taxes (as to which Section 2.15(a) shall exclusively govern) and (y) changes in the basis taxation of Excluded Taxes), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the basis therefor shall be delivered to the Borrowers by the applicable Lender (with a copy to the Administrative Agent) and shall be prima facie evidence thereof. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.17, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this paragraph shall be delivered to the Borrowers and shall be prima facie evidence thereof. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment and supported by calculations thereof in reasonable detail delivered to a Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender shall deliver to each Borrower (with a copy to the Administrative Agent) two copies of (i) in the case of Foreign Lender claiming exemption under an applicable income tax treaty or under Section 1442(b) of the Code and applicable Treasury regulations thereunder, either United States Internal Revenue Service Form W-8BEN or Form W-8ECI (or any subsequent versions thereof or successors thereto), or, (ii) in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", Form W-8BEN, (or any subsequent versions thereof or successors thereto) and a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder of such Borrower (within the meaning of Section 871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Code), in either case, properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by such Borrower under this Agreement or any other Loan Document. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement or designates a new lending office. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender, or otherwise upon the reasonable request of such Borrower. Notwithstanding any other provision of this Section 2.15, a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.15 that such Foreign Lender is not legally able to deliver.

                  (f) With respect to any Indemnified Tax or Other Tax for which any Borrower may be required to indemnify or to make additional payments for the account of the Administrative Agent or any Lender under this Section 2.15, the Administrative

Agent and/or such Lender shall use reasonable efforts (at such Borrower's sole cost and expense) to fulfill any certification, documentation, reporting, registration or similar requirements prescribed by the relevant governmental or other taxing authority as a condition to a reduction or elimination of such Tax; provided that the Adminstrative Agent or Lender, as applicable, has been informed of such requirement in writing by such Borrower.

                  (g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower pursuant to this Section 2.15, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made by such Borrower under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the written request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.15 shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set- offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at The Chase Manhattan Bank, New York, New York, ABA no. 021000021, account no. 9101449099, phone no. (212) 552-2222 (or such other account as the Administrative Agent shall from time to time specify by notice), except that payments pursuant to Sections 2.10(b), 2.10(c), 2.13, 2.14, 2.15 and
9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) Each repayment or prepayment of principal of the Loans of any Borrower hereunder, or selection of Borrowings of any Borrower for repayment or prepayment, shall be made such that the benefit of such repayment or prepayment is shared by the Lenders ratably in accordance with the aggregate principal amount of their respective Loans to such Borrower then outstanding.

                  (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (e) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (f) Without limiting the generality of paragraph (a) above, each Borrower's obligations to make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or otherwise) shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, counterclaim, defense or recoupment for any reason, including any failure of any equipment or other assets acquired pursuant to the Supply Agreement or any part thereof, or any dispute with, breach of representation or warranty by or claim against any supplier, manufacturer, installer, vendor or distributer, including Lucent. The provisions of this paragraph shall not be construed as a waiver by the Parent or any Borrower of any rights they may have under the Supply Agreement.

                  SECTION 2.17. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then, if requested by any Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment made at any Borrower's request.

                  (b) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                  SECTION 2.18. Refinancing Requirement. (a) At any time that the aggregate principal amount of outstanding Lucent Loans equals or exceeds $500,000,000, Lucent may, in its sole discretion, require by notice to the Borrowers and the Parent (a "Refinancing Notice") that the Borrowers and the Parent refinance all (or, in Lucent's sole discretion, a specified portion) of the outstanding Loans. If a Refinancing Notice is given and the Borrowers fail to prepay the required amount of Loans by the Refinancing Trigger Date with respect to such Refinancing Notice, then such failure shall not constitute an Event of Default, but shall result in the commencement of a Refinancing Period (unless a Refinancing Period previously commenced and is then continuing, in which case the requirements of such Refinancing Notice shall be taken into consideration in determining the end of such Refinancing Period). Lucent may deliver Refinancing Notices from time to time hereunder whenever it is entitled to do so, and delivery of a Refinancing Notice requiring the refinancing of less than all outstanding Loans shall not prevent Lucent from subsequently delivering a Refinancing Notice requiring the refinancing of additional Loans provided only that the aggregate outstanding principal amount of Lucent Loans equals or exceeds $500,000,000 at the time any Refinancing Notice is given. Any failure or delay by Lucent in giving a Refinancing Notice when it is entitled to do so shall not be construed as a waiver of Lucent's rights to give Refinancing Notices. It is understood that, if a Refinancing Notice requires that all outstanding Loans be refinanced, the Borrowers shall be deemed not to have satisfied such requirement until there are no Loans outstanding.

                  (b) Subject to paragraph (c) below, during any Refinancing Period the Applicable Margin with respect to all outstanding Loans will be increased by 2.0% per annum. In addition, during any Refinancing Period, Borrowings will be permitted only for the purpose of making payments of the Purchase Price of Lucent Products, except that Third Party Products purchased by the Designated Borrower pursuant to the Supply Agreement may be financed during a Refinancing Period to the extent that, for any applicable Borrowing, the Purchase Price of such Third Party Products does not exceed the greater of (i) the maximum non-Lucent content percentage allowed under the Supply

Agreement in relation to the Purchase Price of the Lucent Products financed by the same Borrowing or (ii) an amount less than or equal to the Eligible Equipment and Services comprised of Lucent Products purchased under the Supply Agreement after April 15, 2000, and not financed by any Loans hereunder. The foregoing shall not be construed to limit Lucent's other rights and remedies during any Refinancing Period.

                  (c) If a Refinancing Period has commenced and is continuing but (i) all lending commitments under the Bank Credit Agreement are fully funded, (ii) a refinancing of outstanding Loans has occurred subsequent to the date of the Refinancing Notice that resulted in the commencement of such Refinancing Period but such refinancing was insufficient to prepay the required amount of Loans and, due solely to adverse market conditions (as determined by Lucent), a refinancing could not be consummated in an amount sufficient to prepay a greater principal amount of outstanding Loans and (iii) the aggregate principal amount of outstanding Loans does not exceed $250,000,000 after giving effect to such refinancing, then the 2.0% per annum increase in the Applicable Margin during such Refinancing Period (as provided in paragraph (b) above) will not apply to any Loans advanced during the remainder of such Refinancing Period (but shall continue to apply during such Refinancing Period to Loans outstanding prior to satisfaction of the conditions referred to in clauses (i), (ii) and
(iii) of this paragraph); provided that (A) the other rights and remedies applicable during a Refinancing Period will continue to apply so long as such Refinancing Period continues and (B) if at any time thereafter during such Refinancing Period the aggregate outstanding principal amount of Lucent Loans equals or exceeds $500,000,000 and Lucent gives another Refinancing Notice to the Borrowers and the Parent, then on and after the Refinancing Trigger Date with respect to such Refinancing Notice, if a Refinancing Period is continuing, the 2.0% per annum increase in the Applicable Margin specified in paragraph (b) above will apply to all outstanding Loans for the remainder of such Refinancing Period, notwithstanding any subsequent prepayment of Loans that is insufficient to terminate such Refinancing Period and notwithstanding satisfaction of the conditions referred to in clauses (i), (ii) and (iii) of this paragraph.

                  SECTION 2.19. Conversion Notes. (a) During any Refinancing Period, Lucent may elect to convert at any time in whole, or from time to time in part, the outstanding Lucent Loans to Conversion Notes in accordance with this Section and the Conversion Indenture. In order to effect any such conversion, Lucent shall execute and deliver a Conversion Certificate to the Conversion Trustee in accordance with Section 2.02 of the Conversion Indenture. Lucent shall deliver to each of the Borrowers, the Parent and the Agents a copy of each Conversion Certificate so delivered to the Conversion Trustee, at the time such Conversion Certificate is so delivered to the Conversion Trustee. Effective upon authentication and delivery by the Conversion Trustee of any Conversion Notes in accordance with Section 2.02 of the Conversion Indenture, Lucent Loans in an aggregate principal amount equal to the principal amount of such Conversion Notes shall be deemed to have been converted to such Conversion Notes for all purposes of the Loan Documents.

                  (b) On each date on which Lucent Loans are converted to Conversion Notes as provided herein, each Borrower shall pay to the Administrative Agent, for distribution to Lucent, all accrued and unpaid interest on its Lucent Loans so converted.

                  (c) On each occasion that Lucent delivers a Conversion Certificate as contemplated hereby, Lucent shall notify the Administrative Agent and the Borrowers of the specific Lucent Loan or Lucent Loans that are to be converted. If there is more than one Borrower at the time, such notice shall comply with Section 2.21.

                  (d) Upon any conversion of Lucent Loans to Conversion Notes, the indebtedness of the applicable Borrower or Borrowers represented by the Lucent Loans so converted shall become indebtedness of the Parent as a result of such conversion and shall cease to constitute "Loans" for all purposes of the Loan Documents, and the applicable Borrower or Borrowers shall be released from their liability in respect thereof.

                  (e) Promptly after the date hereof the Parent shall prepare and file, and prior to the earlier of (i) the date on which the aggregate principal amount (on a cumulative basis) of Loans borrowed hereunder equals or exceeds $250,000,000 and (ii) September 30, 2000, the Parent shall cause to become effective a registration statement under the Securities Act, and thereafter the Parent shall at all times maintain in effect one or more registration statements under the Securities Act, with respect to the offering and sale by the Lenders who hold the Lucent Loans (and any underwriters on their behalf) of Conversion Notes in an aggregate principal amount not less then the aggregate principal amount of outstanding Loans. Any such registration statement or registration statements may be shelf registration statements registering the offering and sale of debt and/or equity securities of the Parent so long as any offer and sale of Conversion Notes are covered thereby. Any and all such registration statements shall comply with the requirements of the Conversion Agreement.

                  SECTION 2.20. Replacement Borrowers and Released Borrowers.
(a) Subject to the requirements of this Section and Section 4.04, any corporation or limited liability company that is a Wholly Owned Subsidiary of the Pledgor may become a Borrower hereunder. The Parent shall notify the Agents and the Lenders thereof not less than 10 Business Days prior to the proposed effective date of any such Subsidiary becoming a Borrower. Any such notice shall specify the identity of the proposed Replacement Borrower and the proposed effective date of such proposed Replacement Borrower becoming a Borrower.

                  (b) Any Replacement Borrower must be a corporation or limited liability company that (i) is Wholly Owned directly by the Pledgor and Wholly Owned indirectly by the Bank Borrower, (ii) is organized under the laws of one of the states of the United States of America and (iii) prior to the date of becoming a Borrower hereunder, has not conducted any business or acquired any assets or incurred any Indebtedness or other liabilities (other than liabilities incidental to its organization and existence).

                  (c) Any proposed addition of a proposed Replacement Borrower as a Borrower hereunder shall be subject to satisfaction of the conditions set forth in Section 4.04 and, unless and until such conditions are satisfied, no such proposed Replacement Borrower shall become a Borrower hereunder. On the effective date of any such proposed Replacement Borrower becoming a Borrower, such Replacement Borrower shall become a "Borrower" and the "Designated Borrower" for all purposes of the Loan Documents (entitled to the full rights and benefits of, and subject to all obligations of, a Borrower hereunder), and the Borrower that was the Designated Borrower prior to such effective date shall cease to be the Designated Borrower for all purposes of the Loan Documents. Without limiting the generality of the foregoing, upon a Replacement Borrower becoming a Borrower hereunder, the previous Designated Borrower shall be deemed to have assigned the Commitments (and all obligations to pay commitment fees hereunder, including fees previously accrued and not yet paid) to such Replacement Borrower, and such Replacement Borrower shall be deemed to have assumed the Commitments (and such obligation to pay commitment fees), with the effect that such Replacement Borrower shall be the only Borrower hereunder that is permitted to borrow additional Loans under Section 2.01 unless and until another Replacement Borrower becomes a Borrower hereunder in accordance with this Section and Section 4.04. When a Borrower ceases to be the Designated Borrower hereunder upon a Replacement Borrower becoming a Borrower as provided herein, such Borrower that is no longer the Designated Borrower shall continue to constitute a Borrower hereunder for all purposes of the Loan Documents and to remain liable as such for all outstanding

Loans made to it while it was the Designated Borrower and accrued interest thereon, as well as all other obligations of a Borrower hereunder (except as expressly provided above with respect to commitment fees) unless and until such Borrower becomes a Released Borrower as provided herein. It is expressly understood that there shall not be more than two Borrowers hereunder at any time and, at any time that there is more than one Borrower hereunder, the Borrower that is not the Designated Borrower is referred to herein as the "Second Borrower".

                  (d) Subject to the requirements of this Section and Section 4.05, a Borrower may become a Released Borrower. The Parent shall notify the Lenders thereof not less than five Business Days prior to the proposed effective date of any Borrower becoming a Released Borrower. Any such notice shall specify the identity of the proposed Released Borrower and the proposed effective date of such Borrower becoming a Released Borrower. A Borrower shall not become a Released Borrower unless and until all conditions set forth in Section 4.05 are satisfied with respect to such Borrower.

                  (e) Upon the effectiveness of a Borrower hereunder becoming a Released Borrower (i) such Released Borrower shall cease to be a "Borrower" for all purposes of the Loan Documents and shall be released from all liability in respect of the Obligations, (ii) the U.S. Security Agreement entered into by the Released Borrower, and any Foreign Subsidiary Security Agreements entered into by any Foreign Subsidiary Equipment Owner in order to grant security interests in any Collateral financed with Loans made to such Released Borrower, shall cease to constitute "Security Agreements" for all purposes of the Loan Documents and, subject to the following provisions of this paragraph, any Liens granted under such Security Agreements shall be released, and (iii) the Capital Stock of such Released Borrower pledged under the Pledge Agreement shall cease to secure the Obligations and, subject to the following provisions of this paragraph, the Collateral Agent shall release such Capital Stock from the lien of the Pledge Agreement, and return to or as directed by the Pledgor the stock certificates representing such Capital Stock; provided that, if required by the Bank Credit Agreement, (A) the Liens granted under the Security Agreements referred to in clause (ii) above shall not terminate, but shall be assigned by the Collateral Agent to the Bank Agent to secure the Bank Loans and (B) the Capital Stock of such Released Borrower shall be pledged to secure the Bank Loans (or, if already pledged, shall continue to be pledged to secure the Bank Loans) and the stock certificates representing such pledged Capital Stock shall be delivered to the Bank Agent. It is expressly understood that, notwithstanding any contrary provision of any Loan Document, any Obligations (contingent or otherwise) of a Borrower, other than Loans made to it and accrued interest thereon, shall not terminate by reason of such Borrower becoming a Released Borrower, but shall continue to constitute Obligations for all purposes of the Loan Documents and shall be deemed to have been assumed by the Borrower that is the Designated Borrower at the time.

                  SECTION 2.21. Borrower Payment Allocations. At any time that there are two Borrowers hereunder:

                  (a) all payments of principal in respect of outstanding Loans (whether in respect of scheduled installments or mandatory or optional prepayments) shall be made solely in respect of, and allocated to repay, outstanding Loans of the Second Borrower until all Loans of the Second Borrower have been fully repaid, then in respect of outstanding Loans of the Designated Borrower; provided that (i) the foregoing shall not apply to prepayments pursuant to Section 2.09(c) in respect of a Collateral Trigger Event, which shall be made in respect of and allocated to repay outstanding Loans of the applicable Borrower to whom Loans were made to finance the Collateral affected by such Collateral Trigger Event, and (ii) the foregoing shall not be construed to limit or affect any remedies that may be exercised upon an Event of Default, or to apply to the allocation and distribution of any amounts that may be recovered upon any exercise of remedies, including any distributions pursuant to the Security Documents, which shall be distributed as provided therein; and

                  (b) any conversion of Lucent Loans to Conversion Notes as contemplated by Section 2.19 shall be made solely in respect of outstanding Lucent Loans of the Second Borrower unless and until there are no outstanding Lucent Loans of the Second Borrower, then in respect of outstanding Lucent Loans of the Designated Borrower.

                  SECTION 2.22. Mandatory Assignment of Loans. (a) At any time that there are two Borrowers hereunder and any Bank Loans are outstanding, any one or more of the Bank Lenders may purchase all (but not less than all) outstanding Loans of the Second Borrower in accordance with and subject to the requirements of this Section. In order to exercise the rights granted under this Section, the Bank Lender or Bank Lenders exercising such rights shall notify the Administrative Agent and the Borrowers not less than five Business Days prior to the proposed effective date of such purchase, which notice shall specify the proposed effective date of such purchase. Upon receipt of any such notice, the Administrative Agent shall notify the Lenders thereof.

                  (b) The obligations of the Lenders to sell and assign Loans pursuant to any exercise by any Bank Lender or Bank Lenders of their rights under this Section shall be subject to the condition that (i) the Administrative Agent shall have received payment of the purchase price of the outstanding Loans of the Second Borrower in an amount equal to the sum of the principal amount of all outstanding Loans of the Second Borrower as of the date of purchase plus accrued and unpaid interest thereon to the date of purchase plus any amounts that would be required to be paid pursuant to Section 2.14 (determined as if the purchased Loans were being prepaid on the date of purchase) and (ii) subject to paragraph (d) below, the applicable Bank Lender or Bank Lenders shall have entered into arrangements with the Second Borrower and the Parent (and the Parent and the Second Borrower agree to cooperate in concluding such arrangements), reasonably satisfactory to the Administrative Agent, providing for the Loans of the Second Borrower to be evidenced by one or more separate agreements and instruments after giving effect to such purchase. Promptly after receipt thereof, the Administrative Agent shall distribute to the applicable Lenders their respective shares of such purchase price.

                  (c) Subject to paragraph (d) below, upon consummation of the purchase by any Bank Lender or Bank Lenders of the Loans of a Second Borrower in accordance with this Section, such Second Borrower shall become a Released Borrower with the consequences set forth in Section 2.20, except that (i) such Released Borrower shall remain liable for its Loans, (ii) the U.S. Security Agreement entered into by such Released Borrower, and any Foreign Subsidiary Security Agreements entered into by any Foreign Subsidiary Equipment Owner in order to grant security interests in any Collateral financed with Loans made to such Released Borrower, shall continue to secure the Loans of such Released Borrower (but not any Obligations of any other Borrower), and the Collateral Agent shall assign such Security Agreements to or as directed by such Bank Lender or Bank Lenders, (iii) the Capital Stock of such Released Borrower shall continue to secure the Loans of such Released Borrower (but not any Obligations of any other Borrower) and shall be delivered by the Collateral Agent to or as directed by such Bank Lender or Bank Lenders and (iv) the Loans so purchased and accrued interest thereon shall cease to be secured by the remaining Security Documents.

                  (d) In the event that it is not possible for the applicable Bank Lender or Bank Lenders to conclude the arrangements contemplated by clause
(ii) of paragraph (b) above, then the Agents and the Lenders agree to enter into an intercreditor agreement with the Bank Lender or Bank Lenders that desire to purchase the Second Borrower's

Loans, which agreement shall provide to such Bank Lender or Bank Lenders (on the one hand) and to the Agents and the Lenders (on the other hand) the same rights and economic benefits that they would have had if such arrangements had been concluded. Any such intercreditor agreement must be in form and substance reasonably satisfactory to all parties thereto and shall be entered into on the date of consummation of the purchase and sale of Loans of the applicable Second Borrower. If any such intercreditor agreement is entered into, then the Second Borrower shall not become a Released Borrower upon consummation of such purchase and sale of its Loans and paragraph (c) above shall not apply.

                  (e) This Section 2.22 is intended to be for the benefit of the Bank Lenders and may be enforced by the Bank Agent on their behalf. This Section
2.22 may not be amended without the prior written consent of the Bank Agent. The Parent and the Borrowers acknowledge and agree that (i) any transaction contemplated by this Section 2.22 shall not require their consent or approval and (ii) they do not have any rights under this Section.


                                   ARTICLE III

                         Representations and Warranties

                  Each of the Parent and the Borrowers represents and warrants to the Lenders that:

                  SECTION 3.01. Corporate Organization and Power. Each Consolidated Group Member is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization; has all necessary corporate power to own its property and to carry on its business as now being conducted; and is duly licensed or qualified to do business and, if applicable, is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified, or to be in good standing, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding shares of Capital Stock of each Consolidated Group Member have been duly authorized and validly issued and are fully paid and nonassessable. All such shares owned by any Consolidated Group Member are owned beneficially, and of record, free of any Lien, except Liens created under the Pledge Agreement or the Bank Credit Documents.

                  SECTION 3.02. Subsidiaries. Schedule 3.02 identifies each direct or indirect Subsidiary of the Parent as of the date hereof and sets forth for each Subsidiary, (i) the jurisdiction of its organization, (ii) the percentage as the case may be (or other ownership interest) of issued and outstanding shares of each class of its Capital Stock owned by each Bank Loan Party and if such percentage is not 100% (excluding directors' qualifying shares as required by law or a similar immaterial number of shares owned by third parties to comply with local shareholder residency requirements outside the United States), (iii) a description of each class of its authorized Capital Stock and the number of shares of each class issued and outstanding and (iv) its status as a Restricted Subsidiary, Temporary Restricted Subsidiary, Principal Subsidiary, Designated Foreign Subsidiary, Borrower or Unrestricted Subsidiary, as the case may be.

                  SECTION 3.03. Corporate Authority. Each Loan Party has all necessary corporate power and authority to execute and deliver, and to Incur and perform its obligations under, each of the Loan Documents to which it is a party (and, in the case of the Parent, the Conversion Indenture), all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders is required as condition to the validity or performance of, or the exercise by either Agent, or the Lenders of any of their rights or remedies under, any Loan Document.

                  SECTION 3.04. Binding Obligation. Each of the Loan Documents constitutes the valid and legally binding obligation of each Loan Party that is a party thereto, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  SECTION 3.05. Litigation; Labor Controversies. Except as described in Schedule 3.05A hereto, there are no proceedings or investigations now pending or, to the knowledge of any Responsible Officer, threatened against any Consolidated Group Member before any court or arbitrator or before or by any Governmental Authority which, individually or in the aggregate, if determined adversely to the interests of such Consolidated Group Member could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.05B, there are no labor controversies pending or, to the best knowledge of any Responsible Officer, threatened against any Consolidated Group Member that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 3.06. Governmental Approvals; No Conflicts. (a) All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from any Governmental Authority or other Person necessary for the execution, delivery and performance by each Loan Party of, and the Incurrence and performance of each of its obligations under, each of the Loan Documents to which such Loan Party is a party (and, in the case of the Parent, the Conversion Indenture) and the exercise by the Agents and the Lenders of their remedies under each of the Loan Documents have been effected or obtained and are in full force and effect except (i) filings necessary to perfect Liens created under the Security Documents, (ii) consents from any Governmental Authority with respect to transfers of control of Telecommunications Licenses and (iii) consents from any Governmental Authority or Person the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) There is no statute, regulation, rule, order or judgment, and no provision of any agreement or instrument binding upon any Consolidated Group Member, or affecting its Properties, and no provision of the certificate of incorporation or by-laws (or similar constitutive instruments) of any Consolidated Group Member, that would prohibit, conflict with or in any way impair the execution or delivery of, or the Incurrence or performance of any obligations of any Consolidated Group Member under, any Loan Document (other than dollar limitations on Incurrence of Indebtedness) or result in or require the creation or imposition of any Lien on Property of any Consolidated Group Member as a consequence of the execution, delivery and performance of any Loan Document other than as otherwise provided therein.

                  SECTION 3.07 Financial Condition. (a) The consolidated balance sheets of the Parent as of December 31, 1998 and 1999, together with consolidated statements of income, retained earnings, paid-in capital and surplus and cash flows for the fiscal year then ended, reported upon by Grant Thornton LLP, heretofore delivered to the Administrative Agent and the Lenders, fairly present the Parent's consolidated financial condition and consolidated results of operations and transactions in capital accounts as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the period involved. There are no material liabilities (whether known or unknown, direct or indirect, fixed or contingent, and of any nature whatsoever) of the Consolidated Group on a consolidated basis as of the date of such balance sheet that are not reflected therein or in the notes thereto.

                  (b) Except as provided in Schedule 3.07, there has been no event or circumstance that has had a Material Adverse Effect since December 31, 1999.

                  SECTION 3.08. Taxes. Each Consolidated Group Member has filed or caused to be filed all material tax returns that are required to be filed and paid and discharged material taxes that are shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments or other governmental charges, imposed on it or any of its property by any Governmental Authority, except to the extent that (a)(i) such taxes, assessments and governmental charges which are being contested in good faith and by appropriate proceedings and (ii) adequate reserves are being maintained (in accordance with GAAP) or (b) any failure to file such tax returns or to pay and discharge such taxes, assessments or governmental charges could not reasonably be expected to result in a Material Adverse Effect. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Subsidiaries on a consolidated basis for any taxes or other governmental charges are adequate.

                  SECTION 3.09. Margin Regulations; Margin Stock. None of the Consolidated Group Members is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

                  SECTION 3.10. Compliance with ERISA. Each member of the ERISA Group is in compliance with the applicable provisions of ERISA and the Code with respect to each Plan, except for any failure so to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) an accumulated funding deficiency under Section 412 of the Code in respect of any Pension Plan, whether or not waived, (ii) failed to make any contribution or payment to any Pension Plan, or made any amendment to any Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under
Section 302(f) of ERISA or Section 401(a)(29) of the Code, (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, all of which have been paid or (iv) engaged in a transaction with respect to a Plan, which (assuming the taxable period of such transaction, within the meaning of Section 4975(f)(2) of the Code, to have expired as of the date hereof) has resulted or could reasonably be expected to result in such member being subject to a material tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA. As of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all benefit liabilities (as determined on the basis of the actuarial assumptions contained in the most recent actuarial valuation) did not exceed the then fair market value of the assets of any Pension Plan by more than $25.0 million, and there has been no material change in the financial condition of any Pension Plan since the last day of the most recent plan year. No member of the ERISA Group has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA with respect to a Multiemployer Plan in an amount in excess of $25.0 million, nor has any member of the ERISA Group received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made or otherwise, a Material Adverse Effect.

                  SECTION 3.11. Investment Company and Holding Company Status. None of the Consolidated Group Members is (i) an "investment company" or a company

"controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to Incur indebtedness for money borrowed as contemplated hereby.

                  SECTION 3.12. Properties and Licenses. (a) On the date hereof, excluding the licenses described in Section 3.13 (and other spectrum or broadcasting licenses that are not Telecommunications Licenses), each Consolidated Group Member has good and marketable title to, or valid leasehold interests in, all of its properties and assets that are reflected on the consolidated balance sheet of the Parent as of December 31, 1999, referred to in
Section 3.07(a), except for such immaterial properties and assets as have been disposed of in the ordinary course of business and except for minor defects in title that do not interfere with the ability of such Consolidated Group Member to conduct its business as now conducted. All such assets and properties are so owned or held free and clear of all Liens, except Permitted Liens.

                  (b) Each Consolidated Group Member owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Consolidated Group Member does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Each Consolidated Group Member has all licenses and permits that are material to the business of such Consolidated Group Member. Each license or permit that is material to the business of such Consolidated Group Member is valid and in full force and effect, and such Consolidated Group Member is in compliance in all material respects with the terms and conditions thereof.

                  SECTION 3.13. Telecommunications Business and
Telecommunications Licenses. (a) The Parent and its Subsidiaries are in compliance in all material respects with the Communications Act and with all applicable rules, regulations and policies of the FCC.

                  (b) Each Consolidated Group Member has disclosed on Schedule 3.13A a complete and accurate list of (i) all 38 and 28 GHZ spectrum licenses and (ii) all other licenses, the loss of which could reasonably be expected to result in a Material Adverse Effect on a consolidated basis, issued by the FCC and held as of the date hereof by such Consolidated Group Member (the "Telecommunications Licenses"). All of the Telecommunications Licenses are currently valid and in full force and effect. No Responsible Officer has knowledge or could have reasonably been expected to have knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than FCC rulemaking proceedings and other proceedings relating to the wireless communications industry generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Telecommunications Licenses, except as disclosed on Schedule 3.13B.

                  (c) Except as disclosed on Schedule 3.13B, no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspen sion, modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any Telecommunications License the loss of which could reasonably be expected to have a Material Adverse Effect or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of any Consolidated Group Member thereunder.

                  (d) Each Consolidated Group Member has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true and complete in all material respects.

                  (e) Each Consolidated Group Member has no reason to believe that any of the Telecommunications Licenses will not be renewed in the ordinary course.

                  SECTION 3.14. Investments. Schedule 3.14 discloses a complete and accurate list of all Investments of each Consolidated Group Member existing on the date hereof.

                  SECTION 3.15. Compliance with Laws and Charter Documents. (a) None of the Consolidated Group Members is, or as a result of performing any of its obligations under the Loan Documents will be, in violation in any material respect of (i) any law, statute, rule, regulation or order of any Governmental Authority (including Environmental Laws) applicable to it or its material properties or assets or (ii) its certificate of incorporation, by-laws or any similar constitutive document.

                  (b) Each Consolidated Group Member has all necessary authorizations, consents, approvals, registrations, franchises, licenses and permits, with or from Governmental Authorities and other Persons for it to own its properties and conduct its business as currently conducted and contemplated, except to the extent failure to have the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.16. Environmental Protection. To any Responsible Officer's knowledge or based on any knowledge such Responsible Officer could reasonably be expected to have, all real property owned or leased by such Consolidated Group Member is free of contamination from any Hazardous Substance, or a constituent thereof, that could result in the incurrence of liabilities that would reasonably be expected to have a Material Adverse Effect. To any Responsible Officer's knowledge or based on any knowledge such Responsible Officer could reasonably be expected to have, no such Consolidated Group Member has caused or suffered to occur any release of any Hazardous Substance into the environment or any other conditions that, individually or in the aggregate, could reasonably be expected to result in the incurrence of material liabilities or any material violations of any Environmental Laws that would reasonably be expected to have a Material Adverse Effect. To any Responsible Officer's knowledge or based on any knowledge such Responsible Officer could reasonably be expected to have, no such Consolidated Group Member has caused or suffered to occur any condition on any of its property that could give rise to the imposition of any lien under the Environmental Laws that would reasonably be expected to have a Material Adverse Effect. To any Responsible Officer's knowledge or based on any knowledge such Responsible Officer could reasonably be expected to have, no Consolidated Group Member is engaged in any manufacturing or any other operations, other than the use and storage in the ordinary course of their business of petroleum products and amounts of Hazardous Substances customarily used in the maintenance of office buildings and used for provision of Telecommunications Business that require the use, handling, transportation, storage or disposal of any Hazardous Substance, where such operations require permits or are otherwise regulated pursuant to the Environmental Laws.

                  SECTION 3.17. Insurance. All of the properties and operations of each Consolidated Group Member of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and each

Consolidated Group Member carries, with such insurers in customary amounts as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated, except for self insurance (including deductibles) maintained in accordance with customary norms.

                  SECTION 3.18. Compliance with Agreements. None of the Consolidated Group Members is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 3.19. Full Disclosure. All information (other than projections, budgets, and analysts' reports) relating to any Consolidated Group Member delivered in writing to either Agent or any Lender in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date such information was delivered. The most recent projections and budgets for the Consolidated Group delivered to either Agent or any Lender prior to the date hereof have been prepared in good faith on assumptions believed to be reasonable with respect to such Consolidated Group Member on March 31, 2000.

                  SECTION 3.20. Supply Agreement. The Supply Agreement is in full force and effect. The Parent and the Borrowers (a) are in compliance in all material respects with the terms and conditions of the Supply Agreement and (b) have not terminated, nor taken any action which could result in the termination of, the Supply Agreement (except during the Disengagement Period, as defined in the Supply Agreement).

                  SECTION 3.21. Security Documents. The representations and warranties in the Security Documents are true and correct.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The Commitments of the Lenders hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Agents and the Lenders, dated the Effective Date and addressing such matters relating to the Loan Parties, the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent) of each of (i) Graubard Mollen & Miller, counsel for the Parent and the Initial Borrower, (ii) Shearman & Sterling, counsel for the Parent and the Initial Borrower, and (iii) Willkie Farr & Gallagher, special FCC counsel for Parent and the Initial

         Borrower. The Parent and the Initial Borrower hereby request their counsel referred to in this paragraph to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The organizational documents of the Initial Borrower shall require that all its Capital Stock be evidenced by certificates.

                  (d) The Agents and Lucent shall be satisfied that all fees and other amounts due and payable to them hereunder on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Initial Borrower hereunder or under any other Loan Document, have been paid.

                  (e) The Administrative Agent shall have received counterparts of the Guarantee Agreement signed on behalf of each Guarantor.

                  (f) The Collateral Agent shall have received counterparts of the U.S. Security Agreement signed on behalf of the Initial Borrower.

                  (g) The Collateral Agent shall have received (i) counterparts of the Pledge Agreement signed on behalf of the Pledgor and (ii) certificates evidencing all the outstanding shares of Capital Stock of the Initial Borrower, together with stock powers or other instruments of transfer with respect thereto endorsed in blank.

                  (h) A restructuring of the corporate holdings of the Parent resulting in (i) the Bank Borrower being directly wholly owned by the Parent, (ii) except as set forth on Schedule 4.01, (A) the Bank Borrower replacing the Parent as the direct or indirect parent of all the Parent's Subsidiaries and (B) the Parent's ownership of all such Subsidiaries being indirect and solely through the Parent's ownership of the Bank Borrower, and (iii) the Initial Borrower being directly wholly owned by the Pledgor, shall have taken place on terms reasonably satisfactory to the Administrative Agent and the Lenders.

                  (i) The Bank Credit Documents shall have been executed and delivered by the parties thereto and copies thereof shall have been delivered to the Administrative Agent, together with a certificate, dated the Effective Date and signed by a Vice President or a Financial Officer of the Parent, to the effect that true and complete copies of all the Bank Credit Documents have been so delivered. The terms and conditions of the Bank Credit Documents shall be reasonably satisfactory to Lucent. All conditions to the availability of loans under the Bank Credit Agreement shall have been satisfied and the initial borrowing of loans thereunder shall have been made.

                  (j) All loans outstanding under the Existing Credit Agreement, together with accrued and unpaid interest thereon and all accrued and unpaid fees and any other payment obligations owing under the Existing Credit Agreement, shall have been paid in full and all "Commitments" (as defined in the Existing Credit Agreement) shall have been terminated.

                  (k) The Lenders shall have received the certificate of the Chief Financial Officer of the Parent required under the indentures governing the Bond Notes.

                  The Administrative Agent shall notify the Initial Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

                  SECTION 4.02. First Borrowing. The obligations of the Lenders to make the initial Loans hereunder on the occasion of the first Borrowing are subject to the satisfaction of the following conditions, in addition to those set forth in Section 4.03:

                  (a)  The Effective Date shall have occurred.

                  (b) Lucent shall have received counterparts of the Conversion Indenture and the Conversion Agreement, signed on behalf of each party thereto. All arrangements for the issuance of Conversion Notes (including delivery to the Conversion Trustee of the Securities Authentication Order (as defined in the Conversion Indenture) and Conversion Notes duly executed on behalf of the Parent in an aggregate principal amount of $2,000,000,000) shall have been completed in a manner reasonably satisfactory to Lucent.

                  (c) The Administrative Agent shall have received a certificate, dated the date of the first Borrowing and signed by the President, a Vice President or a Financial Officer of each of the Parent and the Initial Borrower, confirming compliance with the conditions set forth in Section 4.03.

                  (d) The Agents and Lucent shall be satisfied that all fees and other amounts due and payable to them hereunder on or prior to the date of the first Borrowing, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Initial Borrower hereunder or under any other Loan Document, have been paid.

                  (e) The Collateral Agent shall have received counterparts of an Equipment User Agreement or other document contemplated by Section 6.13, in either case signed on behalf of the initial Equipment User or Users.

                  (f) The Agents shall have received evidence reasonably satisfactory to them that all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by either Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the U.S. Security Agreement entered into by the Initial Borrower, and to protect the Initial Borrower's ownership interest in (and the Lien of such U.S. Security Agreement on) all Collateral that will be leased to or otherwise possessed by any initial Affiliated Equipment User, have been so filed, registered or recorded.

                  (g) The Agents shall have received a completed Perfection Certificate dated the date of the first Borrowing and signed by a Financial Officer of the Initial Borrower, together with all attachments contemplated thereby, including (i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Initial Borrower in the jurisdictions contemplated by the Perfection Certificate and (ii) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agents that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.03 or have been released.

                  (h) The Administrative Agent shall have received evidence reasonably satisfactory to it that the insurance required by Section
         5.05 and the U.S. Security Agreement is in effect and that the Collateral Agent has been named as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of any Borrower or any Foreign Subsidiary Equipment Owner constituting Collateral.

                  (i) As of the date of the first Borrowing, all funding commitments in respect of all other credit facilities of the Parent and its Subsidiaries, including all commitments under the Bank Credit Agreement, shall be fully drawn, and the Administrative Agent shall have received a certificate to such effect dated the date of such Borrowing and signed by a Financial Officer of the Parent.

                  SECTION 4.03. Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) At the time of and immediately after giving effect to such Borrowing, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (or, in the case of any representation or warranty that is not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing (or, in the case of any representation and warranty that expressly relates to an earlier date, on and as of such earlier date).

                  (b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

                  (c) At the time of and immediately after giving effect to such Borrowing, the Supply Agreement shall be in full force and effect and the Parent and the Borrowers shall be in compliance therewith in all material respects.

                  (d) At the time of and immediately after giving effect to such Borrowing the Parent shall be in compliance with its obligations under
         Section 2.19, if applicable, with respect to the Shelf Registration.

                  (e) If any portion of such Borrowing is to be used to finance all or any part of the Purchase Price of any assets that have been or are being acquired by or transferred to a Foreign Subsidiary Equipment Owner as contemplated by Section 6.13, then all arrangements with respect thereto contemplated by Section 6.13 shall have been completed.

Each Borrowing shall be deemed to constitute a representation and warranty by the Designated Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c), (d) and, if applicable, (e) of this Section.

                  SECTION 4.04. Replacement Borrower. The effectiveness of any addition of a proposed Replacement Borrower as a Borrower hereunder as contemplated by Section 2.20 is subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent shall have received from such Replacement Borrower an instrument signed on behalf of such Replacement Borrower and reasonably satisfactory in form and substance to the Administrative Agent and its counsel, pursuant to which such Replacement Borrower shall agree to become a Borrower and the Designated Borrower hereunder and to assume all obligations of a Borrower and the Designated Borrower hereunder.

                  (b) The Administrative Agent shall have received favorable written opinions (addressed to the Agents and the Lenders, dated the effective date of such Replacement Borrower becoming a Borrower and addressing such matters relating to the Loan Parties, the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent) of counsel to the Parent and such Replacement Borrower (which counsel shall be reasonably satisfactory to the Administrative Agent).

                  (c) Such Replacement Borrower shall be a recently organized, limited purpose corporation or limited liability company that, prior to the effective date of becoming a Borrower hereunder, shall not have engaged in any business or activity, acquired any assets (other than cash) or incurred any liabilities (other than liabilities incidental to its organization and existence).

                  (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Replacement Borrower, the authorization of the Transactions and any other legal matters relating to such Replacement Borrower, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel. If such Replacement Borrower is a limited liability company, its organizational documents shall require that all its Capital Stock be evidenced by certificates.

                  (e) The Administrative Agent shall have received written confirmation from the Guarantors that their Guarantees under the Guarantee Agreement shall continue to apply to the Obligations of such Replacement Borrower.

                  (f) The Collateral Agent shall have received counterparts of a U.S. Security Agreement signed on behalf of such Replacement Borrower.

                  (g) The Collateral Agent shall have received certificates evidencing all the outstanding shares of Capital Stock of such Replacement Borrower, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, in accordance with the Pledge Agreement.

                  (h) The Administrative Agent shall have received a certificate, dated the effective date of such Replacement Borrower becoming a Borrower and signed by the President, a Vice President or a Financial Officer of each of the Parent and such Replacement Borrower, to the effect that, after giving effect to such replacement, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct (or in the case of any representation or warranty that is not qualified as to materiality, true and correct in all material respects) on and as of such effective date (or, in the case of any representation and warranty that expressly relates to an earlier date, on and as of such earlier date) and no Default has occurred and is continuing.

                  (i) The conditions set forth in paragraphs (e), (f), (g) and
         (h) of Section 4.02 shall have been satisfied as of the effective date of such Replacement Borrower becoming a Borrower, determined for this purpose as though such Replacement Borrower were the Initial Borrower and as though such effective date were the date of the first Borrowing hereunder.

                  (j) On the effective date of such Replacement Borrower becoming a Borrower and after giving effect thereto, and after giving effect to any repayments of Loans made on such date and any existing Borrower becoming a Released Borrower on such date (i) there shall not be more than two Borrowers and (ii) if there is a Second Borrower, then a Replacement Trigger Event shall have occurred with respect to such Borrower on or prior to such date.

                  SECTION 4.05. Released Borrower. The effectiveness of any Borrower becoming a Released Borrower as contemplated by Section 2.20 is subject to the satisfaction of the following conditions:

                  (a) As of the effective date of such Borrower becoming a Released Borrower, such Borrower shall not have any outstanding Loans and shall have paid all accrued interest owed with respect to its Loans.

                  (b) On the effective date of such Borrower becoming a Released Borrower and after giving effect thereto, and after giving effect to any Replacement Borrower becoming a Borrower on such date, there shall be a Designated Borrower hereunder.

                  (c) No Event of Default shall have occurred and be continuing.

                  (d) The Bank Credit Agreement shall be in effect and it is necessary for such Borrower to become a Released Borrower in order for the Bank Loan Parties to comply with their obligations thereunder.

The conditions set forth in this Section shall not apply to a Second Borrower becoming a Released Borrower in accordance with Section 2.22.


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Parent and the Borrowers covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements; Compliance Certificates. The Parent and the Borrowers will furnish to the Administrative Agent:

                  (a) in no event more than 55 days following the end of each of the first three quarters of each fiscal year, copies of the Parent's Quarterly Report on Form 10-Q being filed with the SEC;

                  (b) in no event more than 55 days following the end of each of the first three quarters of each fiscal year, copies of the consolidated quarterly income statements and consolidated balance sheets for the Consolidated Group Members;

                  (c) in no event more than 105 days following the end of each fiscal year, a copy of the Parent's Annual Report on Form 10-K being filed with the SEC, together with a report thereon by Grant Thornton LLP (or another nationally recognized firm of independent certified public accountants), for such year as well as a letter from Grant Thornton LLP (or another nationally recognized firm of independent certified public accountants) to the effect that during the course of their audit they reviewed this Agreement and nothing came to their attention indicating a Default hereunder;

                  (d) in no event more than 105 days following the end of each fiscal year, copies of the consolidated annual income statements and consolidated balance sheets for the Consolidated Group Members;

                  (e) together with each report delivered pursuant to Sections 5.01(a) and (b), a certificate of the Bank Borrower, signed by an authorized officer of the Bank Borrower, in substantially the form of Exhibit J stating whether, as of the last date of the financial statements included in such report, any event occurred or circumstance existed which, individually or in the aggregate, constituted a Default (and, if so, detailing the facts with respect thereto) and whether each of the Consolidated Group Members was in compliance with the covenants set forth herein, together with calculations to establish the Consolidated Group Members' compliance with the covenants contained in Sections 6.07, 6.08, 6.09 and 6.10;

                  (f) promptly upon the filing by the Parent with the SEC or any national securities exchange of any registration statement (other than a registration statement on Form S-8 or an equivalent form) or regular periodic report (other than the reports referred to in Sections 5.01(a) and (b)), notification of such filing; and, at the request of any Lender, the Loan Parties shall deliver to such Lender a copy of such filing (excluding exhibits);

                  (g) promptly upon the mailing thereof to the shareholders of the Parent generally copies of all financial statements, reports and proxy statements so mailed;

                  (h) within five Business Days of any Responsible Officer obtaining knowledge of any Default, if such Default is then continuing, a certificate of a Responsible Officer stating that such certificate is a "Notice of Default" and setting forth the details thereof and the action which the Consolidated Group Member is taking or proposes to take with respect thereto; and

                  (i) such additional information, reports or statements, regarding the business, financial condition or results of operations of the Parent and its Subsi diaries, as the Administrative Agent on behalf of itself or the Lenders from time to time may reasonably request, provided so long as there is no Default that such information shall be reasonably available to the Consolidated Group.

                  SECTION 5.02. Corporate Existence. Except as permitted by
Section 6.02, each Consolidated Group Member shall maintain its corporate existence in good standing (if applicable) and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.03. Conduct of Business. Each Consolidated Group Member shall (a) cause the Consolidated Group Members as a whole to receive not less than 95% of their operating revenue on a consolidated basis for the Consolidated Group during any fiscal year from the conduct of Telecommunications Business, (b) preserve, renew and keep in full force and effect, all of its franchises and licenses necessary or desirable in the normal conduct of its business the loss of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (c) comply with all applicable laws, orders, rules and regulations of all Governmental Authorities the failure with which so to comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.04. Taxes. Each Consolidated Group Member shall file all material tax returns that are required to be filed and pay and discharge all material taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, except to the extent that (a)(i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by a Consolidated Group Member, and (ii) adequate reserves are maintained (in accordance with GAAP) by the Consolidated Group with respect thereto, or (b) any failure to file such tax returns or to pay and discharge such taxes, assessments and governmental charges could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  SECTION 5.05. Insurance. Each Consolidated Group Member shall
(a) maintain adequate insurance on all of the properties and operations of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and carry, with such insurers in customary amounts as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated except for self insurance (including deductibles) maintained in accordance with customary norms, and (b) provide evidence that to the extent required by either Agent that the Collateral Agent, for its benefit and the benefit of the Secured Parties (as defined in the Security Agreements), has been named as loss payee by endorsement to the policies for casualty insurance with respect to the Collateral.

                  SECTION 5.06. Inspection. Each Consolidated Group Member shall permit the Agents and the Lenders to have one or more of their officers and employees, or any other Person designated by either Agent or any Lender, to visit and inspect any of the properties of the Consolidated Group and to examine the minute books, books of account and other records of the Consolidated Group, and discuss its affairs, finances and accounts with its officers and with the Consolidated Group's independent accountants, upon reasonable advance notice during normal business hours and, so long as no Default has occurred and is continuing not more than twice in any calendar year, and at the Lenders' expense, for the purpose of monitoring each of the Consolidated Group Member's compliance with the Loan Documents.

                  SECTION 5.07. Maintenance of Records. Each Consolidated Group Member shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books reserves with respect to all taxes, assessments, charges, reviews and claims; and (c) on a current basis, set up on its books, from its earnings, appropriate reserves against doubtful accounts receivable, advances and investments and all other proper reserves (including by reason of enumeration, reserves for premiums, if any, due on required prepayments and reserves for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. (All bookkeeping requirement determinations pursuant to this Section 5.07 shall be made in accordance with, or as required by, GAAP (including principles as to materiality) consistently applied in the opinion of the independent auditors regularly engaged by the Consolidated Group.)

                  SECTION 5.08. Maintenance of Property. Each Consolidated Group Member shall maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto, except to the extent that any failure so to maintain, keep and preserve such properties, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.09 ERISA. The Parent and the Borrowers shall furnish .to the Administrative Agent:

                  (a) within ten days after a Responsible Officer learns that any "reportable event" (as defined in Section 4043(c) of ERISA), other than a reportable event for which the 30-day notice requirement has been waived by the PBGC, has occurred with respect to a Pension Plan, a statement setting forth details as to such reportable event and the action proposed to be taken with respect thereto;

                  (b) within ten days after receipt thereof, a copy of any notice that any member of the ERISA Group may receive from the PBGC relating to the intention of the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Plan;

                  (c) within ten days after filing with any affected party (as such term is defined in Section 4001 of ERISA) of a notice of intent to terminate a Pension Plan, a copy of such notice and a statement setting forth the details of such termination, including the amount of liability, if any, of any member of the ERISA Group under Title IV of ERISA;

                  (d) within ten days after the adoption of an amendment to a Pension Plan if, after giving effect to such amendment, the Pension Plan is a plan described in Section 4021(b) of ERISA, a statement setting forth the details thereof;

                  (e) within 30 days after withdrawal from a Pension Plan during a plan year for which any member of the ERISA Group could be subject to liability under Section 4063 or 4064 of ERISA, a statement setting forth the details thereof, including the amount of such liability;

                  (f) within 30 days after cessation of operations by any member of the ERISA Group at a facility under the circumstances described in
         Section 4062(e) of ERISA, a statement setting forth the details thereof, including the amount of liability of the Bank Borrower or a member of the ERISA Group under Title IV of ERISA;

                  (g) within ten days after adoption of an amendment to a Pension Plan which would require security to be given to the Pension Plan pursuant to Sec tion 401(a)(29) of the Code or Section 307 of ERISA, a statement setting forth the details thereof, including the amount of such security;

                  (h) within ten days after failure by any member of the ERISA Group to make payment to a Pension Plan which would give rise to a lien in favor of the Plan under Section 302(f) of ERISA, a statement setting forth the details thereof, including the amount of such lien;

                  (i) within ten days after the due date for filing with the PBGC, pursuant to Section 412(n) of the Code, of a notice of failure to make a required installment or other payment with respect to a Pension Plan, a statement setting forth details as to such failure and the action proposed to be taken with respect thereto; and

                  (j) within 30 days after receipt thereof by any member of the ERISA Group from the sponsor of a Multiemployer Plan, a copy of each notice concerning the imposition of withdrawal liability or the termination or reorganization of a Multiemployer Plan.

                  SECTION 5.10. Notice of Adverse Developments. The Parent and the Borrowers shall promptly notify the Administrative Agent upon the discovery by any Responsible Officer of the occurrence of (a) any material litigation or proceedings that are instituted or threatened (to the knowledge of the Responsible Officer) against any Consolidated Group Member or any of their respective assets including the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Consolidated Group Member that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, (b) any other development in the business or affairs of any Consolidated Group Member if the effect thereof would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than events generally applicable to all Persons engaged in similar businesses), (c) any Collateral Trigger Event, and
(d) any Prepayment Event. (Upon receipt, the Administrative Agent shall promptly advise each Lender of the contents of any such notice.)

                  SECTION 5.11. Environmental Matters. Each Consolidated Group Member shall (a) comply in all material respects with all applicable Environmental Laws, (b) notify the Administrative Agent promptly after becoming aware of any Environmental Claim, or any fact or circumstance that is reasonably likely to result in an Environmental Claim or a violation of any Environmental Law that would reasonably be expected to have a Material Adverse Effect, with respect to the Consolidated Group's properties or facilities, and (c) promptly forward to the Administrative Agent a copy of any order, notice, permit, application, or any other communication or report received in connection with any such matters as they may affect such premises that would reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.12. Interest Rate Protection. Within 90 days after the Effective Date, the Consolidated Group Members shall maintain at all times (if necessary) one or more Interest Rate Agreements, in form and substance reasonably satisfactory to the Administrative Agent (provided that no approval by the Administrative Agent shall be required if the Bank Agent's approval thereof shall have been obtained), to ensure that the interest rate on not less than 50% of the aggregate principal amount of outstanding Indebtedness (other than Hedging Obligations) of the Consolidated Group on a consolidated basis be fixed or capped (whether under the terms thereof or after giving effect to such Hedging Obligations) for an Average Life of not less than three (3) years.

                  SECTION 5.13. Measurement Date. The Parent shall provide to the Administrative Agent on or after January 1, 2003 a certificate signed by an authorized officer of the Bank Borrower specifying the ratio of Consolidated Total Debt to Consolidated Annualized EBITDA within one Business Day after (a) the date a Borrowing Request is submitted by the Designated Borrower and (b) the date the fiscal quarterly and annual reports of the Parent are required to be delivered or are delivered to the Administrative Agent pursuant to Section 5.01 (each such date a "Measurement Date").

                  SECTION 5.14. Information Regarding Collateral. (a) The Borrowers will furnish to each Agent prompt written notice of any change (i) in any Borrower's, any Affiliated Equipment User's or any Foreign Subsidiary Equipment Owner's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Borrower's, any Affiliated Equipment User's or any Foreign Subsidiary Equipment Owner's chief executive office, its principal place of business or any material asset constituting Collateral (other than the installation of any asset constituting Collateral in a jurisdiction in the United States of America in which all Uniform Commercial Code financing statements (including, subject to the qualifications described in paragraph (c) below, fixture filings, if applicable) and other appropriate filings, recordings or registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in such jurisdiction to the extent necessary to perfect the security interests under each U.S. Security Agreement (including, if applicable, each Borrower's ownership interest in any Collateral leased to or otherwise possessed by any Affiliated Equipment User), (iii) in any Borrower's, any Affiliated Equipment User's or any Foreign Subsidiary Equipment Owner's identity or corporate structure or (iv) in any Borrower's or any Affiliated Equipment User's Federal Taxpayer Identification Number. The Parent and the Borrowers agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

                  (b) Each year, at the time of delivery of annual financial statements for the Parent with respect to the preceding fiscal year pursuant to
Section 5.01, each Borrower shall deliver to each Agent a certificate of a Financial Officer of the Parent or each Borrower (i) setting forth the information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the date of the first Borrowing or the date of the most recent certificate delivered pursuant to this Section, (ii) certifying that all Uniform Commercial Code financing statements (including, subject to the qualifications described in paragraph (c) below, fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreements (including each Borrower's ownership interest in any Collateral leased to or otherwise possessed by any Affiliated Equipment User) for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period) and (iii) setting forth, based on advice of counsel in each jurisdiction where any Financed Foreign Subsidiary Assets are located, all filings, recordings and registrations, including refilings, rerecordings and reregistrations, that will be necessary in each such jurisdiction during the period of 18 months after the date of such certificate in order to maintain the effectiveness and perfection of all Liens granted under all Foreign Subsidiary Security Agreements.

                  (c) Notwithstanding the foregoing, no fixture filing shall be required with respect to Collateral constituting fixtures at a single customer location unless all the Collateral constituting fixtures at such location has an aggregate Collateral Cost in excess of $100,000.

                  SECTION 5.15. Casualty and Condemnation. (a) The Parent and the Borrowers shall furnish to the Agents and the Lenders prompt written notice of any casualty or other damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise) and either the aggregate amount of all such Net Proceeds exceeds $5,000,000 or a Default has occurred and is continuing, the Collateral Agent is authorized to collect such Net Proceeds and, if received by any Borrower, any Foreign Subsidiary Equipment Owner or


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


any other Consolidated Group Member, such Net Proceeds shall be paid over to the Collateral Agent. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of this Agreement and the applicable provisions of the applicable Security Agreement, subject to the provisions of the applicable Security Agreement regarding application of such Net Proceeds during a Default.

                  (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that any prepayment is due pursuant to Section 2.09(c) in respect of the event resulting in such Net Proceeds, then such Net Proceeds shall be applied to prepay Borrowings as provided in Section 2.09(c).

                  SECTION 5.16. Temporary Restricted Subsidiaries. On or before the first anniversary date of the date hereof, the Parent shall cause each Temporary Restricted Subsidiary to (a) become a direct or indirect Subsidiary of the Bank Borrower, (b) Guarantee the Bank Loans and (c) pledge a substantial majority of its assets to secure the Bank Loans to the extent legally permissible.

                  SECTION 5.17. Leasing of Collateral. Each Borrower will enter into, as lessor, operating leases with respect to all Collateral owned by it providing revenues sufficient to satisfy its Obligations as and when due. Any such leases shall comply with Section 6.13.


                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Parent and the Borrowers covenants and agrees with the Lenders that:

                  SECTION 6.01. Limitation on Indebtedness. (a) None of the Consolidated Group Members shall Incur any Indebtedness, except, without duplication:

                  (i) Subject to Section 6.12, Indebtedness of the Bank Loan Parties to the Bank Agent, the Bank Lenders and Bank L/C Issuer under the Bank Credit Documents;

                  (ii) Indebtedness of the Bank Borrower or a Restricted Subsidiary owed to and held by the Bank Borrower and Restricted Subsidiaries; provided, however, that (A) such Indebtedness may not be sold, pledged, assigned or in any way transferred to a Person other than the Bank Borrower and Restricted Subsidiaries and the instruments evidencing the Indebtedness must so provide, (B) the occurrence of any event that results in a Restricted Subsidiary that is owed or holds Indebtedness ceasing to be a Restricted Subsidiary shall constitute a transfer of the Indebtedness, (C) the Bank Borrower may only Incur Indebtedness under this clause (ii) if the Indebtedness is unsecured and expressly subordinated to the prior payment in full in cash of all Loans and obligations Incurred in any way under the Loan Documents and
         (D) for avoidance of doubt, the Parent, Principal Subsidiaries, Vendor Financing Obligors and Designated Foreign Subsidiaries may not Incur Indebtedness under this clause (ii);


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


                  (iii) Indebtedness of the Parent Incurred under the Bond Notes Offering and Indebtedness of the Parent Incurred in respect of the Series C Stock Transaction, and any Refinancing of Indebtedness permitted under this clause (iii);

                  (iv) Indebtedness existing on the date hereof as set forth on
         Schedule 6.01;

                  (v)  Purchase Money Indebtedness;

                           (A) Incurred by the Loan Parties under the Loan
                  Documents,

                           (B) Incurred by the Bank Borrower, Restricted
                  Subsidiaries, Principal Subsidiaries, Vendor Financing Obligors and Designated Foreign Subsidiaries under Fiber Capital Lease Obligations not to exceed $250.0 million, excluding the MFN Fiber IRU Capital Lease Obligations and the Williams Fiber IRU Capital Lease Obligations; provided that Indebtedness Incurred under this clause (v)(B), shall be on commercially reasonable terms and conditions,

                           (C) Incurred by the Bank Borrower, Restricted
                  Subsidiaries, Principal Subsidiaries, Vendor Financing Obligors and Designated Foreign Subsidiaries in respect of Data Center Equipment Financings (or Incurred by the Parent or the Bank Borrower, in the form of a Guarantee) not to exceed $150.0 million; provided that any Guarantee of Indebtedness Incurred under this clause by the Bank Borrower shall be (1) substantially in the form of Exhibit F attached hereto or, otherwise (2) on terms and conditions reasonably acceptable to the Administrative Agent, such acceptance not to be unreasonably delayed,

                           (D) Incurred by the Bank Borrower, Restricted
                  Subsidiaries, Principal Subsidiaries, Vendor Financing Obligors and Designated Foreign Subsidiaries in respect of Network Equipment Financings (or Incurred by the Parent or the Bank Borrower, in the form of a Guarantee) not to exceed $250.0 million; provided that any Guarantee of Indebtedness Incurred under this clause by the Bank Borrower shall be (1) substantially in the form of Exhibit F attached hereto or, otherwise (2) on terms and conditions reasonably acceptable to the Administrative Agent, such acceptance not to be unreasonably delayed, or

                           (E) Incurred by the Bank Borrower, Restricted
                  Subsidiaries, Principal Subsidiaries, Vendor Financing Obligors and Designated Foreign Subsidiaries (or Incurred by the Parent or the Bank Borrower, in the form of a Guarantee) not to exceed $100.0 million at any time outstanding; provided that any Guarantee of Indebtedness Incurred under this clause by the Bank Borrower shall be (1) substantially in the form of Exhibit F attached hereto or, otherwise (2) on terms and conditions reasonably acceptable to the Administrative Agent, such acceptance not to be unreasonably delayed, provided, however, that Indebtedness under this clause (v), other than clauses
(A) and (B) above, shall be on commercially reasonable terms and conditions and, to the extent that any such Incurrence shall be in a principal amount exceeding $25.0 million and not be Incurred by a Vendor Financing Obligor, on terms and conditions reasonably acceptable to the Administrative Agent, such acceptance not to be unreasonably withheld or delayed;

                  (vi) Hedging Obligations consisting of (A) Interest Rate Agreements or Currency Agreements directly related to Indebtedness permitted to be Incurred by the Bank Loan Parties or Principal Subsidiaries; provided, however, that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness to which such Hedging Obligation relates or (B) Currency Agreements used to hedge non-U.S. dollar currency exposures of the Bank Loan Parties or Principal Subsidiaries, entered into in accordance with customary industry practices for companies in the Telecommunications Business with international operations and not for purposes of speculation;

                  (vii) Indebtedness of a Consolidated Group Member solely in respect of letters of credit, bank guarantees, banker's acceptances, cash deposits, surety bonds, bid bonds and performance bonds Incurred in the ordinary course of business; provided, however, that such instruments or deposits do not support any Indebtedness other than Indebtedness which, if Incurred by such Person, would be permitted to be Incurred pursuant to another provision of this covenant;

                  (viii) Indebtedness of the Bank Loan Parties and Principal Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

                  (ix) Indebtedness of the Parent in an aggregate principal amount not to exceed the sum of (x) $1.65 billion, (y) an additional amount equal to the sum of (A) the aggregate Net Cash Proceeds received by the Parent after the Effective Date from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Parent (other than an issuance or sale to the Bank Borrower or any Restricted Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Parent, the Bank Borrower, a Restricted Subsidiary or a Principal Subsidiary for the benefit of its employees) provided that such Net Cash Proceeds in this clause (y) are invested by the Parent in the Bank Borrower and such Investment is not in the form of Indebtedness and (B) the Fair Market Value of any Capital Stock (other than Disqualified Stock) of the Parent issued to any Person (other than a Subsidiary) in exchange for Telecommunications Assets which will be held by the Bank Borrower or a Restricted Subsidiary or in exchange for the Capital Stock of another Person a substantial majority of the assets of which consist of Telecommunications Assets in a transaction pursuant to which such other Person becomes a Restricted Subsidiary, in each case received or issued, as the case may be, subsequent to the Effective Date and (z) Conversion Notes and amounts raised and utilized by the Parent to invest in the Bank Borrower for the purpose of Refinancing Loans and that are applied to prepay Loans in accordance with this Agreement; provided, however, that Indebtedness Incurred under this clause (ix) is issued on terms (other than as to interest rates, redemption prices and issue price) no more restrictive than the Bond Notes Offering or, if more restrictive, such restrictions would not be more adverse than the terms of the Bond Notes Offering to the interests of the Lenders in any material respect; provided further that such Indebtedness has a Stated Maturity at least one year beyond the later of the maturity of the Loans and the maturity of the Bank Loans and further provided that no principal payments thereunder shall fall due during the life of the Loans or the Bank Loans and such Indebtedness shall be issued at commercially reasonable rates (it being understood that the rates applicable to Conversion Notes are deemed to be commercially reasonable);


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


                  (x) Acquired Indebtedness Incurred by the Bank Borrower, Restricted Subsidiaries, Principal Subsidiaries and Designated Foreign Subsidiaries in respect of the acquisition of a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary;

                  (xi) Refinancing Indebtedness in respect of Indebtedness Incurred with respect to the Outstanding Old Bond Debt or pursuant to clauses (iii), (iv), (v), (ix) and (x) of this Section 6.01(a); provided, that Indebtedness of the Parent cannot be Refinanced by Indebtedness Incurred by the Bank Borrower, any Restricted Subsidiary, Principal Subsidiary, or Designated Foreign Subsidiary; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary that Refinances Indebtedness of the Bank Borrower;

                  (xii) Guarantees by a Consolidated Group Member of Indebtedness Incurred by an Unrestricted Subsidiary secured by a pledge of the Capital Stock of such Unrestricted Subsidiary so long as the pledge provides for no recourse against the Consolidated Group Member for such Indebtedness other than recourse against such Capital Stock;

                  (xiii) Indebtedness Incurred pursuant to the MFN Fiber IRU Capital Lease Obligations and the Williams Fiber IRU Capital Lease Obligations and other Capital Lease Obligations arising under an agreement in effect on the date hereof; and

                  (xiv) Guarantees by the Parent or the Bank Borrower of Indebtedness of another such Consolidated Subsidiary Group Member, to the extent the Parent or the Bank Borrower would be allowed to Incur such Indebtedness directly hereunder.

                  (b) The Borrowers shall not incur any Indebtedness other than the Loans, notwithstanding whether any such Indebtedness would be permitted under Section 6.01(a).

                  (c) All Indebtedness that the Bank Borrower and the Restricted Subsidiaries are permitted to Incur pursuant to Section 6.01(a) must be Incurred by the Bank Borrower (and shall not be Incurred by any Restricted Subsidiary), except (i) Indebtedness under the Bank Credit Documents, (ii) Indebtedness permitted by clause (ii) of Section 6.01(a), (iii) existing Indebtedness of Restricted Subsidiaries referred to in clause (iv) of Section 6.01(a), (iv) Indebtedness permitted to be Incurred by a Restricted Subsidiary under clause
(vii), (viii), (x), (xi) or (xiii) of Section 6.01(a) and (v) Purchase Money Indebtedness permitted by clause (v) of Section 6.01(a); provided that, in the case of any such Purchase Money Indebtedness other than the Loans and other than the Fiber Capital Lease Obligations, either (A) each individual financing constituting Purchase Money Indebtedness is in an aggregate principal amount not exceeding $75,000,000 and is secured only by the Property the purchase price of which was financed by the proceeds of such individual financing (and not cross-collateralized with any other Purchase Money Indebtedness) or (B) in the case of any other such Purchase Money Indebtedness, such Purchase Money Indebtedness is Incurred by a Vendor Financing Obligor.

                  SECTION 6.02. Limitations on Mergers, Consolidations and Sales of Assets. (a) None of the Consolidated Group Members shall be a party to any merger, consolidation or share exchange, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets or property, including the Capital Stock of Subsidiaries, in one transaction or a series of related transactions, including any disposition of assets or property as part of a Sale/Leaseback Transaction or permit any Restricted Subsidiary or


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


Principal Subsidiary so to do; provided, however, that this Section shall not apply to nor operate to prevent (i) the Bank Borrower, a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary being a party to any merger where the Bank Borrower, a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary is the surviving Person if, after giving effect to such merger, no Default would then exist; provided further that if a Restricted Subsidiary merges with a Designated Foreign Subsidiary or Principal Subsidiary and the Designated Foreign Subsidiary or Principal Subsidiary is the surviving Person, as the case may be, then such merger shall be deemed to be a conversion of the Restricted Subsidiary into a Designated Foreign Subsidiary or a Principal Subsidiary, as the case may be, and such conversion shall be subject to the restrictions herein, (ii) any Restricted Subsidiary or the Bank Borrower merging into another Restricted Subsidiary or the Bank Borrower if, after giving effect to such merger, no Default would then exist, or (iii) the Bank Borrower or any Restricted Subsidiary or Principal Subsidiary from selling its inventory in the ordinary course of its business or selling Capital Stock of Unrestricted Subsidiaries. Notwithstanding the foregoing exceptions, neither any Borrower nor any of its Subsidiaries shall be a party to any merger, consolidation or share exchange, or sell, transfer or otherwise dispose of all or substantially all of its assets or property, including the Capital Stock of Subsidiaries, in one transaction or a series of related transactions.

                  (b) None of the Consolidated Group Members shall sell or issue any Capital Stock (i) of the Bank Borrower to any Person other than the Parent or (ii) of any Borrower to any Person other than the Pledgor (which shall pledge any additional Capital Stock of any Borrower it acquires to secure the Obligations). The Pledgor shall continue to be a Wholly Owned Subsidiary of the Bank Borrower.

                  SECTION 6.03. Limitations on Liens. (a) None of the Consolidated Group Members shall create, incur, assume or suffer to exist any Lien upon or in any of its property or assets, whether now owned or hereafter acquired, except the following Liens (collectively, "Permitted Liens"):

                  (i) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which such Consolidated Group Member is a party (other than contracts for borrowed money), or other deposits required to be made or surety bonds or other obligations of like nature (which for the purposes of this Agreement shall include letters of credit in the nature of a surety bond) required to be obtained in the ordinary course of business in connection with any of the foregoing; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of such Consolidated Group Member;

                  (ii) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of such Consolidated Group Member;

                  (iii) Liens for taxes or assessments or other government charges or levies on such Consolidated Group Member, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of such Consolidated Group Member;


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


                  (iv) Liens arising out of judgments or awards against such Consolidated Group Member, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which such Consolidated Group Member shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Consolidated Group on a consolidated basis secured by such Liens shall not exceed $25.0 million at any one time outstanding;

                  (v) Liens upon any Property acquired by such Consolidated Group Member to secure any Indebtedness of the Consolidated Group on a consolidated basis incurred at the time of the acquisition of such Property to finance the purchase price of such Property, or Liens upon property resulting from the sale by such Consolidated Group Member of Property and the leasing of the same or similar property from the purchaser thereof (or a subsequent purchaser or lessee), provided that any such Lien shall apply only to the Property that was so acquired or sold and leased back and the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $15.0 million at any time outstanding on a consolidated basis;

                  (vi) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of such Consolidated Group Member or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of such Consolidated Group Member;

                  (vii) Liens listed on Schedule 6.03;

                  (viii) Liens securing permitted Indebtedness of a Subsidiary of a Bank Loan Party incurred in connection with the acquisition or construction of Property of such Subsidiary; provided that such Lien is limited to the Property being financed by such Indebtedness and any revenues of such Subsidiary directly attributable to such Property;

                  (ix) Liens securing Indebtedness under the Bank Credit Documents;

                  (x) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (i) through (ix), inclusive, in connection with the permitted extension, renewal or replacement of the Indebtedness secured thereby; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of any extension, renewal or refinancing, and that such extension, renewal or refinancing shall be limited to the Property which was subject to the Lien so extended, renewed or refinanced;

                  (xi) Liens securing obligations under the Loan Documents, including Liens provided for in the Security Documents;

                  (xii) Liens securing Indebtedness existing or incurred in connection with permitted Capital Lease Obligations, provided such Liens are limited to Liens on the capital assets that have been acquired or construction of which has been financed by the proceeds of such Capital Lease Obligations, including Liens incurred pursuant to the Fiber Capital Lease Obligations and Capital Lease Obligations Incurred in respect of the Data Center Equipment Financing;

                  (xiii) Liens encumbering the Capital Stock of Unrestricted Subsidiaries provided that there is no recourse to the Consolidated Group for the obligations secured other than against such stock;

                  (xiv) Liens under the Bank Credit Documents securing obligations under Hedging Obligations;

                  (xv) Liens securing repurchase obligations arising out of permitted Temporary Cash Investments;

                  (xvi) Liens securing obligations of a Consolidated Group Member (other than in respect of Indebtedness for borrowed money) in an aggregate amount not to exceed $10.0 million;

                  (xvii) Liens on Temporary Cash Investments to secure Indebtedness Incurred under Section 6.01(a)(vii); and

                  (xviii) Liens securing Purchase Money Indebtedness now existing or to be Incurred under Section 6.01(a)(v)(C), (D) or (E) or any replacement financing thereof.

                  (b) Notwithstanding the foregoing, no Consolidated Group Member will create, incur, assume or suffer to exist any Lien on any Collateral or any Capital Stock of a Borrower or any Subsidiary thereof except (i) Liens created under the Security Documents, (ii) Liens described in clause (ii) or
(iii) of paragraph (a) of this Section, (iii) in the case of Collateral, rights of Equipment Users under leases or similar arrangements, subject to Equipment User Agreements and (iv) in the case of Capital Stock of a Second Borrower, Liens securing the Bank Loans that are junior to the Liens created under the Pledge Agreement, on the terms contemplated by the Pledge Agreement; provided that, in the case of Liens described in clause (ii) or (iii) of paragraph (a) of this Section that are permitted because the obligations secured thereby are being contested, such Liens shall be permitted on the Collateral or Capital Stock of a Borrower or any Subsidiary thereof only if such contest effectively suspends the collection of the contested obligation and the failure to make payment pending the resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.04. Investments, Acquisitions, Loans, Advances and Guaranties. None of the Consolidated Group Members shall directly or indirectly, make, retain or have outstanding any Investments except the following Investments (collectively "Permitted Investments"):

                  (a) in the case of the Parent,

                           (i) Investments in the Bank Borrower (other than
                  Indebtedness);

                           (ii) Investments in Capital Stock of Temporary
                  Restricted Subsidiaries owned as of the Effective Date, subject to the provisions of Section 5.16;

                           (iii) Investments in Subsidiaries not to exceed more
                  than $1.0 million in the aggregate;


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


                           (iv) Temporary Cash Investments in an aggregate
                  amount no greater than $10.0 million at any one time, provided that such Temporary Cash Investments balance shall not exceed $5.0 million for more than three (3) consecutive Business Days;

                           (v) Investments in Outstanding Old Bond Debt;

                           (vi) Investments in a captive insurance company not
                  to exceed $1.0 million; and

                           (vii) Investments with respect to the Series C Stock
                  Transaction.

                  (b) in the case of the Parent, clauses (vi), (viii), (x)
(xiii) and (xxvii), and in the case of the Bank Borrower and Restricted Subsidiaries, any of the following:

                  (i) Investments in (A) a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Telecommunications Business, or (B) all or substantially all of the assets of a Person, or a corporate division thereof by the Bank Borrower or a Restricted Subsidiary in an aggregate amount for all Investments pursuant to this clause (i) not to exceed the sum of (x) $200.0 million plus (y) Unrestricted Proceeds, provided that to the extent that the Bank Borrower deems an Investment made under the preceding clause (A) or clause (B) to be a capital expenditure permitted under Section 6.07(c) or 6.08(c), such Investment shall be deemed to be a Cash Capital Expenditure for the purposes of this Agreement and shall not be deemed to be an Investment for the purpose of calculating amounts available to be invested under this clause (i);

                  (ii) Investments in Temporary Cash Investments;

                  (iii) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Bank Borrower or any Subsidiary;

                  (iv) endorsements of negotiable instruments for collection in the ordinary course of business;

                  (v) loans and advances to employees in the ordinary course of business for payroll, travel, relocation, and similar purposes;

                  (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Consolidated Group or as part of a compensation plan approved by the Board of Directors of the Parent in an amount not to exceed $5.0 million at any time outstanding;

                  (vii) Investments consisting of performance bonds and letters of credit and other similar surety devices obtained to support, or in lieu of, performance bonds, in each case entered into in the ordinary course of business;

                  (viii) the repurchase or other acquisition of shares of Capital Stock of a Bank Loan Party from employees, former employees, directors or former directors of the Bank Loan Party (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Parent under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock;

         provided, however, that the aggregate amount of such repurchases and other acquisitions (other than repurchases and acquisitions made pursuant to agreements in effect on the Effective Date) shall not exceed $5.0 million in any calendar year (with unused amounts being carried forward indefinitely);

                  (ix) Investments in any Person a substantial majority of the assets of which consist of Telecommunications Assets; provided, however, that the Investments made pursuant to this clause (ix) are pledged as Bank Collateral for the Bank Loans and provided further that the cost of acquisition of all such Investments made pursuant to this clause (ix) (measured on the date each such Investment was made) and then outstanding, does not exceed the sum of $100.0 million, plus Unrestricted Proceeds on the date of any such Investment; provided that with respect to this clause (ix) Unrestricted Proceeds are deemed to be utilized only after the $100.0 million has been utilized in full;

                  (x) cash payments in lieu of the issuance of fractional shares in connection with stock splits or upon conversion into Capital Stock of the Consolidated Group Member (other than Disqualified Stock) of any security of the Consolidated Group Member or any convertible Indebtedness of the Consolidated Group Member;

                  (xi) Investments in office.com, the cost of which (measured by the Fair Market Value of the consideration paid on the date each such Investment is made) does not exceed $25.0 million during each of the three 12-month periods following the Effective Date (with unused annual amounts being carried over to future periods even if such periods occur after the third anniversary of the Effective Date);

                  (xii) Investments, the aggregate cost of which (measured by the Fair Market Value of the consideration paid on the date each such Investment was made) which when taken together with the cost of all other Investments made pursuant to this clause (xii), does not exceed $80.0 million at any time outstanding;

                  (xiii) any Guarantee of any Indebtedness of any Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary to the extent the Person Incurring such Guarantee would be permitted to directly Incur such Indebtedness under Section 6.01;

                  (xiv) Existing Investments as set forth on Schedule 3.14;

                  (xv) Investments in Capital Stock of customers of any Consolidated Subsidiary Group Member received and held by the Person providing such products or services, or by the Bank Borrower or any Restricted Subsidiary in exchange for products and services provided in the ordinary course of business; provided, however, that the value of such products and services (calculated as the consideration received by such Person for such products and services in a comparable arm's-length transaction) shall not exceed $50.0 million during each successive 12-month period following the Effective Date;

                  (xvi) Hedging Obligations on Indebtedness permitted pursuant to Section 6.01;

                  (xvii) Investments in Restricted Subsidiaries;

                  (xviii) advances to customers in the ordinary course of business that are recorded as Receivables on the balance sheet of the vendor;


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

                  (xix) Investments in Principal Subsidiaries and Designated Foreign Subsidiaries in an aggregate amount not to exceed the sum of
         (A) $150.0 million, (B) Unrestricted Proceeds on the date of any such Investment and (C) the original cost of any Investment in a Principal Subsidiary or Designated Foreign Subsidiary plus the cost of any subsequent Investments in such Subsidiaries to the extent that such Subsidiaries are converted to Restricted Subsidiaries pursuant to
         Article X; provided that with respect to this clause (xix) Unrestricted Proceeds are deemed to be utilized only after the $150.0 million has been utilized in full; provided further that the conversion of a Restricted Subsidiary or Unrestricted Subsidiary to a Principal Subsidiary or a Designated Foreign Subsidiary shall constitute an Investment under this clause and such Investment shall be valued, in the case of a Restricted Subsidiary, at the cost of the Investment in the Restricted Subsidiary at the time it became a Restricted Subsidiary plus the cost of any subsequent Investments in the Restricted Subsidiary through the date the Restricted Subsidiary becomes a Principal Subsidiary or a Designated Foreign Subsidiary and, in the case of an Unrestricted Subsidiary, at the cost of the Investment in the Unrestricted Subsidiary at the time it became an Unrestricted Subsidiary plus the cost of any subsequent Investments in the Unrestricted Subsidiary through the date the Unrestricted Subsidiary becomes a Principal Subsidiary or a Designated Foreign Subsidiary;

                  (xx) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed the sum of (A) $50.0 million, (B) Unrestricted Proceeds on the date of any such Investment and (C) the original cost of any Investment in an Unrestricted Subsidiary plus the cost of any subsequent Investments in such Subsidiaries to the extent that such Subsidiaries are converted to Restricted Subsidiaries, Principal Subsidiaries or Designated Foreign Subsidiaries pursuant to Article X; provided that with respect to this clause (xx) Unrestricted Proceeds are deemed to be utilized only after the $50.0 million has been utilized in full; provided further, that the conversion of a Restricted Subsidiary, Principal Subsidiary or a Designated Foreign Subsidiary into an Unrestricted Subsidiary shall constitute an Investment in Unrestricted Subsidiaries under this clause and such Investment shall be valued at the cost of the Investment in the Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary at the time it became such a Person plus the cost of any subsequent Investments on such Person through the date the Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary becomes an Unrestricted Subsidiary;

                  (xxi) Investments paid for with Capital Stock of the Parent (based on the cost of such Investments measured by the Fair Market Value of the Parent's Capital Stock on the date of such Investment)

                           (A) in any Person engaged in the Telecommunications
                  Business that is not a Subsidiary, a substantial majority of the assets of which person consist of Telecommunications Assets, and

                           (B) in any other Person that is not a Subsidiary of
                  the Parent up to a maximum aggregate amount of $50.0 million at any time outstanding;

                  (xxii) Investments in Outstanding Old Bond Debt;

                  (xxiii) Investments in Capital Stock of (A) any Borrower, (B) any Vendor Financing Obligor and (C) a captive insurance company in an aggregate amount, for clauses (A), (B) and (C), not to exceed $5.0 million;


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


                  (xxiv) Investments in the Capital Stock of the Parent by the Bank Borrower but only in the event the Bank Borrower is prohibited by law, contract or otherwise from making a dividend to the Parent pursuant to Section 6.05(a) and to the extent and in an amount that a dividend from the Bank Borrower to the Parent would be permitted pursuant to Section 6.05(a); provided, however, the proceeds from an Investment under this clause (xxiv) shall be used solely for the purposes permitted under Section 6.05(a) with respect to the payment of dividends;

                  (xxv) Investments in any Vendor Financing Obligor to meet regularly scheduled principal and interest payments and fees and indemnity and expense reimbursement obligations owed under Purchase Money Indebtedness of such Vendor Financing Obligor to the extent not paid out of proceeds from operating leases on Property owned by such Vendor Financing Obligor;

                  (xxvi) Investments in any Borrower that are applied to pay Obligations; and

                  (xxvii) Guarantees by the Parent or the Bank Borrower (i) of the Obligations pursuant to the Guarantee Agreement or (ii) of the Indebtedness to be Incurred by the Bank Borrower under Section 6.01(a)(v)(C), (D) or (E);

         provided that no new Investment shall be permitted to be made pursuant to clause (i), (viii), (ix), (xi), (xii), (xix), (xx), (xxi) or (xxv) above while an Event of Default shall have occurred and be continuing, except for Investments that such Consolidated Group Member shall have committed to make prior to the date of the related Default; and

                  (c) in the case of any Borrower, Investments in Temporary Cash Investments.

                  In determining the amount of Investments outstanding, (A) Investments in Capital Stock and Investments taking the form of equity contributions shall always be valued at the original cost thereof (regardless of any subsequent appreciation or depreciation therein) less cash (or in the case of Investments made for other than cash, the Fair Market Value of Telecommunications Assets or Marketable Securities) received from such Investments by the Person making such Investments, provided that in no event may the amount of an Investment outstanding be valued at less than zero and (B) Investments in Indebtedness shall be valued at the original principal amount thereof less any cash payments received on such Indebtedness. It is understood that the assumption and payment by a Borrower of a Foreign Subsidiary Equipment Owner's obligation to pay the Purchase Price of any Eligible Equipment and Services in accordance with Section 6.13 shall not be construed to be an Investment by such Borrower in violation of this Section.

                  SECTION 6.05. Dividends, Purchase of Stock and Prepayments.
(a) None of the Consolidated Group Members shall declare any dividends (other than dividends payable in Capital Stock of the Parent or the Bank Borrower) on any shares of any class of its Capital Stock, or apply any of its Property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of Capital Stock of a Loan Party, or permit any Principal Subsidiary so to do, or permit any Unrestricted Subsidiary to purchase or acquire any shares of any class of Capital Stock of the Bank Borrower, except for any Permitted Investment, provided that dividends (other than dividends by a Borrower, which shall not be permitted by any of the following clauses) are permitted (i) by the Bank Borrower to the Parent to the extent necessary for the Parent to (A) so long as no Event of Default has occurred and is continuing, meet its regularly scheduled obligations in regard to principal and interest in connection with Indebtedness Incurred pursuant to clauses (iii), (iv) and (v) of
Section 6.01(a) and Refinancing thereof to the extent permitted in Section 6.01(a)(xi), (B) pay the ordinary operating expenses of the Parent and other liabilities incurred by the Parent in the ordinary course of business, (C) so long as no Event of Default has occurred and is continuing, repay the Outstanding Old Bond Debt, including regularly scheduled interest payments thereon, and (D) pay cash payments in lieu of the issuance of fractional shares in connection with stock splits or upon conversion into Capital Stock of the Parent (other than Disqualified Stock) of any security of the Parent or any convertible Indebtedness of the Parent, (ii) to the Bank Borrower, Restricted Subsidiaries, Principal Subsidiaries, Designated Foreign Subsidiaries and minority shareholders, provided that dividends may only be paid to minority shareholders ratably to the extent of their percentage interests in Capital Stock of the applicable Subsidiary; and (iii) so long as no Event of Default has occurred and is continuing, to the Parent or by the Parent in an amount no greater than the Net Available Cash of the substantially concurrent sale of (or specified with particularity at the time of the sale of, and subsequently made with such Net Available Cash of), or made by exchange for, Capital Stock (other than Disqualified Stock) of the Parent (other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees); provided that such dividends and purchases of Capital Stock shall be deemed to be a utilization of Unrestricted Proceeds and shall not exceed the regularly scheduled dividend amounts under Series A Preferred Stock and Series G Preferred Stock. It is understood that the assumption and payment by a Borrower of a Foreign Subsidiary Equipment Owner's obligation to pay the Purchase Price of any Eligible Equipment and Services in accordance with Section 6.13 shall not be construed to be a dividend by such Borrower in violation of this Section.

                  (b) None of the Consolidated Group Members shall permit any Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary to enter into any agreement or instrument which by its terms restricts the ability of such Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary to (i) declare or pay dividends or make similar distributions, (ii) repay principal of, or pay any interest on, any Indebtedness owed to any Consolidated Group Member described in Section 6.01(a), (iii) make payments of royalties, licensing fees and similar amounts to any Consolidated Group Member,
(iv) make loans or advances to any Consolidated Group Member or (v) permit any Consolidated Group Member to engage in consolidated cash management inconsistent with prudent business practice.

                  (c) None of the Consolidated Group Members shall permit (i) a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary to issue a stock dividend other than on a pro rata basis to its shareholders, and
(ii) the Bank Borrower to issue stock dividends to any Person other than the Parent, and, in each case of clauses (i) and (ii), the stock issued to a Restricted Subsidiary, Principal Subsidiary, or Designated Subsidiary in connection with such stock dividend is pledged to secure the Bank Loans.

                  (d) None of the Consolidated Group Members shall, subject to the Refinancing provisions of Section 6.01(a)(xi), prepay Indebtedness under clauses (iii) and (ix) of Section 6.01(a) except that Indebtedness under clause
(iii) may be prepaid to the extent allowed pursuant to provisions in the applicable Bond Notes indentures that allow prepayments of up to 35% of the aggregate amount of the Bond Notes and notes issued in the Series C Transaction with the net cash proceeds from one or more public equity offerings (an "Equity Clawback Prepayment"); provided that any such prepayment shall be deemed to be utilization of Unrestricted Proceeds in the amount of such prepayment.


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


                  SECTION 6.06. Use of Proceeds. The proceeds of Loans will be used solely to pay the Purchase Price of Eligible Equipment and Services acquired by the Designated Borrower (or by a Foreign Subsidiary Equipment Owner as contemplated by Section 6.13) pursuant to the Supply Agreement.

                  SECTION 6.07. Phase 1 Financial Covenants. Until December 31, 2002, the Consolidated Group Members shall:

                  (a) Maximum EBITDA Losses/Minimum EBITDA. Not permit EBITDA for any fiscal quarter referred to below to be less than the amount set forth opposite such fiscal quarter:

                 Quarter Ended                                  Amount
              March 31, 2000                                 $(48,000,000)
              June 30, 2000                                  $(42,000,000)
              September 30, 2000                             $(38,000,000)
              December 31, 2000                              $(28,000,000)
              March 31, 2001                                 $(17,000,000)
              June 30, 2001                                  $ (9,000,000)
              September 30, 2001                             $ (5,000,000)
              December 31, 2001                              $  1,000,000
              March 31, 2002                                 $ 28,000,000
              June 30, 2002                                  $ 44,000,000
                                                               ==========
              September 30, 2002                             $ 60,000,000
              December 31, 2002                              $ 76,000,000

                  (b) Minimum Revenues. Not permit Consolidated Revenue for any fiscal quarter referred to below (calculated as of the last day of any fiscal quarter end and based on the results of the quarter then ended) to be less than the amount set forth opposite such fiscal quarter:


                Quarter Ended                                    Amount
              March 31, 2000                                  $118,000,000
              June 30, 2000                                   $129,000,000
              September 30, 2000                              $139,000,000
              December 31, 2000                               $163,000,000
              March 31, 2001                                  $173,000,000
              June 30, 2001                                   $188,000,000
              September 30, 2001                              $199,000,000
              December 31, 2001                               $217,000,000
              March 31, 2002                                  $240,000,000
              June 30, 2002                                   $268,000,000


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


                 Quarter Ended                                     Amount
              September 30, 2002                              $294,000,000
              December 31, 2002                               $328,000,000

                  (c) Maximum Cash Capital Expenditures. Not permit total Cash Capital Expenditures during any fiscal year referred to below to exceed the amount set forth opposite such fiscal year; provided that unused amounts permitted to be expended in any fiscal year may be carried forward one year with all capital expenditures deemed first applied to any carry-forward amounts; provided further that on any date that any Bank Loan Party receives Net Cash Proceeds from permitted Indebtedness (other than Refinancing Indebtedness) or equity in excess of $1.5 billion, on a cumulative basis from the Effective Date, the Bank Borrower may increase, at its discretion, the maximum Cash Capital Expenditures in any year or years by an aggregate amount equal to such Net Cash Proceeds that exceed $1.5 billion; provided further that any such amount of increase shall be deemed a utilization of Unrestricted Proceeds; and provided further that under no circumstances shall the maximum annual Cash Capital Expenditures exceed (excluding carry over amounts) $1.3 billion for any year prior to and including 2001 and $1.0 billion in any year thereafter while this covenant is applicable:

                Fiscal Year                              Amount
                   2000                            $1,300,000,000
                   2001                            $1,150,000,000
                   2002                            $  550,000,000

                  (d) Maximum Consolidated Senior Secured Debt to Consolidated Total Capitalization. Not permit the ratio of Consolidated Senior Secured Debt to Consolidated Total Capitalization to exceed 25% at any time. For the purpose of calculating Consolidated Total Capitalization, paid-in capital shall be given effect as of the date paid in.

                  (e) Maximum Consolidated Total Debt to Consolidated Total Capitalization. Not permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization to exceed 75% at any time. For the purpose of calculating Consolidated Total Capitalization, paid-in capital shall be given effect as of the date paid in.

                  (f) Maximum Consolidated Senior Secured Debt to Adjusted Gross PP&E. Not permit the ratio of Consolidated Senior Secured Debt to Adjusted Gross PP&E to exceed 50% at any time.

                  (g) On-Network Hubs. Not permit the number of On-Network Hubs as of the last day of any fiscal quarter referred to below to be less than the amount set forth opposite such fiscal quarter:

            Quarter Ended                     On-Network Hubs
        March 31, 2000                                125
        June 30, 2000                                 142
        September 30, 2000                            159
        December 31, 2000                             175
        March 31, 2001                                190
        June 30, 2001                                 204


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


             Quarter Ended                     On-Network Hubs
        September 30, 2001                            219
        December 31, 2001                             234
        March 31, 2002                                249
        June 30, 2002                                 263
        September 30, 2002                            267
        December 31, 2002                             268

                  (h) On-Network Buildings: Not permit the number of On-Network Buildings as of the last day of any fiscal quarter referred to below to be less than the amount set forth opposite such fiscal quarter:

                                                  On-Network
            Quarter Ended                          Buildings
        March 31, 2000                                1,649
        June 30, 2000                                 2,322
        September 30, 2000                            3,320
        December 31, 2000                             4,477
        March 31, 2001                                5,981
        June 30, 2001                                 7,366
        September 30, 2001                            8,755
        December 31, 2001                            10,147
        March 31, 2002                               10,256
        June 30, 2002                                10,366
        September 30, 2002                           10,475
        December 31, 2002                            10,585


                  SECTION 6.08. Phase 2 Financial Covenants. On and after January 1, 2003, the Consolidated Group Members shall:

                  (a) Consolidated Total Debt to Consolidated Annualized EBITDA. Not permit the ratio of Consolidated Total Debt as of any date during any period referred to below to Consolidated Annualized EBITDA as of such date to be greater than the ratio set forth opposite the period during which such date occurs:

                     Period                                    Ratio
        March 31, 2003 - June 29, 2003                        15.00x
        June 30, 2003 - September 29, 2003                    11.00x
        September 30, 2003 - December 30, 2003                10.00x
        December 31, 2003 - March 30, 2004                     9.00x
        March 31, 2004 - June 29, 2004                         8.00x
        June 30, 2004 - September 29, 2004                     7.50x
        September 30, 2004 - December 30, 2004                 7.00x


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


                  Period                                       Ratio
        December 31, 2004 - March 30, 2005                     6.00x
        March 31, 2005 and thereafter                          5.00x

                  (b) EBITDA to Consolidated Interest Expense. Not permit the ratio of EBITDA to Consolidated Interest Expense, in each case for the period of four consecutive fiscal quarters ending on any date referred to below to be less than the ratio set forth opposite such date:

             Quarter End Date                                   Ratio
        March 31, 2003                                          0.50x
        June 30, 2003                                           0.50x
        September 30, 2003                                      0.75x
        December 31, 2003                                       0.75x
        March 31, 2004                                          1.00x
        June 30, 2004                                           1.00x
        September 30, 2004                                      1.25x
        December 31, 2004                                       1.25x
        March 31, 2005                                          1.50x
        June 30, 2005                                           1.50x
        September 30, 2005                                      1.75x
        December 31, 2005                                       1.75x
        March 31, 2006                                          2.00x
        June 30, 2006                                           2.00x
        September 30, 2006                                      2.25x
        December 31, 2006                                       2.25x
        March 31, 2007 and the last day of each                 2.50x
        quarter ended thereafter

                  (c) Maximum Cash Capital Expenditures. Not permit total Cash Capital Expenditures during any fiscal year, commencing with the fiscal year ending December 31, 2003, to exceed $400.0 million (provided that unused amounts permitted to be expended in any fiscal year may be carried forward one year with all Cash Capital Expenditures deemed first applied to any carry-forward amounts); provided further, however, that on any date that any Bank Loan Party receives Net Cash Proceeds from permitted issuance of Indebtedness (other than Refinancing Indebtedness) or equity in excess of $1.5 billion, on a cumulative basis from the Effective Date, the Bank Borrower may increase, at its discretion, the maximum Cash Capital Expenditures in any year or years by an aggregate amount equal to such Net Cash Proceeds that exceed $1.5 billion; provided further that any such amount of increase shall be deemed a utilization of Unrestricted Proceeds; and provided further that under no circumstances shall the maximum annual Cash Capital Expenditures (excluding carry over amounts) exceed $1.0 billion in any year while this covenant is applicable.

                  SECTION 6.09. Consolidated Senior Debt to Consolidated Annualized EBITDA. On and after March 31, 2002, the Consolidated Group Members shall not


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


permit the ratio of Consolidated Senior Debt to Consolidated Annualized EBITDA as of any day during any period referred to below to be more than the ratio set forth opposite such period:

                    Period                                          Ratio
        March 31, 2002 - June 29, 2002                              12.50x
        June 30, 2002 - September 29, 2002                          10.00x
        September 30, 2002 - December 30, 2002                       9.00x
        December 31, 2002 - March 30, 2003                           7.50x
        March 31, 2003 - June 29, 2003                               5.00x
        June 30, 2003 - September 29, 2003                           4.50x
        September 30, 2003 - December 30, 2003                       4.00x
        December 31, 2003 - March 30, 2004                           4.00x
        March 31, 2004 and thereafter                                3.50x

                  SECTION 6.10. EBITDA to Consolidated Debt Service. The Consolidated Group Members shall not permit the ratio of EBITDA to Consolidated Debt Service for the four consecutive fiscal quarters ending on the last day of any fiscal quarter ending on or after December 31, 2003, to be less than 1.0x.

                  SECTION 6.11. Certain Prepayments of Indebtedness. No Consolidated Group Member shall voluntarily prepay, redeem or defease any Indebtedness at any time that any Loans are outstanding, other than (a) prepayments of Loans, (b) prepayment of revolving credit loans outstanding under the Bank Credit Agreement that do not involve any termination or reduction of (or agreement to terminate or reduce) the commitments to make such loans, (c) prepayments or redemptions of Indebtedness (other than (i) prepayments of Indebtedness under the Bank Credit Agreement that are not described in clause
(b) above, (ii) prepayments or redemptions of Indebtedness issued by the Parent, other than (x) Outstanding Old Bond Debt and (y) prepayments described in clause
(iii) of the definition of Series C Stock Transaction, and (iii) prepayments or redemptions of other Purchase Money Indebtedness) not exceeding $150,000,000 in the aggregate for all such prepayments and redemptions made pursuant to this clause (c), and (d) Equity Clawback Prepayments in respect of the Bond Notes, provided that at the time of and after giving effect to any such Equity Clawback Prepayment and any concurrent prepayment of Loans, no Refinancing Period is in effect and the aggregate principal amount of outstanding Loans does not exceed $250,000,000.

                  SECTION 6.12. Amount of Bank Facilities. The aggregate principal amount of Indebtedness outstanding under the Bank Credit Documents shall not at any time exceed the sum of (a) the aggregate amount of revolving credit commitments under the Bank Credit Agreement on the Effective Date, minus the aggregate amount of such commitments that have expired or have been terminated or reduced prior to such time, (b) the aggregate amount of Bank Loans made as term loans under the Bank Credit Agreement on the Effective Date, minus the aggregate amount of such Bank Loans repaid or prepaid prior to such time,
(c) the aggregate amount of commitments to make Bank Loans to be made as term loans under the Bank Credit Agreement that are in effect on the Effective Date but are not drawn on the Effective Date, minus the aggregate amount of such commitments that have expired or have been terminated or reduced (without having been drawn upon) prior to such time and the aggregate amount of Bank Loans made pursuant to such commitments that have been repaid or prepaid prior to such time, plus (d) the aggregate amount of additional Bank Loans made under the Bank Credit Agreement prior to such time the proceeds of which were applied to prepay Loans promptly after the borrowing of such Bank Loans, minus the aggregate amount of such Bank Loans that have been repaid or prepaid prior to such time.

                  SECTION 6.13. Use of Collateral. (a) The Parent and the Borrowers will not permit any asset constituting Collateral to be outside any Borrower's possession or located on any property not owned by a Borrower, except in accordance with this Section.

                  (b) A Borrower may lease any assets constituting Collateral to, or otherwise allow any such assets to be in the possession of, any other Restricted Subsidiary or any Affiliate of the Parent (or other Person with which the Parent or a Restricted Subsidiary has entered into an agreement to provide management and operating services) that is in the business of operating assets of the type leased to or possessed by it or any customer of any such Restricted Subsidiary or Affiliate (any such Restricted Subsidiary, Affiliate (or other Person) or customer obtaining a lease with respect to or possession of, or other right to use or possess, such assets, an "Equipment User") if (i) in the case of any such Affiliated Equipment User (A) such Affiliated Equipment User has entered into an Equipment User Agreement and (B) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by either Agent to be filed, registered or recorded to perfect (or maintain the perfection of) the Liens created under the applicable Security Agreement with respect to such assets, and to protect the applicable Borrower's ownership interests therein, shall be so filed, registered or recorded or (ii) in the case of any such customer to which has been leased (or which possesses or otherwise uses) Collateral having a Collateral Cost in excess of $50,000 (A) such customer has entered into a written lease agreement for (or other written agreement granting such customer the right to possess or use) such assets and such lease (or other agreement) shall have a term not exceeding three years (subject to renewal rights requiring the consent of the lessor) and otherwise be on terms and conditions no less favorable to the applicable Borrower than those customary for leases of similar assets between unaffiliated parties, (B) the assets leased to (or otherwise possessed or used by) such customer shall be of the type described on Schedule 6.13 and (C) such customer shall have entered into an Equipment User Agreement or the lease agreement (or other agreement) with such customer shall include provisions substantially the same as those that would be included in an Equipment User Agreement; provided that any lease or transfer of possession of any Collateral contemplated hereby shall not relieve any Loan Party of any of its respective obligations under any Loan Document. The foregoing shall not be construed to prohibit (1) the return of any asset constituting Collateral to the vendor thereof or another service provider for repairs, services, modifications or other similar purposes or (2) the storage of any asset constituting Collateral in any warehouse or similar facility.

                  (c) It is understood that the Parent and the Borrowers intend that a portion of the Collateral will be located and used outside the United States of America; provided that neither the Parent nor any Borrower will permit any asset constituting Collateral to be located outside the United States of America (or to be transferred between jurisdictions outside the United States of America) unless (i) the Parent or the applicable Borrower shall have notified the Lenders thereof reasonably in advance of any such assets being transferred outside the United States of America (or between such jurisdictions) and (ii) the Administrative Agent shall be reasonably satisfied that (A) the laws of the jurisdiction in which such assets are to be located adequately protect the interests of the Lenders in such Collateral, (B) the security interests in such Collateral granted under the applicable Security Agreement will continue to be adequately protected and perfected, (C) there are not any material risks relating to the political or economic stability of the jurisdiction in which such Collateral is to be located or the Person that will possess such Collateral in such jurisdiction, (D) the portion of the Collateral located in such jurisdiction, and in all jurisdictions outside the United States of America, is within acceptable limits and (E) the location of such Collateral in such jurisdiction is not


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


otherwise materially disadvantageous to the Lenders. The applicable Borrower shall deliver to the Lenders, with a copy to the Agents, such legal opinions and other documentation as the Administrative Agent shall reasonably request in connection with its consideration or approval of any proposed transfer of Collateral outside the United States of America or between jurisdictions outside the United States of America.

                  (d) In order to facilitate the use of Collateral outside the United States of America as contemplated by paragraph (c) above, a Borrower may sell or otherwise transfer title to any asset constituting Collateral to any Foreign Subsidiary that is a Consolidated Group Member; provided that no such asset shall be so sold or transferred unless (i) all the requirements of paragraph (c) above are satisfied prior to such sale or transfer, (ii) such sale or transfer is made subject to the security interests granted under the applicable Security Agreement and (iii) the applicable Foreign Subsidiary Equipment Owner has entered into an Equipment Owner Agreement with respect to such asset and such other documents and agreements as the Administrative Agent shall reasonably request in order to confirm, protect and perfect the security interests in such asset granted under the applicable Security Agreement. After giving effect to any such sale or transfer, the provisions of this Section shall continue to apply to any subsequent use (or relinquishment of possession or control) of the applicable Collateral by the applicable Foreign Subsidiary Equipment Owner (as though such Foreign Subsidiary Equipment Owner were named as a Borrower herein).

                  (e) In order to facilitate the use of Collateral outside the United States of America as contemplated by paragraph (c) above, as an alternative to the procedure set forth in paragraph (d) above a Borrower may permit any Foreign Subsidiary that is a Consolidated Group Member to acquire directly from Lucent (or any Affiliate of Lucent), pursuant to the Supply Agreement, any asset that is to constitute a Financed Foreign Subsidiary Asset; provided that no such asset shall be so acquired by a Foreign Subsidiary unless
(i) all the requirements of paragraph (c) above are satisfied prior to such acquisition, (ii) the applicable Foreign Subsidiary Equipment Owner has entered into a Foreign Subsidiary Security Agreement and an Equipment Owner Agreement with respect to such asset and such other documents and agreements as the Administrative Agent shall reasonably request in order to confirm, protect and perfect the security interests in such asset granted under such Foreign Subsidiary Security Agreement and (iii) the Designated Borrower shall assume the obligation of the applicable Foreign Subsidiary Equipment Owner to pay the Purchase Price of such asset. After giving effect to any such acquisition, such asset shall constitute "Collateral" for all purposes hereof and the provisions of this Section shall continue to apply to any subsequent use (or relinquis hment of possession or control) of the applicable Collateral by the applicable Foreign Subsidiary Equipment Owner (as though such Foreign Subsidiary Equipment Owner were named as a Borrower herein). If there is more than one Borrower hereunder, any Foreign Subsidiary Equipment Owner must enter into separate Foreign Subsidiary Security Agreements with respect to the Collateral financed by the respective Borrowers.

                  SECTION 6.14. Activities of Borrowers. No Borrower will engage in any business or activity other than the acquisition of assets comprising Collateral, the financing thereof pursuant to this Agreement, the leasing and disposition thereof to Equipment Users as contemplated hereby and activities incidental to the foregoing. No Borrower will incur any liabilities other than its obligations under the Loan Documents to which it is a party and liabilities incidental to its existence and permitted business activities.


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                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) Any Borrower shall fail duly to pay any principal of any Loan when due, whether at maturity, by notice of intention to prepay or otherwise;

                  (b) Any Borrower shall fail duly to pay any interest, fee or any other amount payable under the Loan Documents within three Business Days after the same shall be due;

                  (c) The Loan Parties shall fail duly to observe or perform any term, covenant, or agreement contained in Article VI;

                  (d) The Loan Parties shall fail duly to observe or perform any other term, covenant or agreement contained in any Loan Document, and such failure shall have continued unremedied for a period of 30 days after written notice is given by the Administrative Agent to the Borrowers and the Parent;

                  (e) Any representation or warranty made or deemed made by a Loan Party in a Loan Document, or any statement or representation made in any certificate, report or opinion delivered by or on behalf of a Loan Party in connection with a Loan Document, shall prove to have been false or misleading in any material respect when so made or deemed made;

                  (f) A Loan Party or Bank Loan Party shall fail to pay any Indebtedness (other than obligations hereunder) in an amount of $25.0 million or more when due and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness unless such failure shall have been cured or waived, or a default shall have occurred and be continuing with respect to any such Indebtedness having an aggregate principal amount outstanding of $25.0 million or more and as a result of such default the holder of such Indebtedness shall have accelerated, or shall have the right to accelerate, the maturity of such Indebtedness prior to its express maturity;

                  (g) An involuntary case or other proceeding shall be commenced against any Loan Party or Bank Loan Party (except as provided below) seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, reorganization or similar law or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of more than 60 days; or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect;

                  (h) Any Loan Party or Bank Loan Party (except as provided below) shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or any of them shall consent to the entry of a decree or order for relief in respect of any Loan Party or Bank Loan Party in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or any of them shall file a petition or answer or consent seeking reorganization or relief under any applicable


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         law, or any of them shall consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any Loan Party or Bank Loan Party or any substantial part of their respective property, or any of them shall make an assignment for the benefit of creditors, or any of them shall admit in writing its inability to pay its debts generally as they become due, or any Loan Party or Bank Loan Party shall take corporate action in furtherance of any such action;

                  (i) One or more judgments against a Loan Party or Bank Loan Party or attachments against its property, which in the aggregate exceed $25.0 million, or the operation or result of which could reasonably be expected to have a Material Adverse Effect, shall be rendered against such Loan Party or Bank Loan Party and there shall be any period of 30 consecutive days during which a stay of such judgment or attachment, by reason of a pending appeal or otherwise, shall not be in effect;

                  (j) Notice of intent to terminate or amend a Pension Plan shall have been filed with any affected party (as defined in Section 4001 of ERISA), if, after giving effect thereto, the Pension Plan is a plan described in Section 4021(b) of ERISA or notice of an application by the PBGC to institute proceedings to terminate a Pension Plan pursuant to Section 4042 of ERISA shall have been received by any member of the ERISA Group, in each case only if the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) as of the date such notice is filed or received exceeds $15.0 million; any member of the ERISA Group incurs liability under Sections 4062(e), 4063 or 4064 of ERISA in respect of a Pension Plan in an amount in excess of $15.0 million; an amendment is adopted to a Pension Plan which would require security to be given to such Pension Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA in an amount in excess of $15.0 million; any member of the ERISA Group fails to make a payment to a Pension Plan which would give rise to a Lien in favor of such Plan under Section 302(f) of ERISA in an amount in excess of $15.0 million; or

                  (k) any Change of Control shall occur;

then, and in every such event (other than an event with respect to a Borrower or Guarantor described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower or Guarantor described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                  The provisions of clauses (g) and (h) of this Article VII shall not apply to any Bank Loan Party (other than a Loan Party) that would be permitted to become an


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Unrestricted Subsidiary pursuant to Article X without the occurrence of a
Default hereunder after giving effect to such action. Any such Bank Loan Party shall be deemed converted to an Unrestricted Subsidiary provided that such conversion shall be deemed to be an Investment in Unrestricted Subsidiaries under Section 6.04(b)(xx) as of the date of such conversion.


                                  ARTICLE VIII

                                   The Agents

                  Each of the Lenders hereby irrevocably appoints each Agent as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Loan Party or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Parent or the Borrowers), independent accountants and other experts


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selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders and the Borrowers. In addition, the Required Lenders shall have the right to remove the Collateral Agent at any time. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor with the approval of the Borrowers (which approval shall not be unreasonably withheld or delayed and, if an Event of Default has occurred and is continuing, shall not be required; and, in the case of removal of the Collateral Agent, no approval shall be required if the successor is the same Person serving as Administrative Agent or an Affiliate of such Person). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or after the Required Lenders give notice of removal of the Collateral Agent (as applicable), then the retiring Agent may (or, in the case of removal of the Collateral Agent, the Administrative Agent may), on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank (or, in the case of a successor Collateral Agent, may be the same Person that is serving as Administrative Agent or an affiliate of such Person). Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent's resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or


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overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to any Borrower or the Parent, to it at The Winstar Building, 685 Third Avenue, 9th Floor, New York, New York 10017, Attention of Treasurer and General Counsel (Telecopy No. (212) 584-4001);

                  (b) if to the Collateral Agent, to it at One Wall Street, 18th Floor, New York, New York 10286, Attention of Genoveso Caviness, Agency Function Administration (Telecopy No. (212) 635-6365);

                  (c) if to the Administrative Agent, to it at 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 582-3101);

                  (d) if to Lucent, to it at 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 582- 3101); and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent, the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Agent and the Loan Party or Loan Parties that are parties thereto with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest on such Loan, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b),


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(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or any substantial part of the Collateral or any Capital Stock pledged under the Pledge Agreement from the Liens of the Security Documents (except as expressly provided in the Security Documents), without the written consent of each Lender, (vii) release any Guarantor from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement) or limit or condition its obligations thereunder, without the written consent of each Lender or (viii) amend, modify or otherwise affect any of Lucent's rights under Section 2.18 or 2.19 or the Conversion Agreement without the written consent of Lucent; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent without the prior written consent of such Agent.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all costs and expenses reasonably incurred by Lucent and each Agent, including the fees, charges and disbursements of one firm of counsel in each jurisdiction for each of Lucent or the Agents, in connection with the negotiation, preparation, execution and delivery of the Loan Documents, (ii) all costs and expenses reasonably incurred by Lucent, including the fees, charges and disbursements of counsel for Lucent, in connection with the issuance, offering or sale of any Conversion Notes and (iii) all reasonable costs and expenses incurred by either Agent or any Lender, including the fees, charges and disbursements of counsel for either Agent or any Lender, in connection with (A) the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (B) in the case of Lucent and the Agents, the administration of, and any amendments, modifications, waivers or supplements of or to the provisions of, any of the Loan Documents; provided that the obligations of the Borrowers hereunder with respect to payment of fees, charges and disbursements of counsel will be limited to (A) Cravath, Swaine & Moore, special counsel to Lucent and the Administrative Agent (or such other single firm acting in such capacity from time to time), (B) Sullivan & Cromwell, special counsel to the Collateral Agent (or such other single firm acting in such capacity from time to time), (C) one other firm of counsel to the Agents and the Lenders in each jurisdiction and (D) if necessary, special counsel to the Agents and the Lenders in such areas as telecommunications regulations.

                  (b) The Borrowers shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of any Hazardous Substance on or from any property owned or operated by the Parent or any of its Subsidiaries or at which any Collateral is located, or any Environmental Claim related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such


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


indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that any Borrower fails to pay any amount required to be paid by it to either Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total outstanding Loans and Commitments at the time.

                  (d) To the extent permitted by applicable law, neither the Parent nor any Borrower shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder (other than as expressly contemplated by Section 2.20) without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided that Section 2.22 is for the benefit of the Bank Lenders as provided therein.

                  (b) Any Lender may, without the consent of the Parent or any Borrower (except as expressly provided below), assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to Lucent or a Lender or to an Affiliate of Lucent or a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed and, while an Event of Default has occurred and is continuing, shall not be required), (ii) except in the case of an assignment to Lucent or an Affiliate of Lucent or an assignment during a Refinancing Period or while an Event of Default has occurred and is continuing or an Exempt Assignment or an assignment to a Bank Lender or Bank Lenders contemplated by
Section 2.22 (but subject to clause (2) below), the Borrowers must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to Lucent, a Lender or an Affiliate of Lucent or a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or its entire remaining Loans or an assignment to a Bank Lender or Bank Lenders contemplated by Section 2.22, the amount of the Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent)


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shall not be less than $10,000,000 unless the Borrowers otherwise consent, (iv)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iv) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's rights and obligations in respect of (A) Loans separately from (or without assigning) Commitments, (B) Commitments separately from (or without assigning) Loans or (C) Loans to one Borrower separately from (or without assigning) Loans to another Borrower, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that (1) a Fronting Commitment may be assigned without regard to compliance with clause
(iii) above and without payment of the fee referred to in clause (v) above and
(2) notwithstanding the exceptions to clause (ii) above, if an assignment would result in the total number of Lenders exceeding 14 (with all affiliated Lenders being treated as a single Lender for this purpose), such assignment shall require the prior written consent of the Borrowers unless such assignment is made during a Refinancing Period or while an Event of Default has occurred and is continuing, except that this clause (2) shall not apply to any assignment pursuant to Section 2.22, and any Person that becomes a Lender pursuant to an assignment pursuant to Section 2.22 (and any assignee of any such Person) shall be deemed not to be a Lender for purposes of the limitation set forth in this clause (2). Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing fee referred to in clause (v) of paragraph
(b) of this Section, subject to the Administrative Agent's right to consent to such assignment to the extent provided in paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Parent, any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender.

                  (f) A Participant shall not be entitled to the benefits of
Section 2.15 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Sections 2.15(e) and (f) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to the agreement of the Parent and the Borrowers to cooperate with Lucent with respect to marketing, selling or syndicating Loans and Commitments or with respect to fees payable to Lucent or either Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of any Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of the Parent and the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Parent, any Borrower or their properties in the courts of any jurisdiction.

                  (c) Each of the Parent and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Parent or any Borrower or (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent or any Lender on a nonconfidential basis from a source other than the Parent or any Borrower. For the purposes of this Section, "Information" means all information received from the Parent or any Borrower relating to the Parent, any Borrower or their businesses, other than any such information that is publicly available or available to either Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or any Borrower, provided that such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


                                    ARTICLE X

                                  Subsidiaries

                  SECTION 10.01. Restricted Subsidiaries. (a) On the Effective Date, Restricted Subsidiaries shall consist of the Subsidiaries listed as Restricted Subsidiaries on Schedule 3.02.

                  (b) Upon the occurrence of the last of all of the following events with respect to a Subsidiary, such Subsidiary shall become a Restricted
Subsidiary: (i) the Subsidiary is or becomes a Subsidiary of the Bank Borrower and 80% or more of the Capital Stock and Voting Stock of the Subsidiary is owned through Restricted Subsidiaries, by the Bank Borrower, (ii) the Subsidiary Guarantees the Bank Loans, (iii) the Subsidiary pledges a substantial majority of its assets to secure the Bank Loans, (iv) all of the Capital Stock of the Subsidiary owned by the Bank Borrower and Restricted Subsidiaries is pledged to secure the Bank Loans and (v) notice of the foregoing shall have been received by the Administrative Agent.

                  (c) Upon the occurrence of the last of all of the following events with respect to a Subsidiary organized under laws of a jurisdiction outside the United States, such Subsidiary shall become a Restricted Subsidiary:
(i) the Subsidiary is or becomes a Wholly Owned Subsidiary of the Bank Borrower,
(ii) the Subsidiary Guarantees the Bank Loans, to the extent legally permissible, or except as reasonably determined by the Bank Agent to be impractical, (iii) the Subsidiary pledges substantially all of its assets to secure the Bank Loans to the extent legally permissible, except as reasonably determined by the Bank Agent to be impractical, (iv) all of the Capital Stock and Voting Stock of the Subsidiary is pledged to secure the Bank Loans to the extent legally permissible, except as reasonably determined by the Bank Agent to be impractical, and (v) notice of the foregoing shall have been received by the Administrative Agent; provided that if any of the actions set forth in (ii),
(iii) or (iv) above are not legally permissible or are reasonably determined by the Bank Agent to be impractical, but become legally permissible or are reasonably determined by the Bank Agent not to be impractical at any time after the date hereof, such Subsidiary shall take such actions if requested by the Bank Agent within 30 days of such request.

                  (d)(i) Upon the occurrence of any of the following events, a Restricted Subsidiary (the "Converting Restricted Subsidiary") shall automatically and without further action by any Person cease to be a Restricted
Subsidiary: (A) at least 80% of the Capital Stock and Voting Stock of the Converting Restricted Subsidiary ceases to be owned directly, or indirectly through Restricted Subsidiaries, by the Bank Borrower,

(B) the Guarantee, if any, of the Converting Restricted Subsidiary of the Bank Loans is released involuntarily in whole or part or otherwise becomes unenforceable in any material respect or (C) the assets of the Converting Restricted Subsidiary pledged to secure the Bank Loans, if any, are released involuntarily in whole or part, or the Lien, if any, in favor of the Bank Lenders on any material portion of the Bank Collateral contemplated under the Bank Credit Documents is unenforceable or ineffective, except as otherwise permitted thereunder, (D) for a Converting Restricted Subsidiary organized under the laws of the United States, less than all of the Capital Stock of the Converting Restricted Subsidiary owned by the Bank Borrower and Restricted Subsidiaries remains pledged to secure the Bank Loans, (E) for a Converting Restricted Subsidiary organized under the laws of a jurisdiction outside the United States, Capital Stock and Voting Stock constituting less than (1) the lesser of the Capital Stock and Voting Stock owned by the Bank Borrower and Restricted Subsidiaries or (2) 66% of the Capital Stock and Voting Stock of the Converting Restricted Subsidiary remains pledged to secure the Bank Loans or (F) the Converting Restricted Subsidiary ceases to be a Wholly Owned Subsidiary of the Bank Borrower and (1) is not a guarantor under the Bank Credit Documents or
(2) has not pledged a substantial majority of its assets to secure the Bank Loans; provided further, that Temporary Restricted Subsidiaries are not subject to this paragraph (d); provided, moreover, that a conversion under this paragraph is deemed to be an Investment in Principal Subsidiaries under Section 6.04(b)(xix) as of the date of such conversion whether or not such an Investment is permitted pursuant to that Section.

             (ii) Upon the occurrence of any of the events specified in Section 10.01(d)(i), a Converting Restricted Subsidiary shall automatically and without further action by any Person become: (A) a Principal Subsidiary, if it meets the requirements set forth in Sections 10.02(b) or (c), (B) a Designated Foreign Subsidiary, if it meets the requirements set forth in Section 10.03(b) or (c), or (C) an Unrestricted Subsidiary, if it does not meet any of the requirements set forth in the preceding clauses (A) and (B).

                  (e) Subject to the provisions of Section 6.04(b)(xix), upon the occurrence of the last of all of the following events, a Restricted Subsidiary shall become a Principal Subsidiary voluntarily: (i) the Restricted Subsidiary is designated a Principal Subsidiary by the Board of Directors of the Parent and (ii) notice of the foregoing shall have been received by the Administrative Agent. Upon conversion to a Principal Subsidiary pursuant to this paragraph (e), provided that no default under the Bank Loan Agreement exists, the Bank Agent shall promptly release the assets of the Subsidiary and any Capital Stock of the Subsidiary not owned by the Bank Borrower or any Restricted Subsidiary from the Lien of the Bank Credit Documents and release such Principal Subsidiary from its Guarantee of the Bank Loans.

                  (f) Subject to the provisions of Article VI, upon the occurrence of the last of the following events, a Restricted Subsidiary shall become an Unrestricted Subsidiary voluntarily: (i) the Restricted Subsidiary is designated as an Unrestricted Subsidiary by the Board of Directors of the Parent, and (ii) notice of the foregoing shall have been received by the Administrative Agent. Upon conversion to an Unrestricted Subsidiary, provided that no default under the Bank Credit Agreement exists, the Bank Agent shall promptly release the assets of the Unrestricted Subsidiary and the Capital Stock of the Unrestricted Subsidiary from the Lien of the Bank Credit Documents and release such Unrestricted Subsidiary from its Guarantee of the Bank Loans.

                  SECTION 10.02. Principal Subsidiaries. (a) On the Effective Date, Principal Subsidiaries shall consist of the Subsidiaries listed as Principal Subsidiaries on Schedule 3.02.

                  (b) Subject to the provisions of Section 6.04(b)(xix), upon the occurrence of the last of each of the following events with respect to a Subsidiary organized under the laws of any jurisdiction within the United States or any state thereof, such Subsidiary shall become a Principal Subsidiary: (i) all of the Voting Stock of the Subsidiary owned by the Bank Borrower or Restricted Subsidiaries is pledged to secure the Bank Loans and (ii) notice thereof shall have been received by the Administrative Agent.

                  (c) Subject to the provisions of Section 6.04(b)(xix), upon the occurrence of the last of each of the following events with respect to a Subsidiary organized under the laws of a jurisdiction outside the United States, such Subsidiary shall become a Principal Subsidiary: (i) the lesser of the Voting Stock owned by the Bank Borrower or Restricted Subsidiaries or 66% of the Voting Stock of the Subsidiary is pledged to secure the Bank Loans to the extent legally permissible, except as determined by the Bank Agent to be impractical and (ii) notice of the foregoing shall have been received by the Administrative Agent.

                  (d) Subject to the provisions of Section 6.04(b)(xx), upon the occurrence of the later of each of the following events a Principal Subsidiary shall become an Unrestricted Subsidiary voluntarily: (i) the Principal Subsidiary is designated as an Unrestricted Subsidiary by the Board of Directors of the Parent and (ii) notice of the foregoing shall have been received by the Administrative Agent. Upon conversion to a Unrestricted Subsidiary in the case of clause (i), provided that no default under the Bank Credit Agreement exists, the Bank Agent shall release the Capital Stock of such Unrestricted Subsidiary from the Lien of the Bank Credit Documents.

                  (e) Upon the occurrence of any of the following events a Principal Subsidiary shall automatically and without further action by any Person become an Unrestricted Subsidiary: (i) all of the Voting Stock of the Principal Subsidiary owned by the Bank Borrower or Restricted Subsidiaries is not pledged to secure the Bank Loans to the extent legally permissible, except as determined by the Bank Agent to be impractical, (ii) the pledge of the Capital Stock of the Principal Subsidiary is not enforceable or (iii) a conversion of the Principal Subsidiary to an Unrestricted Subsidiary pursuant to
Article VIII; provided that a conversion under this paragraph is deemed to be an Investment in Unrestricted Subsidiaries under Section 6.04(b)(xx) as of the date of such conversion whether or not such an Investment is permitted pursuant to that Section.

                  SECTION 10.03. Designated Foreign Subsidiaries. (a) On the Effective Date, Designated Foreign Subsidiaries shall consist of the Subsidiaries listed as Designated Foreign Subsidiaries on Schedule 3.02.

                  (b) Upon the occurrence of the last of each of the following events with respect to a Subsidiary organized under the laws of a jurisdiction outside the United States, such Subsidiary shall become a Designated Foreign
Subsidiary: (i) the Subsidiary becomes a Wholly Owned Subsidiary of the Bank Borrower, (ii) the Subsidiary is designated as Designated Foreign Subsidiary by the Board of Directors of the Parent, (iii) none of the Capital Stock of the Subsidiary is pledged as collateral to any Person other than a Consolidated Group Member, and (iv) notice of the foregoing shall have been received by the Administrative Agent.

                  (c) Upon the occurrence of any of the following events, a Designated Foreign Subsidiary shall automatically and without further action by any Person become an Unrestricted Subsidiary: (i) the Designated Foreign Subsidiary shall cease to be a Wholly Owned Subsidiary of the Bank Borrower,
(ii) any of the Capital Stock of the Subsidiary is pledged as collateral to any Person other than a Consolidated Group Member or the Bank Lenders or Bank L/C Issuer or (iii) a conversion of the Designated Foreign Subsidiary to an Unrestricted Subsidiary pursuant to Article VIII, provided that a conversion under this paragraph is deemed to be an Investment in Unrestricted Subsidiaries under Section 6.04(b)(xx) as of the date of such conversion whether or not such an Investment is permitted pursuant to that Section.

                  (d) Subject to the provisions of Section 6.04(b)(xx), upon the occurrence of the last to occur of the following events, a Designated Foreign Subsidiary shall become an Unrestricted Subsidiary voluntarily: (i) the Designated Foreign Subsidiary is designated as an Unrestricted Subsidiary by the Board of Directors of the Parent and (ii) notice of the foregoing shall have been received by the Administrative Agent.

                  SECTION 10.04. Temporary Restricted Subsidiaries. On the Effective Date, Temporary Restricted Subsidiaries shall consist of Subsidiaries which are listed as Temporary Restricted Subsidiaries on Schedule 3.02 all of whose Voting Stock is pledged to secure the Bank Loans under the Bank Credit Documents but which Subsidiaries have not otherwise Guaranteed the Bank Loans or pledged all of their assets to secure the Bank Loans under the Bank Credit Documents.

                  SECTION 10.05. Administrative Agent Duties. The Administrative Agent shall keep a register of Restricted Subsidiaries, Temporary Restricted Subsidiaries, Principal Subsidiaries and Designated Foreign Subsidiaries under this Agreement.

                  SECTION 10.06. Additional Subsidiaries. If any additional Subsidiary of the Bank Borrower is formed or acquired after the Effective Date, the Parent will notify the Administrative Agent and the Lenders thereof and such Subsidiary shall be deemed an Unrestricted Subsidiary until such time as the Subsidiary becomes a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary pursuant to this Article X.

                  SECTION 10.07. Designation of Subsidiaries Under Bank Credit Agreement. The Parent shall take such action as necessary in order that each Subsidiary of the Bank Borrower has the same classification hereunder and under the analogous provisions of the Bank Credit Agreement.

                  SECTION 10.08. Conversions Upon Prepayment. In accordance with other provisions of this Article X, at the time of, or substantially simultaneously with, a Borrower becoming a Released Borrower, such Released Borrower shall become a Restricted Subsidiary and each Subsidiary, if any, of the Released Borrower shall be designated by the Bank Borrower as a Restricted Subsidiary, Principal Subsidiary or Designated Foreign Subsidiary (or, failing any such designation, shall be deemed designated an Unrestricted Subsidiary); provided that (a) no more than 10% of the assets financed by any Loans to such Released Borrower shall be owned by Subsidiaries, if any, of such Released Borrower that remain Unrestricted Subsidiaries and (b) no more than 20% of the assets financed by any Loans to such Released Borrower shall be owned by Subsidiaries, if any, of the Released Borrower that are or become Principal Subsidiaries or Designated Foreign Subsidiaries except, in the case of either clause (a) or (b) above, as may be otherwise permitted under this Agreement. Any designation of a Subsidiary of a Released Borrower under this Section 10.08 shall not be deemed an Investment under Section 6.04. The calculations under this Section 10.08 for the determination of the percentage of assets owned by a Person shall be based on the purchase price of the assets and other costs directly attributable or allocable to the acquisition of such assets.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       WVF-I LLC,


                                       by   /s/ Frederic E. Rubin
                                          ----------------------------------
                                          Name:  Frederic E. Rubin
                                          Title: Vice President, Treasurer



                                       WINSTAR COMMUNICATIONS, INC.,


                                       by  /s/ Frederic E. Rubin
                                          ----------------------------------
                                          Name:  Frederic E. Rubin
                                          Title: Senior Vice President,
                                                 Treasurer



                                       THE BANK OF NEW YORK, as Collateral
                                       Agent,


                                       by   /s/ Brendan T. Nedzi
                                          ----------------------------------
                                          Name: Brendan T. Nedzi
                                          Title:Senior Vice President



                                       LUCENT TECHNOLOGIES INC.,
                                       individually and as Administrative Agent,



                                       by /s/Peter M. Sperling
                                          ----------------------------------
                                          Name: Peter M. Sperling
                                          Title:

                                    SCHEDULES
                                       TO

                                CREDIT AGREEMENT

                                      AMONG

                          WINSTAR COMMUNICATIONS, INC.

                      WVF-ILLC, LUCENT TECHNOLOGIES, INC.,
                   THE BANK OF NEW YORK, AS COLLATERAL AGENT,

                                       AND

                        THE LENDERS PARTIES THERETO

                                                                   Schedule 2.01



                                   Commitments


                                                               Commitment
                                                               ----------
Lender                                                           Amount
------                                                           ------
Lucent Technologies Inc.                                     $2,000,000,000

                         Schedule 3.02 - Subsidiaries

                                        Jurisdiction            Authorized
    Restricted Subs                    of Organization            Capital                   Issued Capital
----------------------------------- --------------------- ------------------ -----------------------------------------------------
WCI Capital Corp.                             Delaware        200 common            100 shares held by Winstar Communications, Inc.
Winstar Wireless, Inc.                        Delaware        200 common,           90 shares held by Winstar Communications, Inc.
Winstar A/R SPE, LLC                          Delaware        n/a                   Winstar Wireless, Inc. is sole member
Winstar A/R Account Party, LLC                Delaware        n/a                   Winstar A/R SPE, LLC is sole member
Winstar Broadband Acquisition 1999, LLC       Delaware        n/a                   Winstar Wireless, Inc. is sole member
Winstar Government Solutions, LLC             Delaware        n/a                   Winstar Wireless, Inc. is sole member
Winstar Midcom Acquisition Corp.              Delaware        200 common            100 shares held by Winstar Wireless, Inc.
Winstar Network Expansion,  LLC               Delaware        n/a                   Winstar Wireless, Inc. is sole member
WWI License Holding, Inc.                     Delaware        200 common            100 held by Winstar Wireless, Inc.
Winstar Equipment Corp.                       Delaware        200 common,           100 shares held by WCI Capital Corp.
Winstar Equipment II Corp.                    Delaware        200 common,           100 shares held by WCI Capital Corp.
Winstar Wireless Fiber Corp.                  Delaware        200 common            100 shares held by WCI Capital Corp.
Winstar LMDS, LLC                             Delaware        n/a                   Winstar Wireless Fiber Corp. is sole member
Winstar Credit Corp.                          Delaware        200 common            100 shares held by WCI Capital Corp.
Winstar Switch Acquisition Corp.              Delaware        200 common            100 shares held by WCI Capital Corp.
Winstar New Media Company, Inc.               Delaware        25.0 million common   17,484,371 common shares held by WCI Capital
                                                                                    Corp.; 1.0
                                                              1 million preferred   million common shares held by non-affiliates
Winstar Interactive Media Sales, Inc.         Delaware        3,000 common          100 shares held by Winstar New Media Company,
                                                                                    Inc.
Winstar EasyNet Inc.                          Delaware        1,000 common          500 shares held by Winstar New Media Company,
                                                                                    Inc.
Winstar Interactive Ventures I, Inc.          Delaware        200 common            100 shares held by Winstar New Media Company,
                                                                                    Inc.
Winstar Global Media, Inc.                    New York        200 common            100 shares held by Winstar New Media Company,
                                                                                    Inc.
Winstar Radio Networks, Inc.                  Delaware        200 common            100 shares held by Winstar New Media Company,
                                                                                    Inc.
Walt Baby Love Productions, Inc.              California      100,000 common        100 shares held by Winstar Radio Networks, Inc.
Non Fiction Films Inc.                        Delaware        200 common            90 shares held by Winstar New Media Company,
                                                                                    Inc.
Fox/Lorber Associates, Inc.                   New York        5.0 million common    100 shares held by Non Fiction Films Inc.
Wellspring Media, Inc.                        Delaware        40,000 common         100 common shares held by Winstar New Media
                                                              15,000 class A common Company, Inc.
                                                              12,000 preferred
Winstar Broadcasting Corp.                    Delaware        200 common            100 shares held by Winstar New Media Company,
                                                                                    Inc.
Sportsfan Radio Network Inc.                  Delaware        1,000 common          500 shares held by Winstar New Media Company,
                                                                                    Inc.



                                        Jurisdiction            Authorized
Temporary Rest. Subs                   of Organization            Capital                   Issued Capital
----------------------------------- --------------------- ------------------ -----------------------------------------------------
Winstar Wireless of Delaware, LLC             Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of Georgia, LLC              Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of Indiana, LLC              Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of New Jersey, LLC           Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of New York, LLC             Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of Pennsylvania, LLC         Delaware        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of Virginia, LLC             Virginia        n/a                  Winstar Wireless, Inc. is sole member
Winstar Wireless of West Virginia, LLC        Delaware        n/a                  Winstar Wireless, Inc. is sole member


                                        Jurisdiction            Authorized
Unrestricted Subs                      of Organization            Capital                   Issued Capital
----------------------------------- --------------------- ------------------ -----------------------------------------------------
Winstar for Business, Inc.                    Delaware
Office.com, Inc.                              Delaware       9,000 common          150 common shares and 222 Series A Convertible
                                                             1,000 preferred       Preferred shares held by Winstar for Business,
                                                                                   Inc. 50 common shares and 111 Series A
                                                                                   Convertible Preferred shares held by CBS, Inc.
Individual.com, Inc.                          Delaware        25 million common    4.0 million shares held by Office.com, Inc.
                                                                                   1.0 million shares held by NewsEdge Corporation
At Your Office, Inc.                          Delaware        200 common           100 shares held by Winstar New Media Company,
                                                                                   Inc.
Winstar International, Inc.                   Delaware        200 common           100 shares held by WCI Capital Corp.
Winstar Europe SA                             Belgium
Winstar Japan                                 Japan
Winstar Australia PTY Ltd.                    Australia
Winstar del Peru, SRL                         Peru
Winstar International Hongkong Holding (BVI)  British
Ltd.                                          Virgin Islands
Winstar Hongkong (BVI) Limited                British
                                              Virgin Islands
Winstar Communications  Hongkong Limited      Hong Kong
Winstar Argentina SA                          Argentina
Comnet SA                                     Argentina
Winstar Venezuela CA                          Venezuela
Winstar Holdings do Brazil, Ltda.             Brazil
Winstar do Brazil, Ltda.                      Brazil
Winstar Columbia, Ltda.                       Columbia
Winstar Holdings BV                           The Netherlands
Winstar Communications GMBH                   Germany
Winstar Communications BV                     The Netherlands
Winstar Communications SA (France)            France
Winstar Communications Ltd. (UK)              UK
Winstar Communications SA (Switz)             Switzerland
Winstar Communications SA (Belgium)           Belgium
Winstar Communications of Canada, Inc.        Canada
Winstar Puerto Rico, Inc.                     Puerto Rico
WVF-I LLC                                    Delaware        n/a                  Winstar Wireless, Inc. is sole member

                     Schedule 3.05A - Litigation

                                      None.

                    Schedule 3.05B - Labor Controversies

                                      None.

                 Schedule 3.07 - Material Adverse Changes

                                      None.

                            Schedule 3.13A - Telecommunications Licenses

1.  Summary of Winstar 38 GHz License Holdings

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
1.   Winstar Wireless Fiber Corp.           WJPC619             Poughkeepsie, NY      38GHz                  1
2.   Winstar Wireless Fiber Corp.           WMG833              Baltimore, MD         38GHz                  1
3.   Winstar Wireless Fiber Corp.           WMG834              Long Island, NY       38GHz                  1
4.   Winstar Wireless Fiber Corp.           WMG835              Northeast, NJ         38GHz                  1
5.   Winstar Wireless Fiber Corp.           WMK415              New York, NY          38GHz                  1
6.   Winstar Wireless Fiber Corp.           WMN318              Seattle, WA           38GHz                  7
7.   Winstar Wireless Fiber Corp.           WMN319              Atlanta, GA           38GHz                  4
8.   Winstar Wireless Fiber Corp.           WMN320              Baltimore, MD         38GHz                  6
9.   Winstar Wireless Fiber Corp.           WMN321              Boston, MA            38GHz                  6
10.  Winstar Wireless Fiber Corp.           WMN322              Buffalo, NY           38GHz                  7
11.  Winstar Wireless Fiber Corp.           WMN323              Chicago, IL           38GHz                  6
12.  Winstar Wireless Fiber Corp.           WMN324              Cincinnati, OH        38GHz                  7 (one is 2x 50 MHz)
13.  Winstar Wireless Fiber Corp.           WMN325              Cleveland, OH         38GHz                  6
14.  Winstar Wireless Fiber Corp.           WMN326              Dallas, TX            38GHz                  4
15.  Winstar Wireless Fiber Corp.           WMN327              Denver, CO            38GHz                  6
16.  Winstar Wireless Fiber Corp.           WMN328              Detroit, MI           38GHz                  6
17.  Winstar Wireless Fiber Corp.           WMN329              Houston, TX           38GHz                  7
18.  Winstar Wireless Fiber Corp.           WMN330              Kansas City, KS       38GHz                  6
19.  Winstar Wireless Fiber Corp.           WMN331              Los Angeles, CA       38GHz                  4
20.  Winstar Wireless Fiber Corp.           WMN332              Miami, FL             38GHz                  7
21.  Winstar Wireless Fiber Corp.           WMN333              Milwaukee, WI         38GHz                  6
22.  Winstar Wireless Fiber Corp.           WMN334              Minneapolis, MN       38GHz                  6
23.  Winstar Wireless Fiber Corp.           WMN335              New York (LI), NY     38GHz                  6
24.  Winstar Wireless Fiber Corp.           WMN336              New York (West), NY   38GHz                  6
25.  Winstar Wireless Fiber Corp.           WMN337              New York (Man), NY    38GHz                  7
26.  Winstar Wireless Fiber Corp.           WMN338              Philadelphia, PA      38GHz                  5
27.  Winstar Wireless Fiber Corp.           WMN339              Phoenix, AZ           38GHz                  6
28.  Winstar Wireless Fiber Corp.           WMN340              Pittsburgh, PA        38GHz                  5
29.  Winstar Wireless Fiber Corp.           WMN341              San Diego, CA         38GHz                  5
30.  Winstar Wireless Fiber Corp.           WMN342              San Francisco, CA     38GHz                  4
31.  Winstar Wireless Fiber Corp.           WMN343              Spokane, WA           38GHz                  7
32.  Winstar Wireless Fiber Corp.           WMN344              St. Louis, MO         38GHz                  6
33.  Winstar Wireless Fiber Corp.           WMN345              Tacoma, WA            38GHz                  6
34.  Winstar Wireless Fiber Corp.           WMN346              Tampa, FL             38GHz                  7
35.  Winstar Wireless Fiber Corp.           WMN347              Washington, D.C.      38GHz                  6
36.  Winstar Wireless Fiber Corp.           WMT531              Austin, TX            38GHz                  1
37.  Winstar Wireless Fiber Corp.           WMT602              Houston, TX           38GHz                  1
38.  Winstar Wireless Fiber Corp.           WMT603              Buffalo, NY           38GHz                  1
39.  Winstar Wireless Fiber Corp.           WMT604              Phoenix, AZ           38GHz                  1
40.  Winstar Wireless Fiber Corp.           WMT605              Pittsburgh, PA        38GHz                  1
41.  Winstar Wireless Fiber Corp.           WMT606              Seattle, WA           38GHz                  1
42.  Winstar Wireless Fiber Corp.           WMT607              Denver, CO            38GHz                  1
43.  Winstar Wireless Fiber Corp.           WMT608              Charlotte, NC         38GHz                  1
44.  Winstar Wireless Fiber Corp.           WMT609              Chicago, IL           38GHz                  1
45.  Winstar Wireless Fiber Corp.           WMT610              Dallas, TX            38GHz                  1
46.  Winstar Wireless Fiber Corp.           WMT611              Cincinnati, OH        38GHz                  1
47.  Winstar Wireless Fiber Corp.           WMT612              Cleveland, OH         38GHz                  1
48.  Winstar Wireless Fiber Corp.           WMT613              Columbus, OH          38GHz                  1
49.  Winstar Wireless Fiber Corp.           WMT614              Orlando, FL           38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
50.  Winstar Wireless Fiber Corp.           WMT615              Washington, D.C.      38GHz                  1
51.  Winstar Wireless Fiber Corp.           WMT616              St. Louis, MO         38GHz                  1
52.  Winstar Wireless Fiber Corp.           WMT670              Honolulu, HI          38GHz                  1
53.  Winstar Wireless Fiber Corp.           WMT671              Minneapolis, MN       38GHz                  1
54.  Winstar Wireless Fiber Corp.           WMT672              Memphis, TN           38GHz                  1
55.  Winstar Wireless Fiber Corp.           WMT673              New York-Man, NY      38GHz                  1
56.  Winstar Wireless Fiber Corp.           WMT674              Atlanta, GA           38GHz                  1
57.  Winstar Wireless Fiber Corp.           WMT675              Boston, MA            38GHz                  1
58.  Winstar Wireless Fiber Corp.           WMT676              Los Angeles, CA       38GHz                  1
59.  Winstar Wireless Fiber Corp.           WMT677              Milwaukee, WI         38GHz                  1
60.  Winstar Wireless Fiber Corp.           WMT678              Detroit, MI           38GHz                  1
61.  Winstar Wireless Fiber Corp.           WMT679              Kansas City, KS       38GHz                  1
62.  Winstar Wireless Fiber Corp.           WMT686              Boston, MA            38GHz                  1
63.  Winstar Wireless Fiber Corp.           WMT763              Rochester, NY         38GHz                  1
64.  Winstar Wireless Fiber Corp.           WMT817              Richmond, VA          38GHz                  1
65.  Winstar Wireless Fiber Corp.           WMT818              Nashville, TN         38GHz                  1
66.  Winstar Wireless Fiber Corp.           WMT819              Austin, TX            38GHz                  1
67.  Winstar Wireless Fiber Corp.           WMT820              San Juan, PR          38GHz                  1
68.  Winstar Wireless Fiber Corp.           WMT821              Portland, OR          38GHz                  1
69.  Winstar Wireless Fiber Corp.           WMT822              Norfolk, VA           38GHz                  1
70.  Winstar Wireless Fiber Corp.           WMT823              San Antonio, TX       38GHz                  1
71.  Winstar Wireless Fiber Corp.           WMT824              Jacksonville, FL      38GHz                  1
72.  Winstar Wireless Fiber Corp.           WMW286              Providence, RI        38GHz                  1
73.  Winstar Wireless Fiber Corp.           WMW287              Dayton, OH            38GHz                  1
74.  Winstar Wireless Fiber Corp.           WMW288              Tampa, FL             38GHz                  1
75.  Winstar Wireless Fiber Corp.           WMW289              Miami, FL             38GHz                  1
76.  Winstar Wireless Fiber Corp.           WMW290              Raleigh, NC           38GHz                  1
77.  Winstar Wireless Fiber Corp.           WMW291              West Palm Beach, FL   38GHz                  1
78.  Winstar Wireless Fiber Corp.           WMW292              Indianapolis, IN      38GHz                  1
79.  Winstar Wireless Fiber Corp.           WMW493              New York, NY          38GHz                  1
80.  WWI License Holding, Inc.              WMW517              Austin, TX            38GHz                  1
81.  WWI License Holding, Inc.              WMW518              Indianapolis, IN      38GHz                  1
82.  WWI License Holding, Inc.              WMW519              Jacksonville, FL      38GHz                  1
83.  WWI License Holding, Inc.              WMW520              Memphis, TN           38GHz                  1
84.  WWI License Holding, Inc.              WMW521              Omaha, NE             38GHz                  1
85.  WWI License Holding, Inc.              WMW522              San Antonio, TX       38GHz                  1
86.  Winstar Wireless Fiber Corp.           WMW858              Sacramento, CA        38GHz                  1
87.  WWI License Holding, Inc.              WMW860              Charlotte, NC         38GHz                  1
88.  WWI License Holding, Inc.              WMW861              New Orleans, LA       38GHz                  1
89.  WWI License Holding, Inc.              WMW862              Norfolk, VA           38GHz                  1
90.  WWI License Holding, Inc.              WMW863              Oklahoma City, OK     38GHz                  1
91.  WWI License Holding, Inc.              WMW864              Portland, OR          38GHz                  1
92.  Winstar Wireless Fiber Corp.           WMW867              San Francisco, CA     38GHz                  1
93.  Winstar Wireless Fiber Corp.           WMW942              Hartford, CT          38GHz                  1
94.  Winstar Wireless Fiber Corp.           WMW943              Philadelphia, PA      38GHz                  1
95.  Winstar Wireless Fiber Corp.           WPJA780             Las Vegas, NV         38GHz                  1
96.  Winstar Wireless Fiber Corp.           WPJA781             Spokane, WA           38GHz                  1
97.  Winstar Wireless Fiber Corp.           WPJA782             Portland, OR          38GHz                  1
98.  Winstar Wireless Fiber Corp.           WPJA784             Philadelphia, PA      38GHz                  1
99.  Winstar Wireless Fiber Corp.           WPJA785             Dallas, TX            38GHz                  1
100. Winstar Wireless Fiber Corp.           WPJA786             Baltimore, MD         38GHz                  1
101. Winstar Wireless Fiber Corp.           WPJA793             Mobile, AL            38GHz                  1
102. Winstar Wireless Fiber Corp.           WPJA794             Harrisburg, PA        38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
103. Winstar Wireless Fiber Corp.           WPJA795             Chattanooga, TN       38GHz                  1
104. Winstar Wireless Fiber Corp.           WPJA796             Spokane, WA           38GHz                  1
105. Winstar Wireless Fiber Corp.           WPJA797             Tulsa, OK             38GHz                  1
106. Winstar Wireless Fiber Corp.           WPJA798             El Paso, TX           38GHz                  1
107. Winstar Wireless Fiber Corp.           WPJA799             Syracuse, NY          38GHz                  1
108. Winstar Wireless Fiber Corp.           WPJC255             Birmingham, AL        38GHz                  1
109. WWI License Holding, Inc.              WPJC352             Stamford, CT          38GHz                  1
110. WWI License Holding, Inc.              WPJC391             Boise City, ID        38GHz                  1
111. Winstar Wireless Fiber Corp.           WPJC569             Norfolk, VA           38GHz                  1
112. Winstar Wireless Fiber Corp.           WPJC570             Monterey, CA          38GHz                  1
113. Winstar Wireless Fiber Corp.           WPJC571             Memphis, TN           38GHz                  1
114. Winstar Wireless Fiber Corp.           WPJC572             Las Vegas, NV         38GHz                  1
115. Winstar Wireless Fiber Corp.           WPJC573             Indianapolis, IN      38GHz                  1
116. Winstar Wireless Fiber Corp.           WPJC574             Greensboro, NC        38GHz                  1
117. Winstar Wireless Fiber Corp.           WPJC575             Dayton, OH            38GHz                  1
118. Winstar Wireless Fiber Corp.           WPJC576             Columbus, OH          38GHz                  1
119. Winstar Wireless Fiber Corp.           WPJC577             Salt Lake City, UT    38GHz                  1
120. Winstar Wireless Fiber Corp.           WPJC578             Tampa, FL             38GHz                  1
121. Winstar Wireless Fiber Corp.           WPJC579             Tulsa, OK             38GHz                  1
122. Winstar Wireless Fiber Corp.           WPJC609             Jackson, MS           38GHz                  1
123. Winstar Wireless Fiber Corp.           WPJC610             Omaha, NE             38GHz                  1
124. Winstar Wireless Fiber Corp.           WPJC611             Little Rock, AR       38GHz                  1
125. Winstar Wireless Fiber Corp.           WPJC612             Birmingham, AL        38GHz                  1
126. Winstar Wireless Fiber Corp.           WPJC613             Battle Creek, MI      38GHz                  1
127. Winstar Wireless Fiber Corp.           WPJC614             Albany, NY            38GHz                  1
128. Winstar Wireless Fiber Corp.           WPJC615             Toledo, OH            38GHz                  1
129. Winstar Wireless Fiber Corp.           WPJC616             Albuquerque, NM       38GHz                  1
130. Winstar Wireless Fiber Corp.           WPJC617             Columbia, SC          38GHz                  1
131. Winstar Wireless Fiber Corp.           WPJC618             Ogden, UT             38GHz                  1
132. Winstar Wireless Fiber Corp.           WPJC620             Louisville, KY        38GHz                  1
133. Winstar Wireless Fiber Corp.           WPJC622             Grand Rapids, MI      38GHz                  1
134. Winstar Wireless Fiber Corp.           WPJC710             Madison, WI           38GHz                  1
135. Winstar Wireless Fiber Corp.           WPJC711             Green Bay, MI         38GHz                  1
136. Winstar Wireless Fiber Corp.           WPJC928             Greenville, SC        38GHz                  1
137. Winstar Wireless Fiber Corp.           WPJC929             Wichita, KS           38GHz                  1
138. Winstar Wireless Fiber Corp.           WPJC984             Allentown, PA         38GHz                  1
139. Winstar Wireless Fiber Corp.           WPJC985             Youngstown, OH        38GHz                  1
140. Winstar Wireless Fiber Corp.           WPJC986             Ft. Worth, TX         38GHz                  1
141. Winstar Wireless Fiber Corp.           WPJC987             Danbury, CT           38GHz                  1
142. Winstar Wireless Fiber Corp.           WPJC988             Cape Cod, MA          38GHz                  1
143. Winstar Wireless Fiber Corp.           WPJC989             New Brunswick, NJ     38GHz                  1
144. Winstar Wireless Fiber Corp.           WPJC990             Melbourne, FL         38GHz                  1
145. Winstar Wireless Fiber Corp.           WPJC991             South Bend, IN        38GHz                  1
146. Winstar Wireless Fiber Corp.           WPJD393             Baton Rouge, LA       38GHz                  1
147. Winstar Wireless Fiber Corp.           WPJD394             Greensboro, NC        38GHz                  1
148. Winstar Wireless Fiber Corp.           WPJD395             New Orleans, LA       38GHz                  1
149. Winstar Wireless Fiber Corp.           WPJD856             Southampton, NY       38GHz                  1
150. Winstar Wireless Fiber Corp.           WPJD860             Toledo, OH            38GHz                  1
151. Winstar Wireless Fiber Corp.           WPJD861             W. Palm Beach, FL     38GHz                  1
152. Winstar Wireless Fiber Corp.           WPJD862             Poughkeepsie, NY      38GHz                  1
153. Winstar Wireless Fiber Corp.           WPJD863             Ft. Worth, TX         38GHz                  1
154. Winstar Wireless Fiber Corp.           WPJD864             Baton Rouge, LA       38GHz                  1
155. Winstar Wireless Fiber Corp.           WPJD865             Rockford, IL          38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
156. Winstar Wireless Fiber Corp.           WPJD866             Shreveport, LA        38GHz                  1
157. Winstar Wireless Fiber Corp.           WPJD867             Canton, OH            38GHz                  1
158. Winstar Wireless Fiber Corp.           WPJD868             Louisville, KY        38GHz                  1
159. Winstar Wireless Fiber Corp.           WPJD869             Flint, MI             38GHz                  1
160. Winstar Wireless Fiber Corp.           WPJD870             Syracuse, NY          38GHz                  1
161. Winstar Wireless Fiber Corp.           WPJD871             Corpus Christi, TX    38GHz                  1
162. Winstar Wireless Fiber Corp.           WPJD872             Montgomery, AL        38GHz                  1
163. Winstar Wireless Fiber Corp.           WPJD873             Scranton, PA          38GHz                  1
164. Winstar Wireless Fiber Corp.           WPJD874             Savannah, GA          38GHz                  1
165. Winstar Wireless Fiber Corp.           WPJD875             Reno, NV              38GHz                  1
166. Winstar Wireless Fiber Corp.           WPJD876             Springfield, MA       38GHz                  1
167. Winstar Wireless Fiber Corp.           WPJD877             Ft. Worth, TX         38GHz                  1
168. Winstar Wireless Fiber Corp.           WPJD878             Peoria, IL            38GHz                  1
169. Winstar Wireless Fiber Corp.           WPJD879             Toledo, OH            38GHz                  1
170. Winstar Wireless Fiber Corp.           WPJE262             Ft. Worth, TX         38GHz                  1
171. Winstar Wireless Fiber Corp.           WPJE263             Saginaw, MI           38GHz                  1
172. Winstar Wireless Fiber Corp.           WPJE530             Saginaw, MI           38GHz                  1
173. Winstar Wireless Fiber Corp.           WPJE531             Poughkeepsie, NY      38GHz                  1
174. Winstar Wireless Fiber Corp.           WPJE532             Boise, ID             38GHz                  1
175. Winstar Wireless Fiber Corp.           WPJE533             Mobile, AL            38GHz                  1
176. Winstar Wireless Fiber Corp.           WPJE534             Springfield, MA       38GHz                  1
177. Winstar Wireless Fiber Corp.           WPJE535             Wichita, KS           38GHz                  1
178. Winstar Wireless Fiber Corp.           WPJE536             Ft. Worth, TX         38GHz                  1
179. Winstar Wireless Fiber Corp.           WPJE537             Rockford, IL          38GHz                  1
180. Winstar Wireless Fiber Corp.           WPJE538             Honolulu, HI          38GHz                  1
181. Winstar Wireless Fiber Corp.           WPJE539             Wichita, KS           38GHz                  1
182. Winstar Wireless Fiber Corp.           WPJE792             Lansing, MI           38GHz                  1
183. Winstar Wireless Fiber Corp.           WPJE793             Saginaw, MI           38GHz                  1
184. Winstar Wireless Fiber Corp.           WPJE794             Stockton, CA          38GHz                  1
185. Winstar Wireless Fiber Corp.           WPJE795             Atlantic City, NJ     38GHz                  1
186. Winstar Wireless Fiber Corp.           WPNA368             Fresno, CA            38GHz                  1 total
                                                                                                             (2 x 50 MHz)
187. Winstar Wireless Fiber Corp.           WPNA369             Bakersfield, CA       38GHz                  1 total
                                                                                                             (2 x 50 MHz)
188. Winstar Wireless Fiber Corp.           WPNA372             Eureka, CA            38GHz                  1 total
                                                                                                             (2 x 50 MHz)
189. No Wire, LLC                           WPNA388             Topeka, KS            38GHz                  1
190. No Wire, LLC                           WPNA436             Nashville, TN         38GHz                  1
191. No Wire, LLC                           WPNA520             Shreveport, LA        38GHz                  1
192. Winstar Wireless Fiber Corp.           WPNA526             San Luis Obispo, CA   38GHz                  1 total
                                                                                                             (2 x 50 MHz)
193. Winstar Wireless Fiber Corp.           WPNA663             Miami, FL             38GHz                  1
194. No Wire, LLC                           WPNA672             Charleston, SC        38GHz                  1
195. No Wire, LLC                           WPNA673             Roanoke, VA           38GHz                  1
196. Winstar Wireless Fiber Corp.           WPNA676             Savannah, GA          38GHz                  1
197. Winstar Wireless Fiber Corp.           WPNA681             Oxnard, CA            38GHz                  1 total
                                                                                                             (2 x 50 MHz)
198. Winstar Wireless Fiber Corp.           WPNC464             Los Angeles, CA       38GHz                  1
199. Winstar Wireless Fiber Corp.           WPNC471             Cincinnati, OH        38GHz                  1
200. Winstar Wireless Fiber Corp.           WPND496             Knoxville, TN         38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
201. WWI License Holding, Inc.              WPND497             Shreveport, LA        38GHz                  1
202. Winstar Wireless Fiber Corp.           WPND514             Milwaukee, WI         38GHz                  1
203. Winstar Wireless Fiber Corp.           WPND515             Pittsburgh, PA        38GHz                  1
204. Winstar Wireless Fiber Corp.           WPND516             Atlanta, GA           38GHz                  1
205. Winstar Wireless Fiber Corp.           WPND517             Chicago, IL           38GHz                  1
206. Winstar Wireless Fiber Corp.           WPND518             Denver, CO            38GHz                  1
207. Winstar Wireless Fiber Corp.           WPND614             Colorado Springs, CO  38GHz                  1
208. Winstar Wireless Fiber Corp.           WPND619             Tucson, AZ            38GHz                  1
209. Winstar Wireless Fiber Corp.           WPND620             Phoenix, AZ           38GHz                  1
210. Winstar Wireless Fiber Corp.           WPND621             Detroit, MI           38GHz                  1
211. Winstar Wireless Fiber Corp.           WPND622             Jacksonville, FL      38GHz                  1
212. Winstar Wireless Fiber Corp.           WPND623             Louisville, KY        38GHz                  1
213. Winstar Wireless Fiber Corp.           WPND624             Minneapolis, MN       38GHz                  1
214. Winstar Wireless Fiber Corp.           WPND671             Canton, OH            38GHz                  1
215. Winstar Wireless Fiber Corp.           WPND761             San Jose, CA          38GHz                  1
216. Winstar Wireless Fiber Corp.           WPND762             El Paso, TX           38GHz                  1
217. Winstar Wireless Fiber Corp.           WPND763             W. Palm Beach, FL     38GHz                  1
218. Winstar Wireless Fiber Corp.           WPND764             Grand Rapids, MI      38GHz                  1
219. No Wire, LLC                           WPND768             Green Bay, WI         38GHz                  1
220. No Wire, LLC                           WPND769             Burlington, VT        38GHz                  1
221. Winstar Wireless Fiber Corp.           WPND825             Syracuse, NY          38GHz                  1
222. Winstar Wireless Fiber Corp.           WPND830             Miami, FL             38GHz                  1
223. Winstar Wireless Fiber Corp.           WPND837             Houston, TX           38GHz                  1
224. No Wire, LLC                           WPNE214             Wichita, KS           38GHz                  1
225. Winstar Wireless Fiber Corp.           WPNE226             Ft. Wayne, IN         38GHz                  1
226. WWI License Holding, Inc.              WPNE229             Beaumont, TX          38GHz                  1
227. Winstar Wireless Fiber Corp.           WPNE234             Rochester, NY         38GHz                  1
228. Winstar Wireless Fiber Corp.           WPNE250             Bellingham, WA        38GHz                  1
229. No Wire, LLC                           WPNE259             Waco, TX              38GHz                  1
230. Winstar Wireless Fiber Corp.           WPNE363             Peoria, IL            38GHz                  1
231. WWI License Holding, Inc.              WPNE398             Mobile, AL            38GHz                  1
232. WWI License Holding, Inc.              WPNE399             Las Vegas, NV         38GHz                  1
233. WWI License Holding, Inc.              WPNE400             Honolulu, HI          38GHz                  1
234. WWI License Holding, Inc.              WPNE401             Ft. Collins/Loveland,
                                                                CO                    38GHz                  1
235. Winstar Wireless Fiber Corp.           WPNE686             Charleston, SC        38GHz                  1
236. No Wire, LLC                           WPNE687             Springfield, MO       38GHz                  1
237. No Wire, LLC                           WPNE688             Birmingham, AL        38GHz                  1
238. Winstar Wireless Fiber Corp.           WPNE735             Richmond, VA          38GHz                  50 MHz
239. Winstar Wireless Fiber Corp.           WPNE742             Knoxville, TN         38GHz                  50MHz
240. Winstar Wireless Fiber Corp.           WPNE756             San Juan, PR          38GHz                  1
241. Winstar Wireless Fiber Corp.           WPNE759             St. Louis, MO         38GHz                  1
242. Winstar Wireless Fiber Corp.           WPNE961             Chicago, IL           38GHz                  1
243. Winstar Wireless Fiber Corp.           WPNE963             Charlotte, NC         38GHz                  1
244. Winstar Wireless Fiber Corp.           WPNE964             Memphis, TN           38GHz                  1
245. Winstar Wireless Fiber Corp.           WPNE989             Tucson, AZ            38GHz                  50 MHz
246. Winstar Wireless Fiber Corp.           WPNE993             St. Louis, MO         38GHz                  1
247. Winstar Wireless Fiber Corp.           WPNE994             Memphis, TN           38GHz                  1
248. Winstar Wireless Fiber Corp.           WPNF243             Tucson, AZ            38GHz                  50 MHz
249. Winstar Wireless Fiber Corp.           WPNF246             Manchester, NH        38GHz                  1
250. Winstar Wireless Fiber Corp.           WPNF258             San Antonio, TX       38GHz                  1
251. Winstar Wireless Fiber Corp.           WPNG286             Las Vegas, NV         38GHz                  1 total
                                                                                                             (2 x 50 MHz)
252. Winstar Wireless Fiber Corp.           WPNG289             San Antonio, TX       38GHz                  50 MHz
253. Winstar Wireless Fiber Corp.           WPNG291             Tampa, FL             38GHz                  1
254. Winstar Wireless Fiber Corp.           WPNG293             San Antonio, TX       38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
255. Winstar Wireless Fiber Corp.           WPNG309             Nashville, TN         38GHz                  1
256. Winstar Wireless Fiber Corp.           WPNG360             Nashville, TN         38GHz                  1
257. Winstar Wireless Fiber Corp.           WPNG361             Orlando, FL           38GHz                  1
258. Winstar Wireless Fiber Corp.           WPNG362             Orlando, FL           38GHz                  1
259. Winstar Wireless Fiber Corp.           WPNG363             Kansas City, MO       38GHz                  1
260. Winstar Wireless Fiber Corp.           WPNG364             Indianapolis, IN      38GHz                  1
261. Winstar Wireless Fiber Corp.           WNPG365             Minneapolis, MN       38GHz                  1
262. Winstar Wireless Fiber Corp.           WPNG368             Denver, CO            38GHz                  1
263. Winstar Wireless Fiber Corp.           WPNG369             Phoenix, AZ           38GHz                  1
264. Winstar Wireless Fiber Corp.           WNPG374             Knoxville, TN         38GHz                  1
265. Winstar Wireless Fiber Corp.           WPNG375             Memphis, TN           38GHz                  1
266. Winstar Wireless Fiber Corp.           WPNG376             Little Rock, AR       38GHz                  1
267. Winstar Wireless Fiber Corp.           WPNG377             Indianapolis, IN      38GHz                  1
268. Winstar Wireless Fiber Corp.           WPNG378             San Juan, PR          38GHz                  1
269. Winstar Wireless Fiber Corp.           WPNG379             Oklahoma City, OK     38GHz                  1
270. Winstar Wireless Fiber Corp.           WPNG382             San Juan, PR          38GHz                  1 total
                                                                                                             (2 x 50 MHz)
271. Winstar Wireless Fiber Corp.           WPNG384             Las Vegas, NV         38GHz                  1 total
                                                                                                             (2 x 50 MHz)
272. Winstar Wireless Fiber Corp.           WPNG390             San Juan, PR          38GHz                  1 total
                                                                                                             (2 x 50 MHz)
273. Winstar Wireless Fiber Corp.           WPNG400             Knoxville, TN         38GHz                  50MHz
274. Winstar Wireless Fiber Corp.           WPNG951             Richmond, VA          38GHz                  50 MHz
275. Winstar Wireless Fiber Corp.           WPNH422             Honolulu, HI          38GHz                  1
276. Winstar Wireless Fiber Corp.           WPNH554             Beaumont, TX          38GHz                  1
277. Winstar Wireless Fiber Corp.           WPNH842             San Juan, PR          38GHz                  1
278. Winstar Wireless Fiber Corp.           WPNI212             New Bedford, MA       38GHz                  1
279. Winstar Wireless Fiber Corp.           WPNI214             Louisville, KY        38GHz                  1
280. Winstar Wireless Fiber Corp.           WPNI216             New Orleans, LA       38GHz                  1
281. WWI License Holding, Inc.              WPNI218             Colorado Springs, CO  38GHz                  1
282. WWI License Holding, Inc.              WPNI252             El Paso, TX           38GHz                  1
283. Winstar Wireless Fiber Corp.           WPNI256             Tacoma, WA            38GHz                  1
284. Winstar Wireless Fiber Corp.           WPNI258             Akron, OH             38GHz                  1
285. WWI License Holding, Inc.              WPNI271             Fort Lauderdale, FL   38GHz                  1
286. Winstar Wireless Fiber Corp.           WPNI835             Jackson, MS           38GHz                  1
287. Winstar Wireless Fiber Corp.           WPNI838             Raleigh-Durham, NC    38GHz                  1
288. Winstar Wireless Fiber Corp.           WPNL601             Pensacola, FL         38GHz                  1
289. Winstar Wireless Fiber Corp.           WPNL602             Shreveport, LA        38GHz                  1
290. Winstar Wireless Fiber Corp.           WPNL613             Louisville, KY        38GHz                  1
291. Winstar Wireless Fiber Corp.           WPNL623             Harrisburg, PA        38GHz                  1
292. No Wire, LLC                           WPNN812             Austin, TX            38GHz                  1
293. Winstar Wireless Fiber Corp.           WPOM875             Santa Rosa, CA        38GHz                  1
294. Winstar Wireless Fiber Corp.           WPOP580             Dallas, TX            38GHz                  2
295. Winstar Wireless Fiber Corp.           WPOP581             Atlanta, GA           38GHz                  3
296. Winstar Wireless Fiber Corp.           WPOP585             Kansas City, MO       38GHz                  1
297. Winstar Wireless Fiber Corp.           WPOP586             Grand Island, NE      38GHz                  1
298. Winstar Wireless Fiber Corp.           WPOP587             Marshall, MO          38GHz                  1
299. Winstar Wireless Fiber Corp.           WPOP588             Lincoln, NE           38GHz                  1
300. Winstar Wireless Fiber Corp.           WPOP589             Norfolk, VA           38GHz                  1
301. Winstar Wireless Fiber Corp.           WPOP590             Norfolk, VA           38GHz                  1
302. Winstar Wireless Fiber Corp.           WPOP591             Oceanside, CA         38GHz                  1

                                                                                     Service
ID         Licensee                       Call Sign             Service Area           Type           #  of Channels
---        --------                       ---------             -------------        -------          ---------------
303. Winstar Wireless Fiber Corp.           WPOP592             Lacrosse, LA          38GHz                  1
304. Winstar Wireless Fiber Corp.           WPOP593             Kansas City, MO       38GHz                  1
305. Winstar Wireless Fiber Corp.           WPOP594             Armonk, NY            38GHz                  1
306. Winstar Wireless Fiber Corp.           WPOP595             Biloxi, MS            38GHz                  1
307. Winstar Wireless Fiber Corp.           WPOP596             Brownsville, TX       38GHz                  1
308. Winstar Wireless Fiber Corp.           WPOP597             Chattanooga, TN       38GHz                  1
309. Winstar Wireless Fiber Corp.           WPOP598             Huntsville, AL        38GHz                  1
310. Winstar Wireless Fiber Corp.           WPOP599             Salinas, CA           38GHz                  50 MHz
311. Winstar Wireless Fiber Corp.           WPOP600             Raleigh, NC           38GHz                  1
312. Winstar Wireless Fiber Corp.           WPOP601             Tallahassee, FL       38GHz                  1
313. Winstar Wireless Fiber Corp.           WPOP602             White Plains, NY      38GHz                  1
314. Winstar Wireless Fiber Corp.           WPOU595             Ft. Wayne, IN         38GHz                  1
315. Winstar Wireless Fiber Corp.           WPOV372             Victorville, CA       38GHz                  50 MHz


2.  Summary of 28 GHz License Holdings


    Licensee                                      Call Sign                Service Area                 Block
    --------                                      ----------              ----------------              ------
WinStar LMDS, L.L.C                                WPOH 637                American Samoa                 B
WinStar LMDS, L.L.C                                WPOH 628                Chico-Oroville, CA             B
WinStar LMDS, L.L.C                                WPOH 635                Fairbanks, AK                  B
WinStar LMDS, L.L.C                                WPOH 626                Fresno, CA                     A
WinStar LMDS, L.L.C                                       WPOH 629         Greensboro, NC                 A
WinStar LMDS, L.L.C                                WPOH 623                Ithaca, NY                     B
WinStar LMDS, L.L.C                                WPOH 636                Juneau, AK                     B
WinStar LMDS, L.L.C                                WPOH 627                Modesto, CA                    A
WinStar LMDS, L.L.C                                WPOH 631                New Orleans, LA                A
WinStar Wireless Fiber Corp.                       WPOI 4851               New York City PMSA, NY         27.5-
                                                                                                          28.35 GHz
WinStar LMDS, L.L.C                                WPOH 632                Norfolk, VA                    A
WinStar LMDS, L.L.C                                WPOH 630                Orlando, FL                    A
WinStar LMDS, L.L.C                                WPOH 634                Provo-Orem, UT                 A
WinStar LMDS, L.L.C                                WPOH 625                Sacramento, CA                 B
WinStar LMDS, L.L.C                                WPOH 633                Salt Lake City, UT             A
WinStar LMDS, L.L.C                                WPOH 624                San Francisco-Oakland-         A
                                                                           San Jose, CA

-----------------
1. This license covers the New york City primary Metropolican Statistical Area. WinStar acquired 850 MHz of spectrum from the original license, Cellularvision, in the fall of 1998. The original license was partitioned.

Notes:

Block A Spectrum is : 27.5-28.35 GHz, paired with 29.1-29.25 GHz. This block also includes 31.075-31.225 GHz Block B Spectrum is: 31.0-31.075 GHz, paired with 31.225-31.3 GHz

3. Winstar also operates a number of point-to-point microwave facilities (i.e., links) in bands other than the 38 GHz and 28 GHz bands, including in the 10 GHz and 18 GHz bands. No individual such facility is material to Consolidated Group.

4. Section 101.17 of the FCC's rules provides that 38 GHz licensees must demonstrate substantial service at the time of license renewal. Although the FCC did not adopt specific buildout criteria for 38 GHz licensees, it has stated that buildout of four wireless point-to-point links per million population would constitute substantial service for a traditional point-to-point licensee. However, Winstar's business plan is not that of a traditional point-to-point licensee. Winstar has made and is continuing to make substantial investment in developing a national telecommunications business and infrastructure. We believe a national investment and our ongoing operations are sufficient to demonstrate substantial service for all our 38 GHz licenses. As a result, we expect that our 38 GHz licenses will be renewed by the FCC, but we cannot be certain of that conclusion.

o On February 10, 1998, the FCC granted additional channels for the following Winstar 38 GHz licenses: Atlanta (Call Sign WPOP581), Buffalo (WMN322), Cincinnati (WMN324), Dallas (WPOP580), Houston (WMN329), Miami (WMN332), New York (WMN337), St. Louis (WMN344), Seattle (WMN318), Spokane (WMN343), and Tampa (WMN346). On March 12, 1998, several parties filed petitions for reconsideration of each of these grants, with the exception of the Seattle grant. On October 22, 1999, the FCC denied some of the petitions for reconsideration and affirmed the grants.2 Parties have filed an application for review requesting that the FCC reconsider the grants. Winstar filed an opposition to this application. In addition, on March 9, 1998, several parties filed petitions for reconsideration of the 38 GHz Order, alleging, among other things, that the February 10, 1998, license grant to Winstar were in violation of the Commission's processing rules. Winstar filed a consolidated opposition to these petitions. The FCC denied these petitions on August 23, 1999. However, several parties have filed petitions for review in the U.S. Court of Appeals for the D.C. Circuit.

o On December 29, 1999, the FCC granted in part five Winstar applications requesting additional channels in the following areas: Baltimore (WMN320), New York (WMN335 & WMN336), Philadelphia (WMN338), and Washington, D.C. (WMN347). On January 24, 2000, several parties filed petitions for reconsideration of each of these grants. Winstar filed an opposition to these petitions which remains pending.

o In addition, on March 15, 2000, the FCC granted in whole or in part twelve Winstar applications for additional channel pairs in San Diego (WMN341), Milwaukee (WMN333), Kansas City (WMN330), Cleveland (WMN325), Detroit (WMN328), Tacoma (WMN345), Phoenix (WMN339), Boston (WMN321), Minneapolis (WMN334), Denver (WMN327), Pittsburgh (WMN340), and Chicago (WMN323). These channel grants were conditioned by the Commission on the final outcome of the pending proceedings described in the above two paragraphs. On March 15, 2000, the FCC also granted Winstar a channel pair in Santa Rosa, California (WPOM875). Grant of this application was conditioned on the outcome of a pending petition for reconsideration.

o On October 23, 1997, DCT Communications, Inc. filed a petition for reconsideration seeking revocation of Winstar's license in Ft. Lauderdale, Florida (WPNI271). On January 21, 1999, the Commission released an order denying DCT's petition for reconsideration. In response, DCT filed an application for review which Winstar opposed. The Commission denied the application for review on February 22, 2000; however, DCT has requested that the FCC reconsider its decision.

--------------

2    One petition for reconsideration remains pending.

               Schedule 3.13B - Adverse Events Affecting Licenses

o Section 101.17 of the FCC's rules provides that 38 GHz licensees must demonstrate substantial service at the time of license renewal. Although the FCC did not adopt specific buildout criteria for 38 GHz licensees, it has stated that buildout of four wireless point-to-point links per million population would constitute substantial service for a traditional point-to-point licensee. However, Winstar's business plan is not that of a traditional point-to-point licensee. Winstar has made and is continuing to make substantial investment in developing a national telecommunications business and infrastructure. We believe a national investment and our ongoing operations are sufficient to demonstrate substantial service for all our 38 GHz licenses. As a result, we expect that our 38 GHz licenses will be renewed by the FCC, but we cannot be certain of that conclusion.

o On February 10, 1998, the FCC granted additional channels for the following Winstar 38 GHz licenses: Atlanta (Call Sign WPOP581), Buffalo (WMN322), Cincinnati (WMN324), Dallas (WPOP580), Houston (WMN329), Miami (WMN332), New York (WMN337), St. Louis (WMN344), Seattle (WMN318), Spokane (WMN343), and Tampa (WMN346). On March 12, 1998, several parties filed petitions for reconsideration of each of these grants, with the exception of the Seattle grant. On October 22, 1999, the FCC denied some of the petitions for reconsideration and affirmed the grants.3 Parties have filed an application for review requesting that the FCC reconsider the grants. Winstar filed an opposition to this application. In addition, on March 9, 1998, several parties filed petitions for reconsideration of the 38 GHz Order, alleging, among other things, that the February 10, 1998, license grant to Winstar were in violation of the Commission's processing rules. Winstar filed a consolidated opposition to these petitions. The FCC denied these petitions on August 23, 1999. However, several parties have filed petitions for review in the U.S. Court of Appeals for the D.C. Circuit.

o On December 29, 1999, the FCC granted in part five Winstar applications requesting additional channels in the following areas: Baltimore (WMN320), New York (WMN335 & WMN336), Philadelphia (WMN338), and Washington, D.C. (WMN347). On January 24, 2000, several parties filed petitions for reconsideration of each of these grants. Winstar filed an opposition to these petitions which remains pending.

o In addition, on March 15, 2000, the FCC granted in whole or in part twelve Winstar applications for additional channel pairs in San Diego (WMN341), Milwaukee (WMN333), Kansas City (WMN330), Cleveland (WMN325), Detroit (WMN328), Tacoma (WMN345), Phoenix (WMN339), Boston (WMN321), Minneapolis (WMN334), Denver (WMN327), Pittsburgh (WMN340), and Chicago (WMN323). These channel grants were conditioned by the Commission on the final outcome of the pending proceedings described in the above two paragraphs. On March 15, 2000, the FCC also granted Winstar a channel pair in Santa Rosa, California (WPOM875). Grant of this application was conditioned on the outcome of a pending petition for reconsideration.

o On October 23, 1997, DCT Communications, Inc. filed a petition for reconsideration seeking revocation of Winstar's license in Ft. Lauderdale, Florida (WPNI271). On January 21, 1999, the Commission released an order denying DCT's petition for reconsideration. In response, DCT filed an application for review which Winstar opposed. The Commission denied the application for review on February 22, 2000; however, DCT has requested that the FCC reconsider its decision.

o Winstar operates a number of point-to-point microwave facilities (i.e., links) in the 17.7-19.7 GHz (18 GHz) band. In an ongoing proceeding, the FCC has proposed the relocation of a number of these facilities to accommodate satellite services. However, the FCC has proposed that relocated microwave operators should receive compensation for such relocation. A final FCC Order in this proceeding is expected later this year.

------------------------------------
3    One petition for reconsideration remains pending.

                         Schedule 5.01(n) - Investments

1. Investment by Consolidated Group Members in their respective Subsidiaries, including Unrestricted Subsidiaries.

2.   See the following:


                                                                                                        Percent of
                                                                                         Amount of     Common Owned
Name of Entity                       Security Held               No. Shares/CSEs      Investment ($)   fully diluted)     Owned by
---------------                  ---------------------           ----------------     --------------   --------------     --------
Aenid                            Convertible Preferred                   /467,290       $1,000,000       1.10               WIVI
Commerce, Inc.                   Convertible Preferred                 /2,400,000       $3,000,000       6.55               WIVI
Digital Works                    Convertible Preferred                   /119,617       $1,000,000       0.43               WIVI
Equity Broadcast Corp.           Convertible Preferred                   /345,665       $3,470,000       5.77               WBC
Frontline Capital Group          Common                                    63,492       $3,000,000       0.23               WCII
ICNT, Inc. (Internet Connect)    Convertible Preferred            586,769/586,769       $5,000,000       1.10               WCII
Jobs.com                         Convertible Preferred                   /300,000       $1,000,000       0.77               WIVI
KDD Winstar                      Common                                        70       $1,000,000      35.00               WII
Media on Demand                  Convertible Preferred                    193,050       $1,000,000       1.60               WCII
Next Century Media               Note                                         n/a        $ 500,000        n/a               WCII
RTS Software Ltd.                Warrants                                  50,000                -          -               WCII(1)
Sandbox, Inc.                    Convertible Preferred                   /396,825       $2,000,000       2.11               WIVI
Total Sports                     Convertible Preferred                   /575,373       $5,000,000       5.43               WIVI
Unapix                           Convertible Preferred                  /200,000         $ 450,000       1.96               WIVI
WamNet, Inc.                     Convertible Preferred          85,000/16,472,868      $85,000,000      16.50               WCII

Legend:                                        Notes:
------------------------------------------    --------------------------------------------------------------------------------------
WCII - Winstar Communications, Inc.           (1) Originally issued to Winstar Multichannel, LLC, which merged into WCII on 12/31/99
WWI - Winstar Wireless,  Inc.
WVI - Winstar Interactive Ventures I, Inc.
WII - Winstar International, Inc.
WBC - Winstar Broadcasting Corp.


                 Schedule 4.01 - Post-Restructuring Parent Subsidiaries


1. The shares of common stock of Winstar Wireless, Inc. currently held by the Parent will not be contributed to the Borrower as of the Effective Date. Such shares will be contributed to the Borrower by the Parent at such time as such transfer is approved by the state public utility commissions in each state where such approval is required.

2. The shares of capital stock of each of the following Subsidiaries of the Parent, all of which are Unrestricted Subsidiaries and all of which are organized outside of the United States, will be contributed to the Borrower promptly following the Effective Date:

    Name of Subsidiary                        Jurisdiction of Organization
    -------------------                       ----------------------------

    Winstar Columbia Ltda.                    Columbia
    Winstar Holdings BV                       The Netherlands
    Winstar Communications of Canada, Inc.    Canada

                    Schedule 6.01 - Existing Indebtedness


    Lender/Lessor                   Borrower/Lessee           Amount ($)           Nature of Assets Financed
    -------------                   ---------------           ----------           -------------------------
ACC                                    WWI                      333 K             Motor vehicles
AT&T                                   WWI                     10.2 mil           Seattle and Tampa switches
BankBoston                             WWI                     4.3 mil            San Francisco switch
BankBoston                             WWI                     3.0 mil            Motor vehicles
The Bank of New York                   WWI                     7.3 mil            Denver and Minneapolis switches
Centigram                              WWI                     1.0 mil            Telephone and other misc. equipment
Finova                                 WWI                     2.0 mil            NYC switch
GECC                                   WWI                       179K             Computer equipment
GMAC                                   WWI                      867 K             Motor vehicles
GTE Lease                              WWI                       55 K             Miscellaneous equipment
Linc Leasing                           WWI                      157 K             Computer and ACD system
Mellon US Leasing                      WWI                     1.0 mil            LA switch
ML Investors                           WWI                      750 K             Wireless radios
Newcourt Comm'l Finance                WWI                     13.9 mil           Fractional interest in corporate jet
Prime Leasing                          WWI                     1.9 mil            Chicago switch (1)
Transamerica                           WWI                     4.7 mil            Wireless radios
Transamerica                           WWI                     4.3 mil            Kansas City Switch; 38 GHz radios
WASCO                                  WWI                     4.2 mil            Columbus switch
WASCO                                  WWI                     3.5 mil            Furniture and office equipment at 685 3rd Ave.,
                                                                                  NYC
Imperial Business Credit               WWI                       8 K              Lease of Servers (3)
Sunrise Leasing Corporation            WWI                       n/a              Operating Lease of Internet network equipment (3)
Cisco Systems                          WWI                       n/a              Operating Lease of Routers (3)
Williams Communications                WWI                  247.6 mil (2)         Fiber IRU
Metromedia Fiber Networks              WWI                  108.0 mil (2)         Fiber IRU
AT&T                                   WWI                   9.0 mil (2)          Fiber IRU
Electric Lightwave                     WWI                   1.9 mil (2)          Fiber IRU



Legend:                                        Notes:
------                                         ------
WWI - Winstar Wireless, Inc. (for itself or    (1)      Refers to Winstar's Chicago switch,  not the Chicago switch acquired
as successor by merger to Winstar                       by WSAC from US One.

                                               (2)      Includes future additions to current Capital Lease Obligations pursuant to current binding Telecommunications, Inc. on 3/31/98) agreements.
                                                        Excludes maintenance expenses and imputed interest/financing costs.
                                               (3)      Indebtedness of ISP Networks, Inc. an Internet Service Provider  which was acquired by WWI in December 1999.


                          Schedule 6.3 - Existing Liens

1. Purchases money liens and liens securing Capital Lease Obligations described on Schedule 6.01.

2. Information UCC filings by Cisco Systems and Sunrise Capital in connection with leases of computer equipment to ISP Networks, Inc. which was acquired in December 1999.

3. Liens in favor of United States Trust Company of New York, Inc., as collateral agent, securing Old Bond Debt of Winstar Equipment
     Corp. ("WEC") in the amount of $323,000. This indebtedness is being defeased by WEC and the liens on WEC's assets securing this debt will, pursuant to the terms of the indenture under which such debt was issued, be released 123 days following deposit of funds with U.S. Trust.

4. UCC-1 on file in favor of Dana Commercial Credit covering de minimis amount of computer equipment. There is no current debt associated with this filing.

5. UCC-1 on file in favor of IBM Leasing filed against Winstar Equipment Corp. covering de minimis amount of computer equipment.

6.   The following liens:


     Jurisdiction                    Amount ($)                 Nature of Lien
     ----------------                ----------               -----------------

     State of Utah                   3,589                       sales taxes
     Fairfax County, VA              8,600                       judgement
     NY State                        14,946                      taxes
     State of Texas                  less than $10,000*          taxes

* The exact amount of this lien could not be read from the lien search results as a result of the poor copy quality; however it could be determined that the amount was less than $10,000.

                  Schedule 6.13 - Custober Premises Collateral

           All items covered by Schedule C-1 to the Supply Agreement

                                                                    EXHIBIT A

                                    [Form of]

                            ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Credit Agreement dated as of May 4, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among WVF-I LLC, any additional Borrowers party thereto, Winstar Communications, Inc., the lenders party thereto, The Bank of New York, as collateral agent and Lucent Technologies Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts set forth below of (i) the Commitments of the Assignor on the Assignment Date and (ii) the Loans owing to the Assignor which are outstanding on the Assignment Date. If a Commitment is assigned hereby, such assigned Commitment [is/is not] a Fronting Commitment. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement1.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any forms of the type described in Section 2.15(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire and (iii) a processing and recordation fee of $3,500.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

--------

     1If the assignment is an Exempt Assignment, add limitations regarding voting rights.

         Principal Amount
          of outstanding                                Amount of
          Loans Assigned                           Commitment Assigned

$                                          $





The terms set forth above are
hereby agreed to:                                    Accepted */
                                                              -



_____________, as Assignor                  LUCENT TECHNOLOGIES INC.,
                                                        as Administrative Agent

by:______________________                   by:______________________
   Name:                                         Name:
   Title:                                        Title:


_____________, as Assignee                  [BORROWERS]


by:______________________                   by:______________________
   Name:                                         Name:
   Title:                                        Title:






___________

     */ To be completed to the extent consents are required under Section 9.04(b) of the Credit Agreement.

                                                                     EXHIBIT B

                          WINSTAR COMMUNICATIONS, INC.

                  $2,000,000,000 Aggregate Principal Amount of

                              Senior Notes Due 2010

                              CONVERSION AGREEMENT

                                                                     [ ], 2000

Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey 07974


Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, dated as of May 4, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among WVF-I LLC, a Delaware limited liability company, any Replacement Borrower (as defined in the Credit Agreement) from time to time party thereto, Winstar Communications, Inc., a Delaware corporation (the "Company"), the lenders party thereto, The Bank of New York, as collateral agent, and Lucent Technologies Inc. ("Lucent"), as administrative agent thereunder. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement or, if not defined therein, in the Conversion Indenture referred to in the Credit Agreement.

                  The Credit Agreement provides that, during any Refinancing Period, Lucent may elect in its sole discretion to convert outstanding Lucent Loans, at any time in whole or from time to time in part, into Conversion Notes issued by the Company under the Conversion Indenture. The Credit Agreement also requires that, on and after the earlier of (A) the date on which the aggregate principal amount (on a cumulative basis) of Loans borrowed under the Credit Agreement equals or exceeds $250,000,000 and (B) September 30, 2000, the Company will maintain in effect one or more registration statements under the Securities Act registering the offer and sale of Conversion Notes, such that at all times the aggregate principal amount of Conversion Notes covered by such effective registration statement or registration statements equals or exceeds the aggregate principal amount of outstanding Lucent Loans. The Company and Lucent are entering into this Agreement in order to set forth certain agreements of the Company with respect to the registration of Conversion Notes under the Securities Act and the issuance, offering and sale thereof.

                  1.       Registration of the Conversion Notes.

                           (i) The Company covenants and agrees with Lucent that, on and after the earlier of (A) the date on which the aggregate principal amount (on a cumulative basis) of Loans borrowed under the Credit Agreement equals or exceeds $250,000,000 and (B) September 30, 2000, the Company will maintain in effect one or more registration statements under the Securities Act registering the offer and sale of all of the Conversion Notes that may be issued pursuant to the Conversion Indenture, such that at all times the aggregate principal amount of Conversion Notes covered by such effective registration statement or registration statements equals or exceeds the aggregate principal amount of outstanding Lucent Loans.

                           (ii) The Company covenants and agrees with Lucent that the Company will promptly (A) advise Lucent of the status of the filing of the registration statements referred to in subparagraph (i) of this Section 1, with the Securities and Exchange Commission ("Commission"), and respond to requests by Lucent for information regarding the status of such filing, (B) provide Lucent with drafts of such registration statements in such number as Lucent may reasonably request and provide Lucent a reasonable opportunity to comment on such drafts, (C) notify Lucent when such registration statements have been filed with the Commission and provide Lucent with copies of such registration statements as filed with the Commission in such number as Lucent may reasonably request, (D) provide Lucent with copies of all correspondence with the Commission with respect to such registration statements, (E) notify Lucent when the Commission has declared such registration statements effective and (F) deliver to Lucent copies of such effective registration statements in such number as Lucent may reasonably request.

                  2.       Representations and Warranties of the Company.

                  The Company represents and warrants to, and agrees with, Lucent as of the date hereof and as of each Conversion Date as follows (provided that the representations and warranties set forth in subparagraphs (i), (iii),
(vi), (vii), (x)(A), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xviii), (xix),
(xx), (xxi), (xxii) and (xxiii) of this Section 2 shall be given only as of each Conversion Date and not as of the date hereof):

                  (i) A registration statement, including a prospectus, relating to the Conversion Notes has been filed with the Commission and has become effective. Such registration statement, and each other registration statement relating to the Conversion Notes that is filed with the Commission, is hereinafter referred to as a "Registration Statement", and the prospectus included in any such Registration Statement, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as a "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

                  (ii) On the effective date of each Registration Statement, such Registration Statement and the Prospectus forming part thereof, including all amendments and supplements thereto, complied in all respects with the requirements of the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on each Delivery Date (as defined in Section 3(b)), each Registration Statement and Prospectus (and any amendment or supplement thereto) relating to the Conversion Notes then being delivered (each such Registration Statement, a "Relevant Registration Statement" and each such Prospectus, a "Relevant Prospectus") will, in the case of each such Relevant Registration Statement, be effective and, in the case of each such Relevant Registration Statement and Relevant Prospectus, will comply in all respects with the requirements of the Securities Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information concerning Lucent or any other Person that has acquired Conversion Notes for distribution (an "Other Person") furnished in writing by or on behalf of Lucent or any Other Person to the Company expressly for use in each Relevant Registration Statement and each Relevant Prospectus (or any amendment or supplement thereto).

                  (iii) The Company is not now, nor immediately after the issuance of any Conversion Notes will be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in each Relevant Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be in good standing or to so qualify would not have, singly or in the aggregate, a Material Adverse Effect (as hereinafter defined).

                  (v) All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and conforms in all material respects to the description therein in each Relevant Prospectus.

                  (vi) Except as disclosed in each Relevant Prospectus, (A) since the date of the latest audited financial statements included in each Relevant Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations or business of the Company, and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the condition, financial or otherwise, or to the results of operations or business of the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for regular quarterly dividends.

                  (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in each Relevant Prospectus and to enter into and perform its obligations under this Agreement and the Conversion Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be in good standing or to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the results of operations or business of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                  (viii) The Company has the corporate power and authority to enter into and perform its obligations under this Agreement, the Conversion Indenture and the Conversion Notes and to issue the Conversion Notes. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) The Conversion Notes and the Conversion Indenture have been duly authorized by the Company. The Conversion Indenture (assuming due execution by the Trustee) constitutes a legal, valid and binding obligation of the Company, and the Conversion Notes will, when authenticated, issued and delivered in the manner provided for in the Conversion Indenture, constitute legal, valid and binding obligations of the Company entitled to the benefits of the Conversion Indenture and enforceable, in each case, against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law), and except that rights to indemnity and contribution may be limited by federal and state securities laws and by public policy considerations. The Conversion Notes and the Conversion Indenture conform in all material respects to the description thereof contained in each Relevant Prospectus.

                  (x)(A) Except as described in each Relevant Prospectus, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, the effect of which violation or default in performance or observance, singly or in the aggregate, would have a Material Adverse Effect;

                  (B) The execution, delivery and performance of this Agreement, the Conversion Indenture and the Conversion Notes, the issuance of the Conversion Notes and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action on the part of the Company and its subsidiaries and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or violate any applicable law, administrative regulation or administrative or court decree, in each case, the effect of which conflict, breach, default, lien, charge, encumbrance or violation, singly or in the aggregate, would have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries.

                  (xi) Except as described in each Relevant Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or to materially and adversely affect the ability of the Company to perform its obliga tions under the Conversion Indenture or this Agreement, or which are otherwise material in the context of the sale of the Conversion Notes; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (xii) Except as described in each Relevant Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (xiii) No authorization, approval or consent of, or filing with, any court or governmental authority or agency is necessary or required in connection with the issuance by the Company of the Conversion Notes, except (A) those already obtained or made under the Securities Act and the Trust Indenture Act of 1939 ("Trust Indenture Act"), and (B) such as may be required under state securities or Blue Sky laws and the securities laws of foreign jurisdictions.

                  (xiv) Except as described in each Relevant Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trade marks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business as now operated by them, or used in the conduct of the business as now operated by them, except to the extent that the failure to own or possess or the inability to acquire such intellectual property rights would not individually or in the aggregate have a Material Adverse Effect; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (xv) The accountants who certified the financial statements and supporting schedules included in each Relevant Registration Statement and each Relevant Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (xvi) The financial statements, including the notes thereto, included in each Relevant Registration Statement and each Relevant Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries and of the Company's predecessors as of the dates indicated and the results of their operations and cash flows for the periods specified; except as otherwise specifically stated in each Relevant Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in any Relevant Registration Statement present fairly the information required to be stated therein; and if pro forma financial statements are included in any Relevant Registration Statement or any Relevant Prospectus: the assumptions used in preparing the pro forma financial statements included in such Relevant Registration Statement or Relevant Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (xvii) The Conversion Indenture conforms in all material respects with the requirements of the Trust Indenture Act applicable to indentures to be qualified thereunder.

                  (xviii) Except as described in each Relevant Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (xix) Except as described in each Relevant Prospectus, the Company and its subsidiaries are in compliance in all material respects with the Communications Act of 1934 (as amended by the Telecommunications Act of 1996, the "Communications Act") and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

                  (xx) All FCC licenses held (as of the most recent date for which any financial information is included or incorporated by reference in any Relevant Prospectus), by the Company and its subsidiaries (other than experimental licenses in the 38 GHz portions of the radio spectrum and licenses granted to the Company or its subsidiaries or acquired from Local Area Telecommunications, Inc. that are not in the 38 GHz portion of the radio spectrum and proceedings affecting the service rules and licensing of Spectrum in the 38 GHz band) (the "Licenses") are currently valid and in full force and effect. Neither the Company nor any of its subsidiaries has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally and proceedings affecting the service rules and licensing of spectrum in the 38 GHz band) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses, except as disclosed in each Relevant Prospectus.

                  (xxi) Except as described in each Relevant Prospectus, no event has occurred which (A) results in, or after notice or lapse of time or both would result in, revocation, suspension, modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License the loss of which could reasonably be expected to have a Material Adverse Effect or (B) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Company or any of its subsidiaries thereunder.

                  (xxii) The Company and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete in all material respects.

                  (xxiii) Neither the Company nor any of its subsidiaries has any reason to believe that any of the Licenses will not be renewed in the ordinary course.

                  3.       Issuance of the Conversion Notes; Delivery.

                  (a) The Company agrees, subject to the terms and conditions of the Credit Agreement, to issue the Conversion Notes.

                  (b) Delivery of each issuance of the Conversion Notes shall be made at the offices and on such dates and times as Lucent shall specify in the Conversion Certificates (each such date and time of delivery of the Conversion Notes, a "Delivery Date"). Certificates for the Conversion Notes shall be registered in such names and in such denominations as Lucent shall specify in the Conversion Certificates. Lucent shall specify in the relevant Conversion Certificate whether the issuance of the Conversion Notes will be in the form of
(i) definitive, fully registered certificates or (ii) one or more Global Securities (as defined and described in the Conversion Indenture).

                  4. Covenants of the Company. With respect to each issuance of Conversion Notes, the Company covenants and agrees with Lucent as follows:

                  (i) The Company will advise Lucent and each Other Person (provided that the Company has been notified of such Other Person), when any Registration Statement and any amendment thereto has been filed with the Commission and when any Registration Statement or any post-effective amendment thereto has become effective.

                  (ii) The Company will file each Relevant Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2), not later than the first business day following the delivery of the relevant Conversion Certificate.

                  (iii) The Company will furnish to Lucent and each Other Person such number of copies of each Relevant Registration Statement and Relevant Prospectus, including all exhibits, and any amendments or supplements thereto as Lucent and each Other Person may reasonably request.

                  (iv) The Company will not at any time make any amendment or supplement to any Relevant Registration Statement or any Relevant Prospectus of which Lucent and each Other Person (provided that the Company has been notified of such Other Person) shall not have previously been advised and furnished a copy and have had reasonable opportunity to comment on such proposed amendment or supplement, or to which Lucent or any Other Person or their respective counsel shall reasonably object, except as required by applicable law.

                  (v) The Company will advise Lucent and each Other Person (provided that the Company has been notified of such Other Person), of the institution by the Commission of any stop order proceedings in respect of any Relevant Registration Statement or of any part thereof and will use every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (vi) The Company will advise Lucent and each Other Person (provided that the Company has been notified of such Other Person), of any request by the Commission for amendments or supplements to any Relevant Registration Statement or any Relevant Prospectus or for additional information. Upon receipt of such notice from the Company use of each Relevant Prospectus shall be suspended until the Company has amended or supplemented each Relevant Prospectus to correct such misstatement or omission or to effect such compliance. The Company will forthwith prepare such amendment or supplement as may be necessary so that each Relevant Prospectus, as so amended or supplemented, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and furnish to Lucent or such Other Person, as applicable, such number of copies as Lucent or such Other Person, as applicable, may reasonably request.

                  (vii) If at any time prior to completion of the distribution of the Conversion Notes by Lucent or such Other Person to purchasers who are not its affiliates (as determined by Lucent, or such Other Person, as applicable) any event shall occur or condition shall exist as a result of which it is necessary, in the view of the Company or in the reasonable view of Lucent or such Other Person, as applicable, to amend or supplement each Relevant Prospectus in order that each Relevant Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, or if such amendment or supplement is necessary to comply with applicable law, the Company will (in a form and in substance that shall be reasonably satisfactory to Lucent, or such Other Person, as applicable), forthwith prepare such amendment or supplement as may be necessary so that each Relevant Prospectus, as so amended or supplemented, does not include such untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and furnish to Lucent or such Other Person, as applicable, such number of copies as Lucent or such Other Person, as applicable, may reasonably request. The Company agrees to notify Lucent and each Other Person (provided that the Company has been notified of such Other Person) to suspend use of each Relevant Prospectus as promptly as practicable after the occurrence of an event specified in the first sentence of this paragraph (without giving effect to the reasonable view of Lucent or such Other Person, as applicable), and upon receipt of such notice from the Company use of each Relevant Prospectus shall be suspended until the Company has amended or supplemented each Relevant Prospectus to correct such misstatement or omission or to effect such compliance.

                  (viii) The Company will furnish to Lucent and each Other Person (provided that the Company has been notified of such Other Person) copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Conversion Notes pursuant to the Conversion Indenture but only so long as the Company is obligated to furnish the foregoing documents pursuant to the Conversion Indenture.

                  (ix) The Company will use its commercially reasonable efforts in cooperation with Lucent and each Other Person to (A) permit the Conversion Notes to be eligible for clearance and settlement through the Depository, (B) provide a CUSIP number for the Conversion Notes not later than the effective date of each Relevant Registration Statement, and (C) provide the Trustee with printed certificates for the Conversion Notes in a form eligible for deposit with the Depository.

                  (x) The Company will endeavor, in cooperation with Lucent, each Other Person and their respective counsel, to qualify the Conversion Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as Lucent may reasonably designate; provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it would not be so subject at the date of this Agreement. In each jurisdiction in which the Conversion Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of each Relevant Prospectus. The Company shall promptly advise Lucent and each Other Person (provided that the Company has been notified of such Other Person) of the receipt by the Company of any notification with respect to (x) the suspension of the qualification or exemption from qualification of the Conversion Notes for offering or sale in any jurisdiction or (y) the institution, threatening or contemplation of any proceeding for such purpose.

                  (xi) Prior to the termination of the Commitments and the repayment of all outstanding Lucent Loans, the Company will not, without the prior written consent of Lucent, (A) amend or modify the Conversion Indenture or (B) amend or modify, or redeem or defease, the Issue Date Senior Notes, or amend or modify the indenture under which the Issue Date Senior Notes were issued.

                  (xii) On the date hereof and on each Conversion Date, Lucent and each Other Person will receive an opinion, dated as of the date hereof or the relevant Conversion Date, as the case may be, of counsel for the Company, in customary form and substance and otherwise reasonably satisfactory to Lucent and each Other Person.

                  (xiii) On each Conversion Date, Lucent and each Other Person shall receive a certificate, dated such Conversion Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Conversion Date, and that, subsequent to the dates of the most recent financial statements in the Relevant Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Relevant Prospectus or as described in such certificate.

                  (xiv) On each Conversion Date, the Company, if requested with reasonable advanced notice by Lucent or any Other Person, will cause its independent public accountants to provide to Lucent and any Other Person a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  (xv) On each Conversion Date, counsel for Lucent and each Other Person will be furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Conversion Notes as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance of the Conversion Notes and as herein contemplated shall be reasonably satisfactory in form and substance to Lucent, each Other Person and their respective counsel.

                  (xvi) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the resale of the Conversion Notes or the Relevant Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities
         Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Relevant Registration Statement, which statement shall cover such 12-month period.

                  (xvii) The Company will enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Lucent and any Other Person shall reasonably request in order to facilitate any disposition of the Conversion Notes pursuant to any Relevant Registration Statement.

                  (xviii) The Company will (A) make reasonably available for inspection by a representative of, and special counsel acting for, Lucent or any Other Person, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (B) cause the Company's officers, directors, employees, accountants and counsel to supply all relevant information reasonably requested by such representative and special counsel in connection with the Relevant Registration Statement.

                  5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the filing fees with the Commission and printing of each Relevant Registration Statement and each Relevant Prospectus and of each amendment or supplement thereto and the delivery to Lucent, each Other Person and their respective designees of printed copies thereof, (ii) the copying of this Agreement and the Conversion Indenture, (iii) the preparation, issuance and delivery of the Conversion Notes, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Conversion Notes and the fees and expenses of the Trustee, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Conversion Notes under state securities laws in accordance with the provisions of Section 4(xi), including filing fees and the reasonable fees and disbursements of counsel for Lucent and each Other Person in connection therewith, (vi) the fee of any filing for review of any offering with the National Association of Securities Dealers, Inc., (vii) all expenses and application fees incurred in connection with the application for the inclusion of the Conversion Notes for book-entry transfer by the Depository and (viii) any out-of-pocket expenses incurred by the Company on any "road show" or similar presentation to prospective purchasers of Conversion Notes.

                  6.       Indemnification and Contribution.

                  (i) The Company will indemnify and hold harmless Lucent and each Other Person, their respective affiliates, directors and officers and each person, if any, who controls such person within the meaning of
         Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in any

         Registration Statement, or any Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse Lucent and each Other Person for any legal or other expenses reasonably incurred by Lucent and each Other Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by Lucent or any Other Person specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (ii) below; provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Relevant Registration Statement or any Relevant Prospectus, the indemnity agreement contained in this subsection (i) shall not inure to the benefit of Lucent or any Other Person that sold the Conversion Notes concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by Lucent or such Other Person and any such loss, claim, damage or liability of Lucent or such Other Person results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Conversion Notes to such person, a copy of the Relevant Prospectus if the Company had previously furnished copies thereof to Lucent or such Other Person and such Relevant Prospectus corrected such untrue statement or omission or alleged untrue statement or omission.

                  (ii) Lucent and each Other Person will severally and not jointly indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Relevant Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Lucent or such Other Person (as the case may be) specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by Lucent and each Other Person consists of information in the Relevant Prospectus under the caption "Plan of Distribution".

                  (iii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (i) or (ii) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (i) or (ii) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (iv) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (i) or (ii) above (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Lucent and each Other Person on the other from the offering of the Conversion Notes or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and Lucent and each Other Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Lucent and each Other Person on the other shall be deemed to be in the same proportion as the aggregate principal amount of the Conversion Notes issued by the Company bear to the aggregate principal amount of the Conversion Notes issued to Lucent and each Other Person by the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Lucent or each Other Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
         (iv). Notwithstanding the provisions of this subsection (iv), neither Lucent nor any Other Person shall be required to contribute any amount in excess of the amount by which the aggregate principal amount of the Conversion Notes issued to it exceeds the amount of any damages which Lucent or such Other Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Lucent's and each Other Person's obligations in this subsection (iv) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (v) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Lucent or any Other Person within the meaning of the Securities Act or the Exchange Act; and the obligations of Lucent and each Other Person under this Section shall be in addition to any liability which such persons may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

                  7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Lucent, any Other Person or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Conversion Notes.

                  8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Lucent shall be directed to it at Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention: Assistant Treasurer-Project Finance, fax: (908) 582-3101, with a copy to Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, 10019, Attention: James C. Vardell, III, fax: (212) 474-3700; notices to the Company shall be directed to the Company at 685 Third Avenue, New York, New York 10017, Attention: Timothy R. Graham, fax: (212) 584-4001, with a copy to Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, Attention: David Alan Miller, fax: (212) 818- 8881.

                  9. Parties. This Agreement shall inure to the benefit of and be binding upon Lucent and the Company and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Lucent, the Company and their respective successors, heirs and legal representatives, and the affiliates, controlling persons, officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision herein. This Agreement and all conditions and provisions hereof are intended for the sole and exclusive benefit of Lucent, the Company and their respective successors, heirs and legal representatives, and said affiliates, controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. Notwithstanding the foregoing, each Other Person and its successors, heirs and legal representatives, and the affiliates, controlling persons, officers and directors referred to in Section 6 and their heirs and legal representatives, shall be entitled to enforce the agreements for their benefit contained in Sections 4, 5, 6 and 7 hereof against the Company as if such Other Person was a party hereto. No purchaser of Conversion Notes from Lucent or any Other Person shall be deemed to be a successor by reason merely of such purchase, unless such Person has acquired Conversion Notes for distribution.

                  10. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Each party hereto irrevocably submits to the jurisdiction of any State or Federal court in the State of New York and irrevocably waives any objection it may now or hereafter have to the laying of venue of any action in any such court. Each party hereto expressly waives its rights to trial by jury. Specified times of day refer to New York City time.

                              CONVERSION AGREEMENT

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Lucent and the Company in accordance with its terms.

                                   Very truly yours,

                                   WINSTAR COMMUNICATIONS, INC.


                                   By:  _________________________
                                       Name:
                                       Title:


Confirmed and accepted as of the date first above written:

LUCENT TECHNOLOGIES INC.


By:  _________________________
         Name:
         Title:

                                                                       EXHIBIT C

            =========================================================






                          WINSTAR COMMUNICATIONS, INC.
                                     Issuer

                  $2,000,000,000 Aggregate Principal Amount of

                              Senior Notes Due 2010

                              --------------------

                                    INDENTURE

                              Dated as of [ ], 2000

                              ---------------------



                           UNITED STATES TRUST COMPANY

                                   OF NEW YORK

                                     Trustee

           ===========================================================

                              CROSS-REFERENCE TABLE

  TIA                                              Indenture
Section                                             Section
-------                                            ---------

310(a)(1)                  ..........................7.10
      (a)(2)               ..........................7.10
      (a)(3)               ..........................N.A.
      (a)(4)               ..........................N.A.
      (b)                  ..........................7.08; 7.10
      (c)                  ..........................N.A.
311(a)                     ..........................7.11
      (b)                  ..........................7.11
      (c)                  ..........................N.A.
312(a)                     ..........................2.05
      (b)                  ..........................10.03
      (c)                  ..........................10.03
313(a)                     ..........................7.06
      (b)(1)               ..........................N.A.
      (b)(2)               ..........................7.06
      (c)                  ..........................10.02
      (d)                  ..........................7.06
314(a)                     ..........................4.02; 4.12; 10.02
      (b)                  ..........................N.A.
      (c)(1)               ..........................10.04
      (c)(2)               ..........................10.04
      (c)(3)               ..........................N.A.
      (d)                  ..........................N.A.
      (e)                  ..........................10.05
      (f)                  ..........................4.12
315(a)                     ..........................7.01
      (b)                  ..........................7.05; 10.02
      (c)                  ..........................7.01
      (d)                  ..........................7.01
      (e)                  ..........................6.11
316(a)(last sentence)      ..........................2.08
      (a)(1)(A)            ..........................6.05
      (a)(1)(B)            ..........................6.04
      (a)(2)               ..........................N.A.
      (b)                  ..........................6.07
317(a)(1)                  ..........................6.08
      (a)(2)               ..........................6.09
      (b)                  ..........................2.04
318(a)                     ..........................10.01


N.A. means Not Applicable.


Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.................................................. 1
SECTION 1.02.  Other Definitions............................................35
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act............35
SECTION 1.04.  Rules of Construction........................................36


                                    ARTICLE 2

                                 The Securities

SECTION 2.01.  Form and Dating..............................................36
SECTION 2.02.  Execution, Authentication and Issuance of Securities.........37
SECTION 2.03.  Registrar and Paying Agent...................................38
SECTION 2.04.  Paying Agent To Hold Money in Trust..........................39
SECTION 2.05.  Securityholder Lists.........................................39
SECTION 2.06.  Transfer and Exchange........................................40
SECTION 2.07.  Replacement Securities.......................................41
SECTION 2.08.  Outstanding Securities; When Securities Disregarded..........42
SECTION 2.09.  Temporary Securities.........................................42
SECTION 2.10.  Cancellation.................................................43
SECTION 2.11.  Defaulted Interest...........................................43
SECTION 2.12.  CUSIP, ISIN and Common Code Numbers..........................44
SECTION 2.13.  Rights of Agent Members......................................44
SECTION 2.14.  No Obligation of the Trustee.................................44


                                    ARTICLE 3

                                   Redemption

SECTION 3.01.  Notices to Trustee...........................................45
SECTION 3.02.  Selection of Securities To Be Redeemed.......................45
SECTION 3.03.  Notice of Redemption.........................................46
SECTION 3.04.  Effect of Notice of Redemption...............................47
SECTION 3.05.  Deposit of Redemption Price..................................47
SECTION 3.06.  Securities Redeemed in Part..................................47


                                    ARTICLE 4

                                    Covenants

SECTION 4.01.  Payment of Securities........................................47
SECTION 4.02.  SEC Reports..................................................48
SECTION 4.03.  Limitation on Indebtedness...................................48
SECTION 4.04.  Limitation on Restricted Payments............................52
SECTION 4.05.  Limitation on Restrictions on Distributions
                 from Restricted Group Members..............................58
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock...........60
SECTION 4.07.  Limitation on Affiliate Transactions.........................65
SECTION 4.08.  Limitation on the Sale or Issuance of Capital
                 Stock of Restricted Group Members..........................67
SECTION 4.09.  Change of Control............................................68

SECTION 4.10.  Limitation on Liens..........................................70
SECTION 4.11.  Limitation on Sale/Leaseback Transactions....................70
SECTION 4.12.  Compliance Certificate.......................................70
SECTION 4.13.  Further Instruments and Acts.................................71

                                    ARTICLE 5

                                Successor Company

SECTION 5.01.  When Company May Merge or Transfer Assets....................71


                                    ARTICLE 6

                              Defaults and Remedies

SECTION 6.01.  Events of Default............................................72
SECTION 6.02.  Acceleration.................................................74
SECTION 6.03.  Other Remedies...............................................75
SECTION 6.04.  Waiver of Past Defaults......................................75
SECTION 6.05.  Control by Majority..........................................76
SECTION 6.06.  Limitation on Suits..........................................76
SECTION 6.07.  Rights of Holders to Receive Payment.........................76
SECTION 6.08.  Collection Suit by Trustee...................................77
SECTION 6.09.  Trustee May File Proofs of Claim.............................77
SECTION 6.10.  Priorities...................................................77
SECTION 6.11.  Undertaking for Costs........................................78
SECTION 6.12.  Waiver of Stay or Extension Laws.............................78


                                    ARTICLE 7

                                     Trustee

SECTION 7.01.  Duties of Trustee............................................78
SECTION 7.02.  Rights of Trustee............................................80
SECTION 7.03.  Individual Rights of Trustee.................................80
SECTION 7.04.  Trustee's Disclaimer.........................................80
SECTION 7.05.  Notice of Defaults...........................................81
SECTION 7.06.  Reports by Trustee to Holders................................81
SECTION 7.07.  Compensation and Indemnity...................................81
SECTION 7.08.  Replacement of Trustee.......................................82
SECTION 7.09.  Successor Trustee by Merger..................................83
SECTION 7.10.  Eligibility; Disqualification................................83
SECTION 7.11.  Preferential Collection of Claims Against Company............84


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance.............84
SECTION 8.02.  Conditions to Defeasance.....................................85
SECTION 8.03.  Application of Trust Money...................................87
SECTION 8.04.  Repayment to Company.........................................87
SECTION 8.05.  Indemnity for Government Obligations.........................87
SECTION 8.06.  Reinstatement................................................87

                                    ARTICLE 9

                                   Amendments

SECTION 9.01.  Without Consent of Holders...................................88
SECTION 9.02.  With Consent of Holders......................................88
SECTION 9.03.  Compliance with Trust Indenture Act..........................89
SECTION 9.04.  Revocation and Effect of Consents and Waivers................89
SECTION 9.05.  Notation on or Exchange of Securities........................90
SECTION 9.06.  Trustee To Sign Amendments...................................90
SECTION 9.07.  Payment for Consent..........................................90


                                   ARTICLE 10

                                  Miscellaneous

SECTION 10.01.  Trust Indenture Act Controls................................91
SECTION 10.02.  Notices.....................................................91
SECTION 10.03.  Communication by Holders with Other Holders.................92
SECTION 10.04.  Certificate and Opinion as to Conditions Precedent..........92
SECTION 10.05.  Statements Required in Certificate or Opinion...............92
SECTION 10.06.  Rules by Trustee, Paying Agent and Registrar................93
SECTION 10.07.  Legal Holidays..............................................93
SECTION 10.08.  Governing Law...............................................93
SECTION 10.09.  No Recourse Against Others..................................93
SECTION 10.10.  Successors..................................................93
SECTION 10.11.  Multiple Originals..........................................93
SECTION 10.12.  Table of Contents; Headings.................................94


Exhibit 1 - Form of Security
Exhibit 2 - Form of Conversion Certificate

                    INDENTURE dated as of [ ], 2000, between
              WINSTAR COMMUNICATIONS, INC., a Delaware corporation
               (the "Company"), and UNITED STATES TRUST COMPANY OF
                NEW YORK, a New York corporation (the "Trustee").

                  The Company is a party to the Credit Agreement (such term and other capitalized terms used herein having the meanings specified below), under which any Borrower, which is a Wholly Owned Subsidiary, may incur indebtedness guaranteed by the Company. The Credit Agreement provides that, during any Refinancing Period, Lucent may at any time and from time to time convert any such indebtedness constituting Lucent Loans into the Company's unsecured Senior Notes pursuant to Section 2.02 hereof (the "Securities"). Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.
                                 ------------

                  "Acquired Indebtedness" means Indebtedness of an entity outstanding on the date on which an interest in such entity is acquired, by merger or otherwise (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such entity was acquired).

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner (other than Credit Suisse First Boston Private Equity Division and any Affiliate of Credit Suisse First Boston Private Equity Division) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Group Member, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Group Member (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Group Member);

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Group Member; or

                  (3) any other assets of the Company or any Restricted Group Member outside of the ordinary course of business of the Company or such Restricted Group Member

(other than, in the case of clauses (1), (2) and (3)

                           (A) a disposition by a Restricted Group Member to the
                  Company or by the Company or a Restricted Group Member to a Restricted Group Member;

                           (B) for purposes of Section 4.06 only, a disposition
                  that constitutes a Restricted Payment permitted by Section
                  4.04 or a Permitted Investment;

                           (C) for purposes of Section 4.06 only, a sale of
                  shares of Capital Stock of an Unrestricted Subsidiary for Fair Market Value;

                           (D) for purposes of Section 4.06 only, a disposition
                  of Receivables in a Qualified Receivables Transaction; and

                           (E) a disposition of assets with a fair market value
                  of less than $250,000 in a single transaction or series of related transactions).

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                  (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

                  (2) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Borrower" means WVF-I LLC, a Delaware limited liability company, and any Replacement Borrower (as defined in the Credit Agreement), but excluding any Released Borrower (as defined in the Credit Agreement).

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause
         (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
         (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

                  (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                  (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction.

                  "Closing Date" means [             ], 2000.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Group Members (including the total interest expense of unconsolidated Permitted International Joint Ventures), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Group Members, without duplication:

                  (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

                  (2) amortization of debt discount and debt issuance cost;

                  (3) capitalized interest;

                  (4) non-cash interest expenses;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6) net payments pursuant to Hedging Obligations;

                  (7) Preferred Stock dividends in respect of all Preferred Stock of Restricted Group Members held by Persons other than the Company or a Restricted Group Member (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

                  (8) interest incurred in connection with Investments in discontinued operations;

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Group Member; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

excluding, however, a portion of any such interest expense or other item listed in clauses (1) through (10) above to the extent included therein solely as an expense or other item of an unconsolidated Permitted International Joint Venture and equal to the Third Party Ownership Interest in such Permitted International Joint Venture.

                  "Consolidated Leverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Group Members as of such date of determination to (y) EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such date of determination (the "Reference Period"); provided, however, that:

                  (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of the Reference Period;

                  (2) if the Company or any Restricted Group Member has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and EBITDA shall be calculated as if the Company or such Restricted Group Member had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of the Reference Period the Company or any Restricted Group Member shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

                  (4) if since the beginning of the Reference Period the Company or any Restricted Group Member (by merger or otherwise) shall have made an Investment in any Restricted Group Member (or any Person which becomes a Restricted Group Member) or an acquisition of assets which constitutes all or substantially all of a business or one or more operating units of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

                  (5) if since the beginning of the Reference Period any Person that subsequently became a Restricted Group Member or was merged with or into the Company or any Restricted Group Member since the beginning of such Reference Period shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Group Member during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its consolidated Restricted Group Members and (without duplication) the Company's equity in the net income (or loss) of any unconsolidated Permitted International Joint Ventures; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income (or loss) of any Person (other than the Company) if such Person is not a Restricted Group Member, except that:

                           (A) subject to the exclusions contained in clauses
                  (4) and (7) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Group Member as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Group Member, to the limitations contained in clause (3) below); and

                           (B) the Company's equity in a net loss of any such
                  Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Company, a Subsidiary or a Permitted International Joint Venture in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income (or loss) of any Restricted Group Member if such Restricted Group Member is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Group Member, directly or indirectly, to the Company, except that:

                           (A) subject to the exclusions contained in clauses
                  (4) and (7) below, the Com pany's equity in the net income of any such Restricted Group Member for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed or capable of being distributed by such Restricted Group Member during such period to the Company or another Restricted Group Member as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Group Member, to the limitation contained in this clause); and

                           (B) the Company's equity in a net loss of any such
                  Restricted Group Member for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and- leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) extraordinary gains or losses;

                  (6) the cumulative effect of a change in accounting principles after the Issue Date; and

                  (7) to the extent not otherwise excluded in accordance with GAAP, the net income (or loss) of any unconsolidated Permitted International Joint Venture in an amount that corresponds to the Third Party Ownership Interest in the income of such Permitted International Joint Venture on the last day of such period.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to the Company or a Restricted Group Member to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to Section 4.04(a)(3)(D).

                  "Conversion Certificate" has the meaning specified in Section 2.02.

                  "Conversion Date" means, with respect to any Security, the date on which such Security is deemed to be issued pursuant to Section 2.02. Any Security issued upon any transfer or any exchange of a Security pursuant to
Section 2.06 or replacement of a Security pursuant to Section 2.07 shall be deemed to have the same Conversion Date as its predecessor Security.

                  "Credit Agreement" means the credit agreement dated as of May 4, 2000, among the Borrower, the Company, the lenders from time to time party thereto, The Bank of New York, as collateral agent, and Lucent, as administrative agent (as may be amended, supplemented or modified from time to time).

                  "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Discount Notes" means the Company's 14-3/4% Senior Discount Notes due 2010.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the ninety-first day after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the ninety-first day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

                  (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in
         Section 4.06 and Section 4.09; and

                  (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

                  "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Group Members; provided, however, that a portion of the income tax expense of an unconsolidated Permitted International Joint Venture equal to the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to the Company and its Restricted Subsidiaries in accordance with GAAP shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income;

                  (2) Consolidated Interest Expense; provided, however, that the portion of Consolidated Interest Expense attributable to an unconsolidated Permitted International Joint Venture shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income;

                  (3) depreciation and amortization expense of the Company and its consolidated Restricted Group Members (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); provided, however, that a portion of the depreciation and amortization expense of an unconsolidated Permitted International Joint Venture equal to the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to the Company and its Restricted Subsidiaries in accordance with GAAP shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income; and

                  (4) all other noncash charges of the Company and its consolidated Restricted Group Members (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); provided, however, that a portion of all other noncash charges of an unconsolidated Permitted International Joint Venture equal to the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to the Company and its Restricted Subsidiaries in accordance with GAAP shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Group Member shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Group Members was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Group Members without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Group Members or its stockholders.

                  "Eligible Receivables" means, at any time, Receivables of the Company and its Restricted Subsidiaries, as evidenced on the most recent monthly consolidated balance sheet of the Company, arising in the ordinary course of business of the Company or any Restricted Subsidiary.

                  "Euro Equivalent" means with respect to any monetary amount in a currency other than euros, at any time for determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  "Euro Notes" means the Company's 12-3/4% Senior Notes due 2010 denominated in Euro.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.
                  "Existing Subordinated Notes" means the 10% Senior Subordinated Notes due 2008 of the Company, the 15% Senior Subordinated Deferred Interest Notes due 2007 of the Company and the 11% Senior Subordinated Deferred Interest Notes due 2008 of the Company.

                  "Fair Market Value" means, with respect to any Property (other than cash), the price that could be negotiated in an arm's-length free market transaction for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified, (1) in the case of items with a Fair Market Value in excess of $1,000,000 but less than or equal to $12.5 million, Fair Market Value shall be determined by the chief financial officer or treasurer of the Company acting in good faith and, if such Fair Market Value is in excess of $2.0 million, shall be evidenced by an Officers' Certificate and (2) in the case of items with a Fair Market Value in excess of $12.5 million, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a resolution of the Board of Directors.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                  (2) statements and pronouncements of the Financial Accounting Standards Board,

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Global Security" has the meaning specified in Section 2.01.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Group Member (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Group Member. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, banker's acceptance, surety bond or performance bond;

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary or Restricted Group Member of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

                  (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount of Indebtedness of any unconsolidated Permitted International Joint Venture shall be reduced by an amount that corresponds to the Third Party Ownership Interest in such Permitted International Joint Venture.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Interest Rate Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investee" means any Person (other than the Company or any Restricted Group Member) in which the Company or any Restricted Group Member has an Investment.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as Receivables on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

                  For purposes of the definitions of "Unrestricted Subsidiary", "Restricted Payment" and "Permitted International Joint Venture", and for purposes of Section 4.04 and Section 4.06:

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary or other entity) of the Fair Market Value of the net assets of any (A) Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary or (B) Permitted International Joint Venture at the time that such entity is designated an Investee; provided, however, that if any Permitted International Joint Venture shall cease to satisfy the definition of "Permitted International Joint Venture" and is not designated promptly as a Restricted Subsidiary or an Unrestricted Subsidiary, it shall be deemed to have been designated as an Investee; provided further, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary or such Investee as a Permitted International Joint Venture, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or Investee, as applicable, equal to an amount (if positive) equal to (A) the Company's "Investment" in such entity at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such entity) of the Fair Market Value of the net assets of such entity at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary or Investee shall be valued at its Fair Market Value at the time of such transfer.

                  "Issue Date" means April 10, 2000.

                  "Issue Date 2008 Senior Notes" means the Company's 12-1/2% Senior Notes due 2008.

                  "Issue Date Discount Notes" means Discount Notes issued on the Issue Date.

                  "Issue Date Euro Notes" means Euro Notes issued on the Issue Date.

                  "Issue Date Initial Senior Notes" means "Initial Securities" as such term is defined in the indenture governing the Issue Date Senior Notes dated as of the Issue Date, between the Company and United States Trust Company of New York, as trustee.

                  "Issue Date Senior Notes" means the Company's 12-3/4% Senior Notes due 2010.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Lucent" means Lucent Technologies Inc.

                  "Lucent Loans" has the meaning specified in the Credit Agreement.

                  "Marketable Securities" means, with respect to any Asset Disposition, any readily marketable equity securities of a corporation whose primary business is the Telecommunications Business that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided, however, that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Group Member over (B) 20 times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Disposition.

                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Group Members as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Group Member after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Office.com" means Office.com Inc. and its successors.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Credit Facility" means one or more credit agreements, loan agreements, lease agreements, commercial paper facilities, Receivables facilities or similar facilities, secured or unsecured, providing for revolving credit loans, term loans, sales of receivables or letters of credit, entered into from time to time by the Company or its Restricted Group Members, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time. A Vendor Financing that otherwise satisfies the foregoing definition will also constitute a Permitted Credit Facility.

                  "Permitted Holders" means William J. Rouhana, Jr. (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by William J. Rouhana, Jr. or his heirs.

                  "Permitted International Joint Venture" means any entity (other than a Subsidiary of the Company) all or substantially all of whose business is outside the U.S. and that (i) based on a determination of the Board of Directors, the Company has, directly or indirectly, the requisite control over such entity to prevent it from Incurring Indebtedness, or taking any other action at any time, in contravention of any of the provisions of this Indenture that apply to a Permitted International Joint Venture, (ii) the Company or a Restricted Subsidiary owns at least 331/3% of the Voting Stock of such entity and the Third Party Ownership Interest of such entity does not exceed 662/3%,
(iii) such entity is engaged primarily in aspects of the Telecommunications Business directly related to the Company's business and (iv) the Company has designated such entity as a Permitted International Joint Venture pursuant to a resolution of the Board of Directors.

                  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. The Board of Directors may designate any Permitted International Joint Venture to no longer be a Permitted International Joint Venture and to be treated as an Investee; provided, however, that such designation would be permitted under Section 4.04. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Permitted Investment" means an Investment by the Company or any Restricted Group Member in:

                  (1) the Company, a Restricted Group Member or a Person that will, upon the making of such Investment, become a Restricted Group Member; provided, however, that the primary business of such Restricted Group Member is the Telecommunications Business;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Group Member; provided, however, that such Person's primary business is the Telecommunications Business;

                  (3) cash and Temporary Cash Investments;

                  (4) Receivables owing to the Company or any Restricted Group Member;

                  (5) Capital Stock of customers of the Company or any Restricted Group Member received in exchange for products and services provided in the ordinary course of business; provided, however, that the value of such products and services (calculated as the consideration received by the Company or such Restricted Group Member for such products and services in a comparable arm's-length transaction) shall not exceed $50.0 million during each successive 12-month period following the Issue Date;

                  (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (7) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Group Member or as part of a compensation scheme approved by the Board of Directors in an amount not to exceed $5.0 million at any one time outstanding;

                  (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Group Member or in satisfaction of judgments or settlement of claims or disputes;

                  (9) shares of Capital Stock of an Unrestricted Subsidiary; provided, however, that such shares are being acquired from the Company or a Restricted Group Member; and

                  (10) any Person to the extent such Investment represents the noncash portion (other than Marketable Securities) of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06.

                  "Permitted Liens" means, with respect to any Person:

                  (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or similar operational requirements, in each case Incurred in the ordinary course of business;

                  (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set- off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Group Member to provide collateral to the depository institution;

                  (3) Liens for taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided, however, that such Person has created a reserve or other appropriate provision therefor as may be required by GAAP;

                  (4) Liens in favor of issuers of letters of credit, bank guarantees, bankers' acceptances, surety bonds, bid bonds and performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that the Indebtedness in respect thereto is permitted to be Incurred by Section 4.03;

                  (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens to secure Indebtedness permitted under the provisions described in Section 4.03(b)(1), Section 4.03(b)(5), Section 4.03(b)(8) (but with respect to Section 4.03(b)(8) only to the extent such Indebtedness constitutes Refinancing Indebtedness of Purchase Money Indebtedness) and Section 4.03(b)(10); provided, however, that any such Liens securing Indebtedness (other than Indebtedness pursuant to a Permitted Credit Facility) described in Section 4.03(b)(5) (or Refinancing Indebtedness thereof) may not extend to any property owned by the Company or any of the Restricted Group Members other than the property acquired with the proceeds from Indebtedness Incurred under such Section 4.03(b)(5) and the proceeds therefrom;

                  (7) Liens existing on the Issue Date;

                  (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person or a Permitted International Joint Venture; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Group Members (other than assets and property affixed or appurtenant thereto);

                  (9) Liens on property at the time such Person or any of its Subsidiaries or Permitted International Joint Ventures acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Group Members (other than assets and property affixed or appurtenant thereto);

                  (10) Liens in favor of the Company or any Restricted Group Member on any property other than property of the Company;

                  (11) Liens securing Hedging Obligations consisting of (A) Interest Rate Agreements or Currency Agreements directly related to Indebtedness that is, and is permitted to be incurred under this Indenture or (B) Currency Agreements used to hedge non-U.S. dollar currency exposures of the Company and its Restricted Group Members, entered into in accordance with customary industry practices for companies in the Telecommunications Business with international operations and not for purposes of speculation, in each case secured by a Lien on the same property securing such Hedging Obligations;

                  (12) Liens incurred in the ordinary course of business of the Company or any of its Restricted Group Members with respect to obligations that do not exceed $10.0 million at any one time outstanding; provided, however, that

                           (A) such obligations are not Incurred in connection
                  with the borrowing of money; and

                           (B) such Liens do not in the aggregate materially
                  detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Group Member;

                  (13) Liens on the Capital Stock of an Unrestricted Subsidiary; and

                  (14) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) or (9); provided, however, that:

                           (A) such new Lien shall be limited to all or part of
                  the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                           (B) the Indebtedness secured by such Lien at such
                  time is not increased to any amount greater than the sum of
                  (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) or
                  (9) at the time the original Lien became a Permitted Lien and
                  (y) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing, refunding, extension, renewal or replacement.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest, fees and other amounts due on such Indebtedness.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Preferred Stock Exchange Offer" means an offer by the Company to exchange any and all of its Series C Preferred Stock (or the exchange debentures issuable in respect of such Series C Preferred Stock in accordance with its terms) for Discount Notes and Issue Date Senior Notes.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture the value of any Property shall be its Fair Market Value.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations, Acquired Indebtedness, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by the Company or any Restricted Group Member of any Telecommunications Assets of the Company or any Restricted Group Member, including any related note, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

                  "Qualified Receivables Transaction" means an Incurrence of Indebtedness of the Company or any Restricted Group Member pursuant to either
(1) credit facilities secured by Receivables or (2) Receivables purchase facilities.

                  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Group Member existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary or a Permitted International Joint Venture that Refinances Indebtedness of the Company or

(B) Indebtedness of the Company or a Restricted Group Member that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Refinancing Period" has the meaning specified in the Credit Agreement.

                  "Restricted Group Member" means collectively each Restricted Subsidiary and each Permitted International Joint Venture.

                  "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), rights to purchase additional Capital Stock (other than Disqualified Stock) for cash and dividends or distributions payable solely to the Company or a Restricted Group Member, and other than pro rata dividends or other distributions made by a Restricted Group Member that is not a Wholly Owned Subsidiary to minority stockholders or holders of Third Party Ownership Interests (or owners of an equivalent interest in the case of a Restricted Group Member that is an entity other than a corporation) or holders of Third Party Ownership Interests);

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any direct or indirect parent of the Company held by any Person or of any Capital Stock of a Restricted Group Member held by any Affiliate of the Company (other than a Restricted Group Member), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Group Member on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Group Member transfers such property to a Person (other than the Company or a Restricted Group Member) and the Company or a Restricted Group Member leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien on property of the Company or any Restricted Group Member.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

                  "Senior Indebtedness" means:

                  (1) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred; and

                  (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent postfiling interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include:

                  (1) any obligation of the Company to any Subsidiary or Permitted International Joint Venture;

                  (2) any liability for Federal, state, local or other taxes owed or owing by the Company;

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of the Company; or

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Securities" means the Securities issued under this Indenture.

                  "Series C Preferred Stock" means the Series C 14-1/4% Senior Cumulative Exchangeable Preferred Stock due 2007 of the Company issued and outstanding on the Issue Date.

                  "Significant Restricted Group Member" means any Restricted Group Member that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, assuming for the purpose of this definition that a Permitted International Joint Venture that is not a Subsidiary of the Company is a Subsidiary of the Company.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1) such Person;

                  (2) such Person and one or more Subsidiaries of such Person;
                      or

                  (3) one or more Subsidiaries of such Person.

                  "Telecommunications Assets" means (a) any Property(other than cash, cash equivalents and securities) used in the Telecommunications Business;
(b) for purposes of Section 4.03, Section 4.04 and Section 4.10 only, Capital Stock of any Person, or (c) for all other purposes of this Indenture, Capital Stock of a Restricted Group Member or a Person that becomes a Restricted Group Member as a result of the acquisition of such Capital Stock by the Company or another Restricted Group Member, in each case, acquired from any Person (other than a Subsidiary of the Company or a Permitted International Joint Venture) in a bona fide transaction; provided, however, that, in the case of clause (b) or
(c), such Person is primarily engaged in the Telecommunications Business.

                  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through transmission facilities, (ii) constructing, creating, developing or producing communications networks, related network transmis sion equipment, software, devices and content for use in a communications or content distribution business, (iii) data center management, computer and application outsourcing, computer systems integration, reengineering of computer software, information services and web hosting and any services related thereto or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above or in furtherance thereof, including, without limitation, any business conducted by the Company or any Restricted Group Member on the Issue Date; provided, however, that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

                  "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in time deposit accounts, certificates of deposit, money market deposits, bankers' acceptances and repurchase obligations maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

                  (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group;

                  (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.;

                  (6) auction rate preferred stocks of any corporation maturing within 90 days after the date of acquisition rated at least "A" by Standard and Poor's Ratings Group; and

                  (7) any investment in a registered investment company investing exclusively in investments of the types described in clauses
         (1) through (6) above.

                  "Third Party Ownership Interest" in a Permitted International Joint Venture means a percentage equal to the difference between 100% and the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to the Company and its Restricted Subsidiaries in accordance with GAAP.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means:

                  (1) Office.com;

                  (2) Winstar Credit Corp.;

                  (3) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                  (4) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company (other than Capital Stock (other than Disqualified Stock) of the Company contributed to such Unrestricted Subsidiary and promptly transferred by such Unrestricted Subsidiary in exchange for Telecommunications Assets) or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or is the obligor on any Indebtedness a default on which would result in a default on any Indebtedness of the Company or a Restricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, such designation would be permitted under Section 4.04.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Consolidated Leverage Ratio would be no worse than the Consolidated Leverage Ratio determined immediately prior to such designation, (B) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of this Indenture and (C) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Vendor Financing" means any financing or other credit or deferred payment arrangement provided by a supplier, manufacturer or lessor of Telecommunications Assets or any Affiliate thereof.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  SECTION 1.02.  Other Definitions.
                                                                    Defined in
                       Term                                         Section
                       ----                                         ---------

         "Affiliate Transaction"...................................   4.07
         "Agent Members"...........................................   2.13
         "Appendix"................................................   2.01
         "Bankruptcy Law"..........................................   6.01
         "Change of Control Offer".................................   4.09(b)
         "covenant defeasance option"..............................   8.01(b)
         "Custodian"...............................................   6.01
         "Event of Default"........................................   6.01
         "Initial Lien"............................................   4.10
         "legal defeasance option".................................   8.01(b)
         "Legal Holiday"...........................................   10.07
         "Offer"...................................................   4.06(b)
         "Offer Amount"............................................   4.06(c)(2)
         "Offer Period"............................................   4.06(c)(2)

                                                                    Defined in
                       Term                                         Section
                       ----                                         ---------

         "Paying Agent"............................................   2.03
         "Purchase Date"...........................................   4.06(c)(1)
         "Registrar"...............................................   2.03
         "Securities Authentication Order".........................   2.02
         "Successor Company".......................................   5.01

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the
                      Trustee; and

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) all references to the date the Securities were originally issued shall refer to the Issue Date.


                                    ARTICLE 2

                                 The Securities

                  SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of
Exhibit 1 attached hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication.

                  Holders of Securities may request Securities to be issued in the form of definitive, fully registered certificates or as one or more definitive, fully registered permanent global Securities without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"). Global Securities shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its principal corporate trust office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in Section

2.02, and shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository. The aggregate prin cipal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  SECTION 2.02. Execution, Authentication and Issuance of Securities. The provisions of this Section 2.02 shall apply to the execution, authentication and issuance of the Securities.

                  Two Officers shall sign the Securities for the Company by manual or facsimile signature on the Closing Date and deliver such signed Securities to the Trustee on such date.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  On the Closing Date, the Company shall deliver to the Trustee an irrevocable written instruction (the "Securities Authentication Order") signed by two Officers of the Company (or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company) which directs the Trustee to authenticate and deliver to, or as directed by, Lucent up to $2,000,000,000 aggregate principal amount of Securities, at such times and in such principal amounts as shall be specified by Lucent in one or more Conversion Certificates (as defined below) delivered to the Trustee on any Business Day after the Closing Date.

                  As used herein, "Conversion Certificate" means a writing signed by an officer of Lucent substantially in the form of Exhibit 2 attached hereto and specifying the information contemplated thereby. Lucent may in its sole discretion elect to convert into Securities, from time to time, all or any portion of the Lucent Loans outstanding under the Credit Agreement, by delivering a Conversion Certificate to the Trustee; provided, that the aggregate principal amount of all Securities authenticated and delivered by the Trustee under this Indenture shall not exceed $2,000,000,000, except as provided in
Section 2.07.

                  The Trustee shall rely solely on the receipt of a Conversion Certificate as conclusive evidence of its authorization to issue to, or as directed by, Lucent the principal amount of Securities specified in the Conversion Certificate, and no further act or evidence, written or oral, shall be required by the Trustee, the Company or any other Person for the issuance of Securities by the Trustee under this Indenture. A Conversion Certificate may be delivered to the Trustee by facsimile, courier or in the manner specified in
Section 10.02. Each Security shall be authenticated and delivered by the Trustee to, or directed by, Lucent within one (1) Business Day after receipt by the Trustee of a Conversion Certificate, and the Conversion Date of each Security so authenticated and delivered shall be deemed to be the date of receipt by the Trustee of the relevant Conversion Certificate. Each Security authenticated, issued and delivered by the Trustee in accordance with this Section 2.02 shall constitute a valid, legal and binding obligation of the Company.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any addi tional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. (a) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

                  (b) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (c) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                  (d) The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.09 and 9.05).

                  (e) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                  (f) Each Global Security shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

                  In the event of the occurrence of the events specified in this
Section 2.06(f), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities; When Securities Disregarded. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  Notwithstanding any other provisions of this Indenture to the contrary, in determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or con trolled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange
Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP, ISIN and Common Code Numbers. The Company in issuing the Securities may use "CUSIP", "ISIN" or "Common Code" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers, "ISIN" or "Common Code" in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.13. Rights of Agent Members. Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.

                  Notwithstanding the foregoing, (i) nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security, and (ii) the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

                  SECTION 2.14. No Obligation of the Trustee. (a) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (b) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                    ARTICLE 3

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN or Common Code number, if any, listed in such notice or printed on the Securities.

                  At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Group Member to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Leverage Ratio would be less than 6.0 to 1.

                  (b) Notwithstanding Section 4.03(a), so long as no Default has occurred and is continuing, the Company and the Restricted Group Members will be entitled to Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred pursuant to one or more Permitted Credit Facilities; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed (A) the greater of (x) $1.0 billion (which amount shall be increased to $1.15 billion upon the effectiveness of an amendment to the indenture governing the Issue Date Senior Notes that increases the amount in Section 4.03 (b)(1)(A) therein from "$1.0 billion" to "$1.15 billion"), and (y) 85% of Eligible Receivables less (B) the sum of (i) all principal payments with respect to such Indebtedness (other than Indebtedness Incurred pursuant to the revolving loan portion of a Permitted Credit Facility) pursuant to Section 4.06(a)(3)(A) and (ii) the principal amount of such Indebtedness assumed by a transferee in any Asset Disposition;

                  (2) Indebtedness owed to and held by the Company or a Restricted Group Member; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or the occurrence of any other event which results in any such Restricted Group Member ceasing to be a Restricted Group Member or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Group Member) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is not secured and is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

                  (3) the Securities, the Issue Date 2008 Senior Notes, the Issue Date Senior Notes, the Issue Date Discount Notes and the Issue Date Euro Notes;

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b)) and any exchange debentures issued in exchange for the Series C Preferred Stock in accordance with its terms or Discount Notes or the Issue Date Initial Senior Notes issued in exchange for such exchange debentures or Series C Preferred Stock;

                  (5) Purchase Money Indebtedness; provided, however, that, to the extent such Purchase Money Indebtedness is Incurred by a Restricted Group Member, such Purchase Money Indebtedness shall be Incurred pursuant to a Permitted Credit Facility or a Vendor Financing; provided further, however, that the amount of such Purchase Money Indebtedness does not exceed 100% of the cost and directly related expenses of the construction, installation, acquisition, lease, insurance, shipping, development or improvement of, or any service agreement, maintenance agreement, warranty agreement or similar agreement in respect of, the applicable Telecommunications Assets;

                  (6) Indebtedness of the Company in an amount which, when taken together with the amount of all other Indebtedness of the Company Incurred pursuant to this clause (6) and then outstanding, does not exceed two times the sum of (x) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company (other than an issuance or sale to a Subsidiary of the Company or a Permitted International Joint Venture and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company, any of its Subsidiaries or any Permitted International Joint Venture for the benefit of their employees) and (y) the fair market value of any Capital Stock (other than Disqualified Stock) of the Company issued to any Person (other than a Subsidiary of the Company or a Permitted International Joint Venture) (i) in exchange for Telecommunications Assets or (ii) in exchange for Capital Stock of another Person a substantial majority of the assets of which consist of Telecommunications Assets in a transaction pursuant to which such other Person becomes a Restricted Group Member, in each case received or issued, as the case may be, on or subsequent to February 1, 2000; provided, however, that such Net Cash Proceeds or fair market value have not served as a basis for making a Restricted Payment pursuant to
         Section 4.04(a)(3)(B), Section 4.04(b)(1) or Section 4.04(b)(5);

                  (7) Indebtedness of a Restricted Group Member Incurred and outstanding on or prior to the date on which such Subsidiary (in the case of a Restricted Subsidiary) or an interest in such entity (in the case of a Permitted International Joint Venture) was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary (in the case of a Restricted Subsidiary) or an interest in such entity (in the case of a Permitted International Joint Venture) was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

                  (8) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4),
         (5) or (7) of this Section 4.03(b) or this clause (8); provided, however, that any Refinancing Indebtedness Incurred by a Restricted Group Member in respect of Indebtedness Incurred pursuant to clause (5) of this Section 4.03(b) is Incurred pursuant to a Permitted Credit Facility or a Vendor Financing;

                  (9) Hedging Obligations consisting of (A) Interest Rate Agreements or Currency Agreements directly related to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture; provided, however, that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness to which such Hedging Obligation relates or (B) Currency Agreements used to hedge non-U.S. dollar currency exposures of the Company and its Restricted Group Members, entered into in accordance with customary industry practices for companies in the Telecommunications Business with international operations and not for purposes of speculation;

                  (10) Indebtedness solely in respect of letters of credit, bank guarantees, banker's acceptances, cash deposits, surety bonds, bid bonds and performance bonds Incurred in the ordinary course of business; provided, however, that such instruments or deposits do not support any Indebtedness other than Indebtedness which, if Incurred by the Company, would be permitted to be Incurred pursuant to another provision of this Section 4.03;

                  (11) Indebtedness of the Company or a Restricted Group Member consisting of a Guaranty of Indebtedness of a Restricted Group Member permitted to be Incurred under this Indenture; provided, however, that the entity providing the Guaranty would have been able to Incur such Indebtedness under this Indenture; and

                  (12) Indebtedness of the Company or a Restricted Group Member in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Group Members outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) of this Section 4.03(b) or
         Section 4.03(a)) does not exceed $50.0 million.

                  (c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to Section 4.03(b) (other than the Incurrence of (1) any exchange debentures issued in exchange for the Series C Preferred Stock in accordance with its terms or Discount Notes or Issue Date Initial Senior Notes issued in exchange for such exchange debentures or Series C Preferred Stock and
(2) any Indebtedness issued in exchange for the Existing Subordinated Notes) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                  (d) For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

                  (e) For purposes of determining compliance with any U.S. dollar or euro-denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent or Euro Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars or euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness the amount of such Indebtedness expressed in U.S. dollars or euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness, being Refinanced will be the Euro Equivalent or U.S. Dollar Equivalent, as appropriate, of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent or Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent or Euro Equivalent of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is Incurred.

                  SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Group Member, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Group Member makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) after giving effect thereto on a pro forma basis, the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                           (A) the amount of (x) cumulative EBITDA during the
                  period (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Company beginning after the Issue Date and ending on the last day of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment minus (y) the product of 1.5 times cumulative Consolidated Interest Expense during such period; plus

                           (B) subject to Section 4.04(c), 100% of the aggregate
                  Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or a Permitted International Joint Venture and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company, any of its Subsidiaries or any Permitted International Joint Venture for the benefit of their employees); provided, however, that such Net Cash Proceeds have not served as a basis to make a Restricted Payment pursuant to Section 4.04(b)(1) or Section 4.04(b)(5); plus

                           (C) the amount by which Indebtedness of the Company
                  or a Restricted Group Member is reduced on the Company's consolidated balance sheet upon the conversion or exchange

                  (other than by a Subsidiary of the Company or a Permitted International Joint Venture) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Group Member for or into Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property (other than Capital Stock of the Company that is not Disqualified Stock), distributed by the Company or a Restricted Group Member upon such conversion or exchange); plus

                           (D) an amount equal to the sum of (x) the net
                  reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Group Member in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Group Member, and (y) if an Unrestricted Subsidiary is designated as a Restricted Group Member or an Investee is designated as a Restricted Group Member or becomes a Restricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary or Investee) of the fair market value of the net assets of such Unrestricted Subsidiary or Investee at the time such Unrestricted Subsidiary is designated a Restricted Group Member or such Investee is designated as a Restricted Group Member or becomes a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person, Unrestricted Subsidiary or Investee, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment and included in the calculation of the amount of Restricted Payments) by the Company or any Restricted Group Member in such Person, Unrestricted Subsidiary or Investee.

                  (b) The provisions of Section 4.04(a) shall not prohibit:

                  (1) subject to Section 4.04(c), any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of (or specified with particularity at the time of the sale of, and subsequently made with such Net Cash Proceeds of), or made by exchange for, Capital Stock (other than Disqualified Stock) of the Company (other than Capital Stock issued or sold to a Subsidiary of the Company or a Permitted International Joint Venture or an employee stock ownership plan or to a trust established by the Company, any of its Subsidiaries or any Permitted International Joint Venture for the benefit of their employees); provided, however, that such Net Cash

         Proceeds have not served as a basis for making any other Restricted Payment; provided further, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from any such sale (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of (or specified with particularity at the time of the sale of, and subsequently made with such proceeds of), Indebtedness which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company, any of its Subsidiaries or any Permitted International Joint Venture (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (other than repurchases and acquisitions made pursuant to agreements in effect on the Issue Date) shall not exceed $5.0 million in any calendar year (with unused amounts being carried forward indefinitely); provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

                  (5) subject to Section 4.04(c), Investments in any Person a substantial majority of the assets of which consist of Telecommunications Assets; provided, however, that the Fair Market Value of all such Investments made pursuant to this clause (5) (measured on the date each such Investment was made) and then outstanding, does not exceed the sum of $100.0 million, plus the sum of
         (x) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company (other than an issuance or sale to a Subsidiary of the Company or a Permitted International Joint Venture and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company, any of its Subsidiaries or any Permitted International Joint Venture for the benefit of their employees) and (y) the fair market value of any Capital Stock (other than Disqualified Stock) of the Company issued to any Person (other than a Subsidiary of the Company or a Permitted International Joint Venture) (i) in exchange for Telecommunications Assets or (ii) in exchange for Capital Stock of another Person a substantial majority of the assets of which consist of Telecommunications Assets in a transaction pursuant to which such other Person becomes a Restricted Group Member, in each case received or issued, as the case may be, subsequent to February 1, 2000; provided, however, that such Net Cash Proceeds or fair market value have not served as a basis for making any other Restricted Payment; provided further, however, that (A) such Investments shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from any such issuance or sale of Capital Stock (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

                  (6) Investments in any Person whose primary business it is to directly (or indirectly through subsidiaries) own or hold licenses granted by the Federal Communications Commission or any other governmental entity with authority to grant telecommunications or radio frequency licenses or authorizations; provided, however, that the Company or a Restricted Group Member shall, at the time of making such Investment, have an active role in the management or operation of such Person and in the provision of telecommunications services by such Person; provided further, however, that such Investment shall be included in the calculation of the amount of Restricted Payments;

                  (7) the exchange or purchase and retirement of (A) the Series C Preferred Stock for (i) exchange debentures in accordance with the terms of the Series C Preferred Stock or (ii) cash or Indebtedness of the Company or (B) the Existing Subordinated Notes for cash or Indebtedness of the Company; provided, however, that such exchange or purchase and retirement shall be excluded in the calculation of the amount of Restricted Payments;

                  (8) cash payments in lieu of the issuance of fractional shares in connection with stock splits or upon the conversion into Capital Stock of the Company (other than Disqualified Stock) of any security of the Company or any convertible Indebtedness of the Company; provided, however, that such exchange and retirement shall be excluded in the calculation of the amount of Restricted Payments;

                  (9) Investments in Office.com, the fair market value of which (measured on the date each such Investment is made) does not exceed (x) in the case of an Investment to be made on or immediately after the Issue Date, $50.0 million, and (y) during each of the three 12-month periods following the Issue Date, $25.0 million per year (with unused annual amounts being carried over to future periods even if such periods occur after the third anniversary of the Issue Date); provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; and

                  (10) Investments, the aggregate Fair Market Value (measured on the date each such Investment was made) of which, when taken together with the Fair Market Value of all other Investments made pursuant to this clause (10) then outstanding, does not exceed $10.0 million; provided, however, that such Investment shall be included in the calculation of the amount of Restricted Payments.

                  (c) The amounts determined pursuant to Section 4.04(a)(3)(B),
Section 4.04(b)(1) and Section 4.04(b)(5) based on Net Cash Proceeds received from the issuance or sale of Capital Stock (or the Fair Market Value of Capital Stock issued) shall be reduced to the extent such Net Cash Proceeds or Fair Market Value have served as the basis for Incurring any Indebtedness pursuant to
Section 4.03(b)(6) and such Indebtedness (including any Refinancings thereof) remains outstanding.

                  SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Group Members. The Company will not, and will not permit any Restricted Group Member to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Group Member to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Group Member or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or a Restricted Group Member or (c) transfer any of its property or assets to the Company or a Restricted Group Member, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                  (2) any encumbrance or restriction with respect to a Restricted Group Member pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Group Member on or prior to the date on which such Subsidiary (in the case of a Restricted Subsidiary) or an interest in such entity (in the case of a Permitted International Joint Venture) was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary (in the case of a Restricted Subsidiary) or entity (in the case of a Permitted International Joint Venture) became a Restricted Group Member or was acquired by the Company) and outstanding on such date;

                  (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1) or Section 4.05(2) or this clause (3) or contained in any amendment to an agreement referred to in
         Section 4.05(1) or Section 4.05(2) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Group Member contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Group Member contained in such predecessor agreements;

                  (4) any encumbrance or restriction pursuant to a Permitted Credit Facility; provided, however, that (a) the outstanding Indebtedness under such Permitted Credit Facility does not exceed the amounts permitted under Section 4.03(b)(1), Section 4.03(b)(5) and
         Section 4.03(b)(8) (but with respect to Section 4.03(b)(8) only to the extent such Indebtedness constitutes Refinancing Indebtedness of Purchase Money Indebtedness), (b) such restrictions (other than following an event of default under such Permitted Credit Facility) permit dividends and distributions necessary to permit the Company to satisfy its obligations on the Securities, and (c) the chief financial officer of the Company determines in good faith that (1) any such restrictions contained in any such Permitted Credit Facility are no more restrictive, taken as a whole, than those contained in a credit facility with terms that are commercially reasonable for a borrower engaged in a business comparable to the Company that has substantially comparable Indebtedness, and (2) any such restrictions will not materially affect the Company's ability to make principal, premium or interest payments on the Securities;

                  (5) any encumbrance or restriction arising under any applicable law or action or at the request of a governmental regulatory authority;

                  (6) in the case of clause (c) above, any such encumbrance or restriction consisting of customary non assignment provisions in leases, including leases in respect of data centers and indefeasible rights of use, governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (7) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of the Company or a Restricted Group Member to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                  (8) in the case of clause (c) above, restrictions imposed in connection with the grant or acquisition of radio frequency spectrum (to the extent such restrictions restrict the transfer of such radio frequency spectrum) or common carrier licenses or their equivalent (to the extent such restrictions restrict the transfer of such licenses);

                  (9) in the case of clause (c) above, restrictions relating to the property or assets of an unconsolidated Permitted International Joint Venture, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Permitted International Joint Venture in any material respect;

                  (10) in the case of clause (c) above, customary provisions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Restricted Group Member in any material respect; and

                  (11) any restriction with respect to a Restricted Group Member imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Group Member pending the closing of such sale or disposition.

                  SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Group Member to, directly or indirectly, consummate any Asset Disposition unless:

                  (1) the Company or such Restricted Group Member receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition;

                  (2) at least 75% of the consideration thereof received by the Company or such Restricted Group Member is in the form of cash or cash equivalents, Marketable Securities or Telecommunications Assets; and

                  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Group Member, as the case may be)

                           (A) first, to the extent the Company or such
                  Restricted Group Member elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (x) Senior Indebtedness of the Company that is either secured Indebtedness or has a Stated Maturity prior to the Stated Maturity of the Securities or (y) Indebtedness (other than any Disqualified Stock) of a Restricted Group Member (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (B) second, to the extent of the balance of such Net
                  Available Cash after application in accordance with clause
                  (A), to the extent the Company elects, to acquire Telecommunications Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                           (C) third, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (A) and (B), to make an offer to the holders of the Securities (and to holders of other Senior Indebtedness that have a right to be included in such offer) to purchase Securities (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in Section 4.06(b);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Group Member shall permanently retire such Indebtedness (other than Indebtedness Incurred pursuant to the revolving loan portion of a Permitted Credit Facility) and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Group Members will not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.06 exceeds $5.0 million. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Permitted Investments.

                   For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

                  (1) the assumption of Indebtedness of the Company or any Restricted Group Member and the release of the Company or such Restricted Group Member from all liability on such Indebtedness in connection with such Asset Disposition; and

                  (2) securities received by the Company or any Restricted Group Member from the transferee that are promptly converted by the Company or such Restricted Group Member into cash or cash equivalents.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (or, if other than the Securities, 100% of their principal amount or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities (and any other Senior Indebtedness) tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make an Offer to purchase Securities (and other Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of an Offer, the amount of Net Available Cash that served as the basis for such Offer will be reset at zero for purposes of Section 4.06(a).

                  (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversub scribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business, if any, subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Secur ities pursuant to the Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the

Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than two Business Days prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any Restricted Group Member to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Group Member than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

                  (2) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $12.5 million, the terms of the Affiliate Transaction are set forth in writing and either (A) a committee of the Board of Directors a majority of whose members are disinterested with respect to such transaction or (B) a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and that the relevant Affiliate Transaction is in the best interest of the Company or such Restricted Group Member and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution; and

                  (3) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $25.0 million, the Board of Directors shall also have received a written opinion from an investment banking firm, accounting firm or appraisal firm of national prominence that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Group Members.

                  (b)  The provisions of Section 4.07(a) will not prohibit:

                  (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to
         Section 4.04;

                  (2) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans;

                  (3) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business;

                  (4) the payment of reasonable fees to directors of the Company and its Restricted Group Members who are not employees of the Company or its Restricted Group Members;

                  (5) any transaction with a Restricted Group Member or joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Group

         Member owns an equity interest in or otherwise controls such Restricted Group Member, joint venture or similar entity;

                  (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

                  (7) transactions with respect to the provision of Telecommunications Business services, including wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights between the Company or any Restricted Group Member and any other Person; provided, however, that, in the case of this clause (7), such transaction complies with Section 4.07(a)(1) and is in the best interest of the Company or such Restricted Group Member.

                  SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Group Members. The Company

                  (i) will not and will not permit any Restricted Group Member to issue, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Group Member other than to the Company or a Restricted Group Member and

                  (ii) will not permit any Person other than the Company or a Restricted Group Member to own any Capital Stock of any Restricted Group Member, other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Group Member except, in each case, for:

                  (a) a sale, transfer, conveyance or other disposition by the Company or a Restricted Group Member of 100% of the Capital Stock of a Restricted Group Member sold in a transaction not prohibited by Section 4.06;

                  (b) an issuance, sale, transfer, conveyance or other disposition of the Capital Stock of a Restricted Group Member sold in a transaction not prohibited by Section 4.06 if, after giving effect thereto, such Restricted Group Member remains a Restricted Group Member and the Net Cash Proceeds of such issuance (other than an issuance by a Permitted International Joint Venture), sale, transfer, conveyance or other disposition are applied in accordance with Section 4.06;

                  (c) an issuance, sale, transfer, conveyance or other disposition of Capital Stock of a Restricted Group Member such that,

                           (1) immediately after giving effect thereto, such
                  Restricted Group Member would no longer constitute a Restricted Group Member,

                           (2) any remaining Investment in such Restricted Group
                  Member by the Company or any other Restricted Subsidiary would have been permitted to be made at such time under Section 4.04 (and for purposes of Section 4.04, such Investment will be deemed to have been made at such time) and

                           (3) the Net Cash Proceeds of such issuance (other
                  than an issuance by a Permitted International Joint Venture), sale, transfer, conveyance or other disposition are applied in accordance with Section 4.06;

                  (d) Capital Stock of a Restricted Group Member issued and outstanding on the Issue Date or the date of formation of such Restricted Group Member and, in each case, held by Persons other than the Company or any Restricted Group Member and any additional Capital Stock (other than Disqualified Stock) issued as dividends or distributions on such Capital Stock or pursuant to preemptive or similar rights;

                  (e) Capital Stock of a Restricted Group Member issued and outstanding prior to the time that such Person becomes a Restricted Group Member; and

                  (f) any non-convertible Preferred Stock constituting Indebtedness and permitted to be Incurred under Section 4.03.

                  SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

                  (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than two Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.10. Limitation on Liens. The Company will not, and will not permit any Restricted Group Member to, directly or indirectly, Incur or suffer to exist or become effective any Lien (the "Initial Lien") of any nature whatsoever on any of its property (including Capital Stock), whether owned at the Issue Date or thereafter acquired, or upon any income or profits therefrom (other than Permitted Liens) to secure any Indebtedness, without effectively providing that the Securities shall be secured (1) equally and ratably with (or prior to) the Indebtedness so secured for so long as such Indebtedness is so secured or (2) in the event such Indebtedness constitutes Subordinated Obligations, prior to such Indebtedness for so long as such Indebtedness is so secured.

                  Any Lien created for the benefit of the Holders of the Securities pursuant to this Section shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

                  SECTION 4.11. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Group Member to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property unless:

                  (1) the Company or such Restricted Group Member would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10;

                  (2) the net proceeds received by the Company or any Restricted Group Member in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

                  (3) the Company applies the proceeds of such transaction in compliance with Section 4.06.

                  SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                  SECTION 4.13. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                Successor Company

                  SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satis factory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement;

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, the Consolidated Leverage Ratio of the Successor Company shall be no worse than the Consolidated Leverage Ratio of the Company determined immediately prior to such transaction;

                  (4) if, as a result of any such transaction, property or assets of the Successor Company would become subject to a Lien subject to Section 4.10, the Successor Company shall have secured the Securities as required by said Section; and

                  (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.


                                    ARTICLE 6

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise, or
         (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (3) the Company fails to comply with Section 5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 or 4.11 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of the Company or any Restricted Group Member is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million, or its foreign currency equivalent at the time;

                  (7) the Company or any Significant Restricted Group Member pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Restricted Group Member in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Significant Restricted Group Member or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company or any Significant Restricted Group Member;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (9) any judgment or decree for the payment of money in excess of $25.0 million or its foreign currency equivalent at the time is entered against the Company or any Restricted Group Member, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co- registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.01(d), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.01(d) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of
Sections 6.01(7) and (8), with respect only to Significant Restricted Group Members) and the limitations contained in Sections 5.01(a)(3) and (4) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwith standing its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in
the case of Sections 6.01(7) and (8), with respect only to Significant Restricted Group Members) or because of the failure of the Company to comply with Section 5.01(a)(3) or (4).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding Sections 8.01(a) and 8.01(b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and
7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  (d) Notwithstanding Sections 8.01(a) and 8.01(b) above, this Indenture shall remain in effect regardless of satisfaction of the conditions set forth in Section 8.01(a), and the Company may not exercise its legal defeasance option or covenant defeasance option, so long as any loans are outstanding under the Credit Agreement or any commitments to make loans thereunder remain in effect.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees with respect to the Securities or to secure the Securities;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (7) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal amount of or extend the Stated Maturity of any Security;

                  (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders; or

                  (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subse quent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                  Miscellaneous

                  SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail or transmitted by facsimile (with written confirmation of receipt) addressed as follows:

                  if to the Company:

                           Winstar Communications, Inc.
                           685 Third Avenue
                           Thirty-first Floor
                           New York, New York 10017
                           Facsimile: 212-584-4001

                           Attention of General Counsel

                  if to the Trustee:

                           United States Trust Company of New York
                           114 West 47th Street
                           New York, New York 10036-1532
                           Facsimile: 212-852-1627

                           Attention of Corporate Trust Division

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 10.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 10.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 10.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 10.08. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 10.09. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 10.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                                  WINSTAR COMMUNICATIONS, INC.

                                                     by

                                                       ------------------------
                                                       Name:
                                                       Title:


                                                     UNITED STATES TRUST COMPANY
                                                       OF NEW YORK,

                                                     by

                                                        ------------------------
                                                        Name:
                                                        Title:

                                                                    EXHIBIT 1

                               [FORM OF SECURITY]

                           [Global Securities Legend]*

                  UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

*/[If the Security is to be issued in global form add the Global Securities Legend and the attachment to Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

No.:______________________                                 $__________________
CUSIP No.: _______________
ISIN No.: ________________
Common Code No.: _________


                              Senior Notes Due 2010

                  Winstar Communications, Inc., a Delaware corporation, promises to pay to ________________________ , or its registered assigns, the principal sum of ____________________ Dollars on April 15, 2010.

                  Interest Payment Dates: April 15 and October 15.

                  Record Dates: April 1 and October 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated: __________________


                                        WINSTAR COMMUNICATIONS, INC.,

                                         by
                                            __________________________________
                                            Name:
                                            Title:


                                        by
                                           ___________________________________
                                           Name:
                                           Title:



TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

UNITED STATES TRUST COMPANY
  OF NEW YORK,
  as Trustee, certifies

         that this is one of
         the Securities referred
         to in the Indenture.

 by
     _______________________________
            Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]


                              Senior Notes Due 2010

1.  Interest

                  Winstar Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at a rate per annum (the "Specified Interest Rate") equal to (i) the "Yield to Worst Call" on the Company's 12-3/4% Senior Notes due 2010 (issued under an indenture dated as of the Issue Date, between the Company and the Trustee), as published by Bloomberg L.P. under the heading "Yields to Call" at 4 p.m. on the Conversion Date of this Security (or such other time on such date as shall be agreed by the Company and the Holders of this Security), as calculated using a bid price quoted as of 4 p.m. on such date by the Holders of this Security (or as of such other time on such date as shall be agreed by the Company and the Holders of this Security) plus (ii) 2.00%.

                  The Company will pay interest semiannually on April 15 and October 15 of each year, commencing on the first such date after the Conversion Date of this Security. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Conversion Date of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at 1% per annum in excess of the Specified Interest Rate for this Security and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

2.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, United States Trust Company of New York, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Company issued the Securities under an Indenture dated as of [ ], 2000 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act").

Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company. The Securities issued on any Conversion Date, and all Securities issued upon the transfer, exchange or replacement thereof, will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its Restricted Group Members to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of Restricted Group Members; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of Restricted Group Members; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

                  The Indenture limits the original aggregate principal amount of the Securities to $2,000,000,000 (subject to Section 2.07 of the Indenture).

5.  Optional Redemption

                  Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to April 15, 2005.

                  On and after April 15, 2005, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice. The redemption price with respect to any such redemption of all or a portion of this Security shall be the sum of the principal amount of this Security so redeemed, plus accrued interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), plus a redemption premium equal to the principal amount of this Security so redeemed multiplied by the Premium Percentage as of the redemption date. The "Premium Percentage" as of any redemption date shall be a percentage determined by multiplying the Specified Interest Rate for this Security by the percentage set forth below opposite the period during which such redemption date occurs:

                  12-Month Period
                   Commencing on

                    April 15, of                Redemption
                 the Year Indicated               Price
                -------------------            ------------
                  2005                              50%
                  2006                              33-1/3%
                  2007                              16-2/3%
                  2008 and thereafter               0.00%


                  In addition, prior to April 15, 2003, the Company shall be entitled at its option on one or more occasions to redeem Securities in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities originally issued with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the closing date of the related Public Equity Offering. The redemption price with respect to any such redemption of all or any portion of this Security shall be the sum of the principal amount of this Security so redeemed, plus accrued and unpaid interest thereon to the redemption date, plus a redemption premium equal to the principal amount of this Security so redeemed multiplied by a percentage equal to the Specified Interest Rate for this Security.

6.  Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securi ties. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

13.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the

Company if the amount accelerated (or so unpaid) exceeds $25.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Restricted Group Members; and (vi) certain judgments or decrees for the payment of money in excess of $25.0 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.  CUSIP, ISIN and Common Code Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. To the extent such numbers have been issued, the Company has caused ISIN and Common Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Governing Law.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Winstar Communications, Inc.
                  685 Third Avenue
                  Thirty-first Floor
                  New York, NY 10019

                  Attention:  General Counsel

                                                                   EXHIBIT 2

                         FORM OF CONVERSION CERTIFICATE

                             Conversion Certificate

     Pursuant to Section 2.02 of the Indenture, dated as of [ ], 2000 (the "Indenture"), by and among Winstar Communications, Inc. (the "Company"), and United States Trust Company of New York, as trustee (the "Trustee"), the undersigned officer of Lucent Technologies Inc. ("Lucent") hereby certifies (capitalized terms used but not defined herein have the meanings given to them in the Indenture):

          1. A Refinancing Period has commenced and is continuing and all of the conditions precedent under the Credit Agreement to the conversion into Securities of Lucent Loans outstanding under the Credit Agreement have been satisfied.

          2. The aggregate principal amount of Securities that the Trustee is hereby instructed to authenticate and deliver as set forth below (together with the aggregate principal amount of Securities that the Trustee has been instructed to authenticate and deliver, but that the Trustee has not yet authenticated and delivered, pursuant to any other Conversion Certificates that have been or are being delivered by Lucent to the Trustee) does not exceed the aggregate principal amount of Lucent Loans outstanding under the Credit Agreement.

     The Trustee is hereby instructed to authenticate and deliver the aggregate principal amount of the Securities set forth below pursuant to the Securities Authentication Order, dated as of the Closing Date, and in accordance with the following additional instructions:

          (a)  aggregate principal amount: $

          (b)  registered in the name of:

          (c)  deliver to the offices of:

          (d)  time of delivery:

          (e)  check form in which the Securities are to be issued:

                |_| definitive, fully registered certificates

                |_| Global Security

     This is a Conversion Certificate as such term is defined in the Indenture, and the date of receipt hereof by the Trustee (which if not a Business Day shall be the immediately succeeding Business Day) shall be deemed to be the Conversion Date of the Securities authenticated and delivered pursuant to the instructions set forth herein.

     IN WITNESS WHEREOF, Lucent has caused this certificate to be executed in its corporate name by a duly authorized officer of Lucent.

Dated: _______________________


                                                     LUCENT TECHNOLOGIES INC.



                                                     By: _____________________
                                                            Name:
                                                            Title:

------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


_____________________________________________________________

Date: ________________ Your Signature: _____________________


_____________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:
                                                  Principal amount
                                                  amount of        Signature of
                                                  this Global      authorized
        Amount of decrease   Amount of Increase   Security         officer of
Date    in Principal amount  in Principal amount  (following       Trustee or
of      of this Global       of this Global       such decrease    Securities
Exchange   Security             Security          or increase)     Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                              |_|

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $___________

Date: _______________    Your Signature:  ______________________
                                                                (Sign exactly
                                                                as your name
                                                                appears on the
                                                                other side of
                                                                this Security.)

Signature Guarantee: _______________________________________
                        (Signature must be guaranteed)


         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                 EXHIBIT D

                               EQUIPMENT OWNER AGREEMENT dated as of __________
                    among [NAME OF BORROWER], a _______ company (the "Company"), ___________(the "Equipment Owner"), LUCENT TECHNOLOGIES INC., as administrative agent (the "Administrative Agent") for the Lenders (as defined below), and THE BANK OF NEW YORK, as collateral agent (the "Collateral Agent") for the Lenders.

     Reference is made to (a) the Credit Agreement dated as of May 4, 2000 (as amended or modified from time to time, the "Credit Agreement") among Winstar Communications, Inc., the Company, as a borrower thereunder, any additional borrowers from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), the Collateral Agent and the Administrative Agent and
(b) the Security Agreement dated as of ___________ (as amended or modified from time to time, the "Company Security Agreement") between the Company and the Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement. Each of the parties hereto acknowledges receipt of a true and correct copy of the Credit Agreement.

     The Company has either (i) sold or otherwise transferred, and may from time to time in the future sell or otherwise transfer, to the Equipment Owner certain equipment and other assets acquired by the Company pursuant to the Supply Agreement (any such equipment and other assets, the "Intercompany Purchased Equipment") or (ii) has assumed or will assume the liability of the Equipment Owner to pay the purchase price of certain equipment and other assets acquired or to be acquired by the Equipment Owner pursuant to the Supply Agreement (any such equipment and other assets, the "Direct Purchased Equipment" and, together with the Intercompany Purchased Equipment, the "Equipment"). The purchase price of any Intercompany Purchased Equipment has been financed by the Company pursuant to the Credit Agreement and is subject to a security interest (the "Company Security Interest") in favor of the Collateral Agent under the Company Security Agreement. All or a portion of the purchase price of any Direct Purchased Equipment is being financed by the Company pursuant to the Credit Agreement and, as a condition to the assumption by the Company of the liability of the Equipment Owner to pay the purchase price of such Direct Purchased Equipment, the Equipment Owner has entered into or will be required to enter into a Foreign Subsidiary Security Agreement granting a security interest in the Direct Purchased Equipment in favor of the Collateral Agent. It is a further condition of the sale or transfer of the Intercompany Purchased Equipment to the Equipment Owner, or the assumption by the Company of the liability to pay the purchase price of the Direct Purchased Equipment, as the case may be, that the Equipment Owner enter into an agreement in the form hereof to confirm certain rights and remedies in respect of the Equipment as set forth herein.

     Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                               Rights in Equipment

     SECTION 1.01. Acknowledgment of Interest. The Equipment Owner acknowledges and agrees that (a) any Intercompany Purchased Equipment is sold or transferred to the Equipment Owner subject to, and shall remain subject to, the Company Security Interest granted under the Company Security Agreement and (b) any Direct Purchased Equipment will be required to become subject to, and shall remain subject to, a security interest granted by the Equipment Owner under a Foreign Subsidiary Security Agreement to secure the Obligations.

     SECTION 1.02. Subject and Subordinate. The Equipment Owner acknowledges and agrees that its rights and interests in and to the Equipment are subject and subordinate in all respects to the Security Interest and the rights and interests of the Collateral Agent under the applicable Security Agreement.

     SECTION 1.03. Use and Disposition of Equipment. The Equipment Owner shall not make or permit to be made an assignment, pledge or hypothecation of the Equipment or grant any other lien or encumbrance in respect of the Equipment. The Equipment Owner shall not make or permit to be made any transfer of the Equipment and shall remain at all times in possession of the Equipment, except
(a) to sell or otherwise transfer title to the Equipment back to the Company and
(b) the Equipment Owner may lease the Equipment (or sell the Equipment to another Foreign Subsidiary that is a Restricted Subsidiary) to the same extent that the Company is permitted to lease (or sell) the Equipment in accordance with Section 6.13 of the Credit Agreement.

SECTION 1.04. No Right of Set-off, Counterclaim, Etc. The Equipment Owner acknowledges and agrees that it does not have and in no event will assert, as against the Administrative Agent, the Collateral Agent or any Lender, any lien, right of distraint or levy, right of set-off, claim, deduction, counterclaim, security or other interest in any of the Equipment or in the proceeds thereof, including any of the foregoing which might arise or exist in the Equipment Owner's favor pursuant to any agreement, common law, statute or otherwise.

     SECTION 1.05. Filings. The Equipment Owner agrees to execute and deliver such filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Equipment as the Collateral Agent or the Administrative Agent may request from time to time in order to protect the perfection of the Security Interest.

     SECTION 1.06. Information Regarding Equipment. (a) The Equipment Owner agrees to maintain records of the location of each item of Equipment and to provide copies of such records to the Collateral Agent or the Administrative Agent promptly following any request therefor.

                  (b) The Equipment Owner will furnish to the Collateral Agent prompt written notice of (i) any change (A) in the Equipment Owner's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) in the location of the Equipment Owner's chief executive office or its principal place of business, (C) in the jurisdiction in which any Equipment is located to any other jurisdiction (other than a jurisdiction in which filings have been made as contemplated by Section
1.05 above) or (D) in the Equipment Owner's identity or corporate structure or
(ii) any action that is necessary, and that has not been taken, in order that the Security Interest in the Equipment will be recognized, protected and perfected under the law of the jurisdiction where the Equipment is located. The Equipment Owner agrees not to effect or permit any change referred to in clause
(i) of the preceding sentence until notice thereof has been given and all filings requested pursuant to Section 1.05 above have been made. The Equipment Owner also agrees promptly to notify the Collateral Agent if any material portion of the Equipment is damaged or destroyed.

     SECTION 1.07. Inspection and Verification. Each of the Collateral Agent and the Administrative Agent and such persons as the Collateral Agent or the Administrative Agent may reasonably designate shall have the right to inspect the Equipment, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Equipment is located. Each of the Collateral Agent and the Administrative Agent shall have the absolute right to share any information it gains from any such inspection or verification with any Lender and their agents and representatives.

     SECTION 1.08. Maintenance of Equipment. The Equipment Owner will keep and maintain all Equipment in good working order and condition, ordinary wear and tear excepted.

     SECTION 1.09. Remedies. The Equipment Owner acknowledges and agrees that the Collateral Agent may exercise its rights and remedies under the Security Agreement with respect to the Equipment upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an Event of Default, the Equipment Owner agrees to deliver each item of the Equipment to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right with or without legal process and with or without previous notice, to take possession of the Equipment or any part thereof (at the same or different times) and without liability for trespass to enter any premises where the Equipment or any part thereof may be located for the purpose of taking possession of or removing the Equipment and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Equipment Owner agrees that the Collateral Agent shall have the right to sell or otherwise dispose of all or any part of the Equipment, at public or private sale for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Equipment so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Equipment Owner, and the Equipment Owner hereby waives all rights with respect to the Equipment which the Equipment Owner now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     SECTION 1.10. Company Security Agreement. If the Equipment Owner is acquiring or has acquired any Intercompany Purchased Equipment, the Equipment Owner acknowledges receipt of a copy of the Company Security Agreement and agrees to be bound by and to comply with the requirements of Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 5.01 of the Company Security Agreement as though it were the Company. This Section shall not be construed to relieve the Company of any of its obligations under the Security Agreement.

                                   ARTICLE II

                                  Miscellaneous

     SECTION 2.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to it at [The Winstar Building, 685 Third Avenue, 9th Floor, New York, New York 10017, Attention of Treasurer and General Counsel (Telecopy No. (212) 584-4001)];

          (b) if to the Collateral Agent, to it at One Wall Street, 18th Floor, New York, New York 10286, Attention of Genoveso Caviness, Agency Function Administration (Telecopy No. (212) 635-6365);

          (c) if to the Administrative Agent, to it at 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 582-3101); and

          (d) if to the Equipment Owner, to it in care of the Company at [The Winstar Building, 685 Third Avenue, 9th Floor, New York, New York 10017, Attention of Treasurer and General Counsel (Telecopy No. (212) 584-4001)]

Any party hereto may change its ad dress or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 2.02. Assignments. The Equipment Owner shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Equipment (and any such assignment or transfer shall be void).

     SECTION 2.03. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 2.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 2.05. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by the Equipment Owner therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Equipment Owner in any case shall entitle the Equipment Owner to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into among the parties hereto.

     SECTION 2.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY

OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.06.

     SECTION 2.07. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 2.08. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     SECTION 2.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 2.10. Jurisdiction; Consent to Service of Process. (a) Each of the Company and the Equipment Owner hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the Company and the Equipment Owner hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 2.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  [NAME OF COMPANY],

                                  by________________________
                                  Name:
                                  Title:

                                 [EQUIPMENT OWNER],

                                 by________________________
                                 Name:
                                 Title:


                                 THE BANK OF NEW YORK, as Collateral
                                 Agent,

                                 by _______________________________
                                  Name:
                                  Title:


                                 LUCENT TECHNOLOGIES INC., as
                                 Administrative Agent,

                                 by ______________________________
                                  Name:
                                  Title:

                                                                      EXHIBIT E

                          EQUIPMENT USER AGREEMENT dated as of _____, ________,
                    among [NAME OF EQUIPMENT OWNER], a _________ (the "Equipment Owner") [NAME OF EQUIPMENT USER], a ________ (the "Equipment User"), LUCENT TECHNOLOGIES INC., as administrative agent (the "Administrative Agent") for the Lenders (as defined below), and THE BANK OF NEW YORK, as collateral agent (the "Collateral Agent") for the Lenders.

     Reference is made to (a) the Credit Agreement dated as of May 4, 2000 (as amended or modified from time to time, the "Credit Agreement") among Winstar Communications, Inc., the Equipment Owner, any additional Borrowers from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), the Collateral Agent and the Administrative Agent and (b) the Security Agreement dated as of ___________ (as amended or modified from time to time, the "Security Agreement") between the Equipment Owner and the Collateral Agent.

     The Equipment User has entered into, and may from time to time in the future enter into, one or more leases, sub-leases or other arrangements (collectively, the "Leases") with the Equipment Owner granting to the Equipment User the right to possess or use certain equipment and other assets. All or a portion of such equipment and other assets (the "Equipment") is owned by the Equipment Owner and has been financed pursuant to the Credit Agreement and is subject to a security interest (the "Security Interest") in favor of the Collateral Agent under the Security Agreement. It is a condition of the availability of the Equipment to the Equipment User that the Equipment User enter into an agreement in the form hereof to acknowledge the ownership of the Equipment by the Equipment Owner, and the Security Interest therein pursuant to the Security Agreement, and to confirm certain rights and remedies in respect of the Equipment as set forth herein.

     Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                               Rights in Equipment

     SECTION 1.01. Acknowledgment of Interest. The Equipment User acknowledges and agrees that (a) the Equipment Owner is the owner of the Equipment, (b) the Equipment is subject to the Security Interest granted under the Security Agreement and (c) the Leases do not grant to the Equipment User any ownership rights in the Equipment.

     SECTION 1.02. Subject and Subordinate. The Equipment User acknowledges and agrees that its rights and interests in and to the Equipment are subject and subordinate in all respects to the Security Interest and the rights and interests of the Collateral Agent under the Security Agreement.

     SECTION 1.03. Use and Disposition of Equipment. The Equipment User shall not make or permit to be made an assignment, pledge or hypothecation of the Equipment or grant any other lien or encumbrance in respect of the Equipment. The Equipment User shall not make or permit to be made any transfer of the Equipment and shall remain at all times in possession of the Equipment, except
(a) to return the Equipment to the Equipment Owner and (b) the Equipment User may sub-lease the Equipment to the extent permitted by and in accordance with

Section 6.13 of the Credit Agreement (and the Equipment User acknowledges receipt of a copy of the Credit Agreement).

     SECTION 1.04. No Right of Set-off, Counterclaim, Etc. The Equipment User acknowledges and agrees that it does not have and in no event will assert, as against the Administrative Agent, the Collateral Agent or any Lender, any lien, right of distraint or levy, right of set-off, claim, deduction, counterclaim, security or other interest in any of the Equipment or in the proceeds thereof, including any of the foregoing which might arise or exist in the Equipment User's favor pursuant to any agreement, common law, statute or otherwise.

     SECTION 1.05. Uniform Commercial Code Filings. The Equipment User agrees to execute and deliver such Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Equipment as the Collateral Agent or the Administrative Agent may request from time to time in order to protect the ownership interest of the Equipment Owner in the Equipment or the perfection of the Security Interest.

     SECTION 1.06. Information Regarding Equipment. (a) The Equipment User agrees to maintain records of the location of each item of Equipment and to provide copies of such records to the Collateral Agent or the Administrative Agent promptly following any request therefor.

     (b) The Equipment User will furnish to the Collateral Agent prompt written notice of any change (i) in the Equipment User's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Equipment User's chief executive office or its principal place of business, (iii) the jurisdiction in which any Equipment is located to any other jurisdiction (other than a jurisdiction in which filings have been made as contemplated by Section 1.05 above), (iv) in the Equipment User's identity or corporate structure or (v) in the Equipment User's Federal Taxpayer Identification Number. The Equipment User agrees not to effect or permit any change referred to in the preceding sentence until notice thereof has been given and all filings requested pursuant to Section 1.05 above have been made. The Equipment User also agrees promptly to notify the Collateral Agent if any material portion of the Equipment is damaged or destroyed.

     SECTION 1.07. Inspection and Verification. Each of the Collateral Agent and the Administrative Agent and such persons as the Collateral Agent or the Administrative Agent may reasonably designate shall have the right to inspect the Equipment, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Equipment is located. Each of the Collateral Agent and the Administrative Agent shall have the absolute right to share any information it gains from any such inspection or verification with any Lender and their agents and representatives.

     SECTION 1.08. Maintenance of Equipment. The Equipment User will keep and maintain all Equipment in good working order and condition, ordinary wear and tear excepted.

     SECTION 1.09. Remedies. The Equipment User acknowledges and agrees that the Collateral Agent may terminate the Equipment User's rights and interests in and to the Equipment upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an Event of Default, the Equipment User agrees to deliver each item of the Equipment to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right with or without legal process and with or without previous notice, to take possession of the Equipment or any part thereof (at the same or different times) and without liability for trespass to enter any premises where the Equipment or any part thereof may be located for the purpose of taking possession of or removing the Equipment and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Equipment User agrees that the Collateral Agent shall have the right to sell or otherwise dispose of all or any part of the Equipment, at public or private sale for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Equipment so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Equipment User, and the Equipment User hereby waives all rights with respect to the Equipment which the Equipment User now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                                   ARTICLE II

                                  Miscellaneous

     SECTION 2.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Equipment Owner, to it at The Winstar Building, 685 Third Avenue, 9th Floor, New York, New York 10017, attention of Treasurer and General Counsel (Telecopy No. (212) 584-4001);

          (b) if to the Collateral Agent, to it at One Wall Street, 18th Floor, New York, New York 10286, Attention of Genoveso Caviness, Agency Function Administration (Telecopy No. (212) 635-6365);

          (c) if to the Administrative Agent, to it at 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Assistant Treasurer-Project Finance (Telecopy No. (908) 582-3101); and

     (d) if to the Equipment User, to it at _______________, Attention of _______________ (Telecopy No. _____________________) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 2.02. Assignments. The Equipment User shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Equipment (and any such assignment or transfer shall be void).

     SECTION 2.03. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 2.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 2.05. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by the Equipment User therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Equipment User in any case shall entitle the Equipment User to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into among the parties hereto.

     SECTION 2.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.06.

     SECTION 2.07. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 2.08 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     SECTION 2.09 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 2.10. Jurisdiction; Consent to Service of Process. (a) Each of the Equipment Owner and the Equipment User hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the Equipment Owner and the Equipment User hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 2.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.




                                 [EQUIPMENT OWNER]

                                 by________________________
                                 Name:
                                 Title:



                                 [EQUIPMENT USER]

                                 by________________________
                                 Name:
                                 Title:


                                 THE BANK OF NEW YORK, as Collateral
                                 Agent,

                                 by _______________________________
                                  Name:
                                  Title:


                                 LUCENT TECHNOLOGIES INC., as
                                 Administrative Agent,

                                 by ______________________________
                                  Name:
                                  Title:

                                                                    EXHIBIT F

                                 GUARANTEE AGREEMENT dated as of May 9, 2000,
                    among WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), WCI CAPITAL CORP., a Delaware corporation (the "Bank Borrower"; the Parent and the Bank Borrower being referred to individually as a "Guarantor" and collectively as the "Guarantors"), and LUCENT TECHNOLOGIES INC. ("Lucent"), as administrative agent (the "Administrative Agent") for the Lenders (as defined below).

     Reference is made to the Credit Agreement dated as of May 4, 2000 (as amended or modified from time to time, the "Credit Agreement"), among the Parent, WVF-I LLC, as initial borrower thereunder, and, any additional borrowers from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), The Bank of New York, as collateral agent (the "Collateral Agent") and the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement

     The Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Borrowers is an indirect Wholly Owned Subsidiary of the Guarantors. Each of the Guarantors acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantors are willing to execute this Agreement.

                  Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                    Guarantee

     SECTION 1.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantor and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Borrower under the Credit Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Borrower under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     SECTION 1.02. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to any Borrower or other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent, the Collateral Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any Borrower or the other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to the other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any Lender.

     SECTION 1.03. Security. Each of the Guarantors authorizes the Collateral Agent and each of the Lenders to (a) take and hold security given for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees or other obligors.

     SECTION 1.04. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower, any other Loan Party or any other Person.

     SECTION 1.05. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of either Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

     SECTION 1.06. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of the defense of any Borrower or other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or other Loan Party or guarantor or exercise any other right or remedy available to them against any Borrower or other Loan Party or guarantor, without affecting or impairing in any way the liability of either Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower, the other Guarantor or any other guarantor, as the case may be, or any security.

                                   ARTICLE II

                                  Miscellaneous

     SECTION 2.01. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

     SECTION 2.02. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Borrower's and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise either of the Guarantors of information known to it or any of them regarding such circumstances or risks.

     SECTION 2.03. Termination of this Agreement and the Guarantees. This Agreement and the Guarantees made hereunder shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower, either Guarantor or otherwise.

     SECTION 2.04. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each party hereto that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to each Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the Lenders, and their respective successors and assigns, except that neither Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to either Guarantor without the approval of the other Guarantor and without affecting the obligations of the other Guarantor hereunder.

     SECTION 2.05. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the Collateral Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by either Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or either Guarantor in any case shall entitle such Borrower or Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the party hereto with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders as required under the Credit Agreement.

     SECTION 2.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 2.07. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Bank Borrower shall be given to it in care of the Parent.

     SECTION 2.08. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by any Lender or on any Lender's behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 2.09. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 2.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 2.10. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 2.11. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower, either Guarantor or its properties in the courts of any jurisdiction.

     (b) Each Guarantor hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 2.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 2.12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.12.

     SECTION 2.13. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of either Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 2.13 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        WINSTAR COMMUNICATIONS, INC.,

                                        by ________________________________
                                            Name:
                                            Title:


                                        WCI CAPITAL CORP.,

                                        by _______________________________
                                            Name:
                                            Title:


                                        LUCENT
                                        TECHNOLOGIES INC., as Administrative
                                        Agent,

                                        by  ________________________________
                                            Name:
                                            Title:

                                                                      EXHIBIT G

                             PERFECTION CERTIFICATE

     Reference is made to (a) the Credit Agreement dated as of May 4, 2000 (as amended or modified from time to time, the "Credit Agreement"), among the undersigned, as a borrower thereunder (the "Current Borrower"), any additional borrowers from time to time party thereto, Winstar Communications, Inc., a Delaware corporation (the "Parent"), the lenders party thereto (the "Lenders"), The Bank of New York, as collateral agent (in such capacity, the "Collateral Agent"), and Lucent Technologies Inc., as administrative agent (in such capacity, the "Administrative Agent"), and (b) the Security Agreement dated as of __________________ (as amended or modified from time to time, the "Security Agreement") between the Current Borrower and the Collateral Agent. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement and the Security Agreement.

     The undersigned, a Financial Officer of the Current Borrower, hereby certifies to the Administrative Agent, the Collateral Agent and each Lender as follows:

     1. Names. (a) The exact company name of the Current Borrower, as such name appears in its certificate of formation, is ______________________.

     (b) The Current Borrower has not had any change in its name since its formation.

     (c) Except as set forth in Schedule 1 hereto, the Current Borrower has not changed its identity or company structure in any way since its formation until the present. Changes in identity or company structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of company organization.

     (d) Neither the Current Borrower nor any of its divisions or other business units has used any other names (including trade names or similar appellations) in connection with the conduct of its business since its formation until the present.

     (e) The Federal Employer Identification Number of the Current Borrower is
____.

     2. Current Locations. (a) The chief executive office of the Current Borrower is located as the following address:


Mailing Address                   County                           State
----------------                  ------                           ------

     (b) The following are all the places of business of the Current Borrower not identified above:

     (c) The following are the names and addresses of all Persons other than the Current Borrower which have possession of any of the Collateral:

     (d) The following are all the locations where the Current Borrower maintains any Collateral not identified above.

     3. File Search Reports. Attached hereto as Schedule 3(A) are true copies of file search reports from the Uniform Commercial Code filing offices where filings described in Schedule 5 are to be made. Attached hereto as Schedule 3(B) is a true copy of each financing statement or other filing identified in such file search reports.

     4. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 4 hereto have been duly filed or delivered to the Collateral Agent for filing in the Uniform Commercial Code filing offices in each jurisdiction where the Current Borrower has Collateral as identified in
Section 2 hereof.

     5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 4 above, each filing and the filing office in which such filing has been or is to be made.

     6. Filings Fees. All filing fees and taxes payable in connection with the filings described in Section 4 above have been paid or provided for.


     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ___________ day of _______________ , ______.


                                            [NAME OF CURRENT BORROWER]


                                            ______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT H


                                    PLEDGE AGREEMENT dated as of May [ ], 2000,
                           among, WINSTAR WIRELESS, INC.(the "Pledgor"), and BANK OF NEW YORK, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties, as defined herein.

                  Reference is made to the Credit Agreement dated as of May 4, 2000 (as amended or modified from time to time, the "Credit Agreement"), among WVF-I LLC, a Delaware limited liability company, as initial borrower thereunder, any other borrowers thereunder from time to time party thereto, Winstar Communications, Inc., the lenders party thereto, the Collateral Agent and Lucent Technologies Inc., as administrative agent. The Lenders have agreed to extend credit to the Borrowers pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. Each Borrower is or will be a Wholly Owned Subsidiary of the Pledgor. The obligations of the Lenders to extend credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Pledgor of a pledge agreement in the form hereof to secure (a) the due and punctual payment by each Borrower of (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of each Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, and (b) the due and punctual performance of all other obligations of each Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents (all the foregoing obligations being collectively called the "Obligations").

                  Accordingly, the Pledgor and the Collateral Agent hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Terms Defined in the Credit Agreement. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

                  SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

                  "Collateral" shall have the meaning assigned to such term in
Section 2.01.

                  "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Federal Securities Laws" shall have the meaning assigned to such term in Section 4.03.

                  "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Pledged Securities" shall mean the Pledged Stock, all other shares of Capital Stock and other securities (including warrants, options and similar rights to acquire securities) now or hereafter included in the Collateral and all stock certificates and other instruments evidencing any such securities.

                  "Pledged Stock" shall have the meaning assigned to such term in Section 2.01.

                  "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent and the Collateral Agent, in their capacities as such under each Loan Document and (c) the successors and assigns of the foregoing.

                  SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.


                                   ARTICLE II

                                     Pledge

                  SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, the Pledgor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and its assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Pledgor's right, title and interest in, to and under (a) the Capital Stock issued by the Initial Borrower to the Pledgor listed on
Schedule I and the Capital Stock hereafter issued by the Initial Borrower or any Replacement Borrower to the Pledgor (collectively, the "Pledged Stock") and the certificates representing the Pledged Stock, (b) all other property which may be delivered to and held by the Collateral Agent pursuant to the terms hereof, (c) subject to Section 2.04, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses
(a) and (b) above, (d) subject to Section 2.04, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses
(a), (b) and (c) above, and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called the "Collateral").

                  TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and its assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

                  SECTION 2.02. Delivery of the Collateral; Intercompany Obligations. (a) Upon delivery to the Collateral Agent, (i) the Pledged Securities shall be accompanied by stock powers or similar powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

                  (b) The Pledgor agrees to promptly deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

                  (c) The Pledgor agrees that, if any Borrower is a limited liability company, it will cause such Borrower to provide in its limited liability company operating agreement or other relevant constitutive documents that its limited liability company interests shall at all times be represented by certificates, which shall constitute "securities" within the meaning of
Section 8-102 and Section 8-103 of Article 8 of the Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.

                  SECTION 2.03. Registration in Nominee Name; Denominations. The Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. The Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

                  SECTION 2.04. Voting Rights; Dividends and Interest; etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Pledgor that its rights under this
Section 2.04 are being suspended:

                  (i) The Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such action would not materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of the Collateral Agent or any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Collateral Agent or any of the Secured Parties to exercise the same.

                  (ii) The Collateral Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) The Pledgor shall be entitled to receive and retain any and all dividends paid in cash on the Pledged Securities pledged by it to the extent and only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. Other than pursuant to the first sentence of this paragraph (a)(iii) all noncash dividends and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions made on or in respect of Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

                  (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgor of the suspension of its rights under paragraph (a)(iii) above, then all rights of the Pledgor to dividends which the Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends. All dividends which are received by the Pledgor contrary to the provisions of this Section 2.04 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.

                  (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgor of the suspension of its rights under paragraph (a)(i) above, then all rights of the Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.04, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.04, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

                  (d) Any notice given by the Collateral Agent to the Pledgor suspending its rights under paragraph (a) above (i) may be given by telephone if promptly confirmed in writing, and (ii) may suspend the rights of the Pledgor under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

                                   ARTICLE III

                    Representations, Warranties And Covenants

                  The Pledgor represents, warrants and covenants to and with the Collateral Agent and the Lenders that:

                  (a) the Pledged Stock represents all the outstanding Capital Stock of each Borrower;

                  (b) the Pledged Securities have been duly and validly authorized and issued by the Borrowers and are fully paid and nonassessable;

                  (c) except for the security interest granted hereunder, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
         Schedule I, (ii) holds the same free and clear of all Liens, except as expressly permitted by Section 4.04, (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral, other than pursuant hereto, except as expressly permitted by Section 4.04, and (iv) subject to Section 2.04, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

                  (d) except for restrictions and limitations imposed by securities laws generally, the Collateral pledged hereunder is and will be freely transferable and assignable, and no portion of such Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature which might prohibit, impair, delay or otherwise affect the pledge of such Collateral hereunder, the sale or disposition of the Collateral pursuant hereto after the occurrence of an Event of Default or the exercise by the Collateral Agent of its rights and remedies hereunder;

                  (e) the Pledgor (i) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien of this Agreement and Liens expressly contemplated by Section 4.04), however arising, of all Persons whomsoever;

                  (f) no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

                  (g) by virtue of the execution and delivery by the Pledgor of this Agreement, when the Pledged Securities, certificates, instruments or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority security interest in the Pledged Securities as security for the payment and performance of the Obligations; and

                  (h) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein.

                                   ARTICLE IV

                                    Remedies

                  SECTION 4.01. Remedies upon Default. If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, to the extent permitted by law, all the rights of a secured party under the Uniform Commercial Code of the State of New York (whether or not the Code is in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  The Collateral Agent shall give the Pledgor at least 10 days' prior written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange and, in the case of a private sale, shall state the time after which any such sale is to be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from the Pledgor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

                  SECTION 4.02. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 4.01, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to the instructions of the Required Lenders, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                  SECTION 4.03. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering the Pledged Securities or part thereof shall have been filed under the Federal Securities Laws, and (b) may approach and negotiate with a single possible purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

                  SECTION 4.04. Permitted Junior Liens. If at any time any Borrower is deemed to be a Second Borrower, the Pledgor shall be permitted to grant to the Bank Agent for the ratable benefit of the Bank Loan Parties a second-priority security interest in and a second-priority lien on all the Capital Stock issued by the Second Borrower to the Pledgor, to secure the payment and performance of the Bank Loan Parties' monetary and other obligations under the Bank Credit Documents; provided that each of the Collateral Agent and the Administrative Agent shall have received written acknowledgment, in form and substance satisfactory to them, from the Bank Agent acknowledging that (a) any such security interest or lien will be expressly junior and subordinate in priority, operation and effect to any and all security interests and liens now existing or hereafter created or arising in favor of the Collateral Agent for the benefit of the Secured Parties hereunder and (b) under no circumstances shall any Secured Party have, or be deemed to have, any fiduciary duty or any other duty to the Bank Agent or any Bank Loan Party with respect to actions such Secured Party takes or is permitted to take hereunder.

                                    ARTICLE V

                                  Miscellaneous

                  SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given to (a) the Collateral Agent as provided in Section 9.01 of the Credit Agreement and (b) the Pledgor to it in care of Winstar Communications, Inc., as provided in Section 9.01 of the Credit Agreement.

                  SECTION 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interests granted hereunder and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or this Agreement.

                  SECTION 5.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any instruments evidencing such Loans, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

                  SECTION 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to the Pledgor when a counterpart hereof executed on behalf of the Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Pledgor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the Pledgor shall not have the right to assign its rights hereunder or any interest herein or in the Collateral except as expressly contemplated by this Agreement or the Credit Agreement.

                  SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  SECTION 5.06. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Collateral Agent or any Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Collateral Agent or any other Secured Party.

                  SECTION 5.07. Collateral Agent's Fees and Expenses; Indemnification. (a) The Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof.

                  (b) Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Secured Party. All amounts due under this Section shall be payable on written demand therefor.

                  (d) Notwithstanding the foregoing, the obligations of the Grantor hereunder with respect to payment of fees, charges and disbursements of counsel will be limited to (i) Cravath, Swaine & Moore, special counsel to Lucent and the Administrative Agent (or such other single firm acting in such capacity from time to time), (ii) Sullivan & Cromwell, special counsel to the Collateral Agent (or such other single firm acting in such capacity from time to time), (iii) one other firm of counsel to the Collateral Agent, the Administrative Agent and the Lenders in each jurisdiction and (iv) if necessary, special counsel to the Collateral Agent, the Administrative Agent and the Lenders in such areas as telecommunications regulations.

                  SECTION 5.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5.09. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent and the Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

                  SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 5.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 5.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04.

                  SECTION 5.13. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 5.14. Jurisdiction; Consent to Service of Process. (a) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Pledgor or its properties in the courts of any jurisdiction.

                  (b) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 5.15. Termination. This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, at which time the Collateral Agent shall reassign and deliver to the Pledgor, at the Pledgor's expense and against receipt, such of the Collateral as shall not have been sold or otherwise applied hereunder and shall remain held by the Collateral Agent hereunder, together with such documents as the Pledgor shall reasonably request to evidence such termination and reassignment. Any such reassignment and any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent. The Pledged Securities of a Released Borrower shall be subject to release or assignment as expressly provided in Sections 2.20 and 2.22 of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         WINSTAR WIRELESS, INC.,



                                         By: ______________________________
                                             Name:
                                             Title:

                                          BANK OF NEW YORK, as Collateral
                                          Agent,


                                          BY: _____________________________
                                              Name:
                                              Title:

                                                                     SCHEDULE I
                                                            to Pledge Agreement

                               Pledged Securities

  Issuer                                            Pledged Securities
---------                                           -------------------

                                                                     EXHIBIT I

                                    SECURITY AGREEMENT dated as of [ ], between
                           [ ], a [ ] (the "Grantor"), and BANK OF NEW YORK, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties, as defined herein.

                  Reference is made to the Credit Agreement dated as of May 4, 2000 (as amended or modified from time to time, the "Credit Agreement"), among, the Grantor, as borrower thereunder, any other borrowers thereunder from time to time party thereto, Winstar Communications, Inc., the lenders party thereto, the Collateral Agent and Lucent Technologies Inc., as administrative agent. The Grantor is a Borrower under the Credit Agreement. The Lenders have agreed to extend credit to the Grantor and any other Borrowers pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to extend credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Grantor of a security agreement in the form hereof to secure (a) the due and punctual payment by each Borrower of (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of each Borrower to the Secured Parties under the Credit Agreement, and (b) the due and punctual performance of all other obligations of each Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents (all the foregoing obligations being collectively called the "Obligations").

                  Accordingly, the Grantor and the Collateral Agent hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Terms Defined in the Credit Agreement. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

                  SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

                  "Collateral" shall mean all (a) Equipment, (b) General Intangibles (but excluding General Intangibles to the extent that an assignment thereof would violate a restriction on assignment contained therein), and (c) Proceeds.

                  "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Equipment" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, in each case that are now owned or hereafter acquired by the Grantor. The term Equipment shall also include Fixtures.

                  "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of the Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

                  "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of the Grantor of every kind and nature now owned or hereafter acquired by the Grantor, including the Grantor's rights under the Supply Agreement and all intellectual property acquired by or granted to the Grantor pursuant to the Supply Agreement.

                  "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset which constitutes Collateral, including any payment received from any insurer or other Person as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset which constitutes Collateral, and shall include any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent and the Collateral Agent, in their capacities as such under each Loan Document and (c) the successors and assigns of the foregoing.

                  "Security Interest" shall have the meaning assigned to such term in Section 2.01.

                  SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.


                                   ARTICLE II

                                Security Interest

                  SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings, but only to the extent such fixture filings are required pursuant to Section 5.14(c) of the Credit Agreement (the "Fixture Filings")), continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantor without the signature of the Grantor, and naming the Grantor as debtor and the Collateral Agent as secured party.

                  SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of any of the Collateral.

                                   ARTICLE III

                         Representations and Warranties

                  The Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

                  SECTION 3.01. Title and Authority. The Grantor has good and valid rights in and title to the Collateral and has full power and authority to grant to the Collateral Agent the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

                  SECTION 3.02. Filings. On or prior to the first Borrowing by the Grantor under the Credit Agreement, a Perfection Certificate with respect to the Grantor shall have been duly prepared, completed and executed and the information set forth therein shall be correct and complete. On or prior to the first Borrowing by the Grantor under the Credit Agreement, fully executed Uniform Commercial Code financing statements (including Fixture Filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral shall have been filed of record in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements; provided that fixture filings will only be filed if required by Section 5.14(c) of the Credit Agreement.

                  SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (b) a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions; provided that fixture filings will only be filed if required by Section 5.14(c) of the Credit Agreement. The Security Interest is and shall be prior to any other Lien on any of the Collateral, except for Liens expressly permitted by the Credit Agreement that are prior to the Security Interest as a matter of law.

                  SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantor free and clear of any Lien, except for Liens permitted under
Section 6.03(b) of the Credit Agreement. The Grantor has not filed or consented to the filing of any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, except in respect of the Security Interest.

                                   ARTICLE IV

                                    Covenants

                  SECTION 4.01. Collateral Schedules. (a) Promptly following the delivery of each Borrowing Request by the Grantor under the Credit Agreement,

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



the Grantor will deliver to the Collateral Agent (i) copies of all invoices paid or financed, in whole or in part, with the Loans resulting from such Borrowing Request, together with such other information as shall be necessary to identify each item of Collateral financed thereby and (ii) a schedule indicating the Equipment User or Users that will lease, use or otherwise possess such Collateral and the location or locations of such Collateral.

                  (b) From time to time (but not less frequently than quarterly), the Grantor will deliver to the Collateral Agent (i) supplements to and corrections of the schedules and other information theretofore delivered to the Collateral Agent sufficient to enable the Collateral Agent to identify each item of Collateral, the jurisdiction in which it is located and the Equipment User that is leasing such Collateral and (ii) copies of all Equipment User Agreements and leases and subleases under which any Collateral is leased (to the extent not previously delivered to the Collateral Agent).

                  SECTION 4.02. Protection of Security. The Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien (except for Liens permitted under Section 6.03(b) of the Credit Agreement).

                  SECTION 4.03. Further Assurances. The Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent, the Administrative Agent, or any Lucent Lender may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including Fixture Filings) or other documents in connection herewith or therewith.

                  SECTION 4.04. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, on reasonable advance notice during normal business hours at the Grantor's own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Collateral in the possession of any third Person, by contacting the third Person possessing such Collateral for the purpose of making such a verification. Subject to the provisions of Section 9.12 of the Credit Agreement, the Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party and their agents and representatives.

                  SECTION 4.05. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Loan Documents and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so as required by the Credit Agreement or this Agreement, and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the Credit Agreement.

                  SECTION 4.06. Continuing Obligations of the Grantor. The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and the Grantor agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

                  SECTION 4.07. Use and Disposition of Collateral. The Grantor shall not make or permit to be made an assignment, pledge or hypothecation of the Collateral or grant any other Lien (except for Liens permitted under Section 6.03(b) of the Credit Agreement) in respect of the Collateral. The Grantor shall not make or permit to be made any transfer of the Collateral and the Grantor shall remain at all times in possession of the Collateral, except that unless and until the Collateral Agent shall notify (which notice may be given by telephone if promptly confirmed in writing) the Grantor that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantor shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral, the Grantor may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement or the Credit Agreement.

                  SECTION 4.08. Insurance and Related Matters. (a) The Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with the provisions of the Credit Agreement and this Agreement.

                  (b) The Grantor will, maintain, with financially sound and reputable insurance companies with AM Best's rating of A minus (A-) or better, All-Risk property insurance for the full replacement value of all Collateral. All policies of All-Risk property insurance maintained by or for the benefit of the Grantor with respect to the Collateral shall be (i) maintained in an amount not less than the full replacement value of all property thereof, with deductibles or self insured retention not exceeding $100,000, and (ii) endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in favor of and satisfactory to the Collateral Agent, which endorsement shall provide that the insurance carrier shall pay all proceeds otherwise payable to any Loan Party under such policies directly to the Collateral Agent. All such policies also shall provide that none of the Grantor, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and shall contain a "Replacement Cost Endorsement", without any deduction for depreciation, "mortgagee's interest"/"breach of warranty coverage" and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy also shall provide that it shall not be canceled (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent. The Grantor shall deliver to the Administrative Agent and the Collateral Agent, upon not less than 30 days' prior written notice to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor. The Grantor shall notify the Administrative Agent and the

Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by any Loan Party, and shall promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                  (c) The Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as the Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantor hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.08, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantor to the Collateral Agent.

                  (d) In the event of any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceedings of, any property or asset constituting Collateral, then any and all Net Proceeds from such event shall be deposited with the Collateral Agent to the extent required by Section 5.15 of the Credit Agreement. Subject to the provisions of the Credit Agreement requiring that such Net Proceeds be applied to prepay Loans in the event of a Collateral Trigger Event, the Collateral Agent will hold such Net Proceeds and, provided that the Grantor elects to repair, restore or replace the affected property or asset in accordance with the definition of the term "Collateral Trigger Event" set forth in the Credit Agreement, the Collateral Agent will release such Net Proceeds from time to time to pay the costs of such repair, restoration or replacement; provided that (i) such repair, restoration or replacement shall comply with the requirements set forth in such definition of "Collateral Trigger Event" and (ii) as a condition of any release of funds, the Collateral Agent may require delivery of evidence reasonably satisfactory to it of compliance with such requirements. The Collateral Agent shall invest any portion of the funds held by it from time to time pursuant to this paragraph as directed in writing from time to time by the Grantor. Any such investment shall be made only in Temporary Cash Investments, shall be at the Grantor's risk and the earnings thereon shall be credited to the funds then held by the Collateral Agent hereunder for the Grantor's account. The Collateral Agent shall not be liable for any interest on uninvested funds. If any Event of Default occurs and is continuing, the Collateral Agent may, in its discretion, apply any funds then held by it hereunder as provided in Section 6.02.

                                    ARTICLE V

                                Power of Attorney

                  SECTION 5.01. Power of Attorney. The Collateral Agent shall have the right, as the true and lawful agent and attorney-in-fact of the Grantor, with power of substitution for the Grantor and in the Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default
(a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;
(c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve the Grantor of any of its obligations hereunder or under the Credit Agreement with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

                                   ARTICLE VI

                                    Remedies

                  SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral or any part thereof (at the same or different times) and without liability for trespass to enter any premises where the Collateral or any part thereof may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  The Collateral Agent shall give the Grantor 10 days' written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such public sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from the Grantor as a credit against the purchase price and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

                  SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document on behalf of the Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to the instructions of the Required Lenders, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE VII

                                  Miscellaneous

                  SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

                  SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement.

                  SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

                  SECTION 7.04. Binding Effect. This Agreement shall become effective when a counterpart hereof executed on behalf of the Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

                  SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  SECTION 7.06. Collateral Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Collateral Agent the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

                  SECTION 7.07. Collateral Agent's Fees and Expenses; Indemnification. (a) The Grantor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Grantor to perform or observe any of the provisions hereof.

                  (b) Without limitation of its indemnification obligations under the other Loan Documents, the Grantor agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) The provisions of this Section 7.07 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Secured Party. All amounts due under this Section 7.07 shall be payable on written demand therefor.

                  (d) Notwithstanding the foregoing, the obligations of the Grantor hereunder with respect to payment of fees, charges and disbursements of counsel will be limited to (i) Cravath, Swaine & Moore, special counsel to Lucent and the Administrative Agent (or such other single firm acting in such capacity from time to time), (ii) Sullivan & Cromwell, special counsel to the Collateral Agent (or such other single firm acting in such capacity from time to time), (iii) one other firm of counsel to the Collateral Agent, the Administrative Agent and the Lenders in each jurisdiction and (iv) if necessary, special counsel to the Collateral Agent, the Administrative Agent and the Lenders in such areas as telecommunications regulations.

                  SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7.09. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent and the Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except in accordance with Section 9.02 of the Credit Agreement.

                  SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

                  SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04.

                  SECTION 7.13 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 7.14.  Jurisdiction; Consent to Service of Process.
(a) The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Grantor or its properties in the courts of any jurisdiction.

                  (b) The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State court or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 7.15. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantor, at the Grantor's expense, all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonably request to evidence such termination and release of the Security Interest. Any execution and delivery of termination statements or documents pursuant to this Section
7.15 shall be without recourse to or warranty by the Collateral Agent. If pursuant to Section 2.20 of the Credit Agreement, the Grantor ceases to be a "Borrower" under the Credit Agreement, the Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of the Grantor shall be automatically released; provided that, if required by the Bank Credit Agreement, the Liens granted under this Agreement that secured the Obligations prior to the effectiveness of such release shall not terminate, but shall be assigned by the Collateral Agent. This Agreement and the Security Interest shall also be subject to termination or assignment as expressly provided in Sections 2.20 and 2.22 of the Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             [NAME OF GRANTOR],



                                              By: ____________________________
                                                  Name:
                                                  Title:


                                              BANK OF NEW YORK, as
                                              Collateral Agent,



                                              By: ____________________________
                                                  Name:
                                                  Title:

                                                                      EXHIBIT J

                    Form of Officer's Compliance Certificate

                             Compliance Certificate

                                        [For the Fiscal Quarter ending ________]

                                           [For the Fiscal Year ending ________]


     Reference is made to the Credit Agreement, dated as of May 4, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Winstar Communications, Inc., a Delaware corporation (the "Parent"), WVF-I LLC, Delaware limited liability company, any additional borrowers from time to time parties thereto, each of the Lenders from time to time parties thereto, Lucent Technologies Inc., as administrative agent for the Lenders and The Bank of New York, as collateral agent for the Lenders. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement. Pursuant to Section 5.01(e) of the Credit Agreement, the undersigned authorized officer of the Bank Borrower hereby certifies on behalf of the Bank Borrower that:

     (a) As of the date of the financial statements included in each report on Form [10-K] [10-Q] attached hereto and delivered concurrently to the Administrative Agent pursuant to Section 5.01 of the Credit Agreement, no event occurred or circumstance existed which constituted a Default or Event of Default except as follows:

[detail any facts with respect thereto]

     The financial statements referred to in Section 5.01 of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Parent and its consolidated subsidiaries, subject to normal year-end audit adjustments which are not expected to be material in amount.1

     (b) The covenant calculations set forth below for the Consolidated Group Members are based on the Parent's [audited] consolidated balance sheet and statements of earnings, cash flows and stockholders' equity for the fiscal [quarter] [year] ended _________________, 20__ (the "Period-End Date") contained in the report on Form [10-K] [10-Q] attached hereto.

[PHASE 1 FINANCIAL COVENANTS]



1.          Maximum EBITDA Losses/Minimum EBITDA

            (Section 6.07(a))

            [during fiscal quarter]                             ________


--------

     1 Insert only in Compliance Certificates accompanying annual financial statements delivered pursuant to Section 5.01 of the Credit Agreement.

2.          Minimum Revenues (Section 6.07(b))

            [fiscal quarter (calculated as of the last day of any
            fiscal quarter end and based on the results of the
            quarter then ended)]                                        ________

[3.         Maximum Cash Capital Expenditures (Section 6.07(c))1

            [during fiscal year]                                       ________]

4.          Maximum Consolidated Senior Secured Debt to
            Consolidated Total Capitalization (Section 6.07(d))

            [at any time, for the purpose of calculating Consolidated
            Total Capitalization, paid-in capital shall be given
            effect as of the date paid in]                              ________

5.          Maximum Consolidated Total Debt to Consolidated Total
            Capitalization (Section 6.07(e)).

            [at any time, for the purpose of calculating Consolidated
            Total Capitalization, paid-in capital shall be given
            effect as of the date paid in]                              ________

6.          Maximum Consolidated Senior Secured Debt to Adjusted
            Gross PP&E (Section 6.07(f)).

            [at any time]                                               ________

7.          On-Network Hubs (Section 6.07(g)).

            [number for any fiscal quarter (as calculated on the
            last day of any fiscal quarter)]                            ________

8.          On-Network Buildings (Section 6.07(h)).

            [number for any fiscal quarter (calculated as of the
            last day of any fiscal quarter end)]                        ________

[PHASE 2 FINANCIAL COVENANTS]


1.         Consolidated Total Debt to Consolidated Annualized
           EBITDA (Section 6.08(a))

           [for any fiscal quarter for the fiscal quarter ending on
           such date]                                                   ________

2.         EBITDA to Consolidated Interest Expense (Section
           6.08(b)).

           [for the last four consecutive fiscal quarters
           immediately preceding any date of determination]             ________

--------

     1Insert only in Compliance Certificates accompaying annual financial statements delivered pursuant to Section 5.01 of the Credit Agreement.

3.         Maximum Cash Capital Expenditures (Section
           6.08(c)).

           [annual amount]                                              ________

[ADDITIONAL FINANCIAL COVENANTS]

1.         Consolidated Senior Debt to Consolidated Annualized
           EBITDA (Section 6.09)

           [for any day during the fiscal quarter ending on such
           date]                                                        ________

2.         EBITDA to Consolidated Debt Service (Section 6.10).

           [for the four consecutive fiscal quarters ending on such
           date]                                                        ________


     IN WITNESS WHEREOF, on behalf of the Bank Borrower, the undersigned has hereto set his or her hand.

Dated: ________________, ____


                                                     WCI CAPITAL CORP.


                                                     by: ___________________
                                                       Name: [an authorized
                                                       officer]
                                                       Title:




                                        3